UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

COMPOSECURE, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT
April 18, 2025

COMPOSECURE, INC.
309 Pierce Street
Somerset, New Jersey 08873
Dear Stockholder:
You are cordially invited to the annual meeting of stockholders (the “Annual Meeting”) of CompoSecure, Inc. (the “Company”), which will be held virtually at 10:00 a.m. Eastern Time on May 28, 2025. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. You will be able to attend the Annual Meeting and vote during the Annual Meeting via live webcast through the link www.virtualshareholdermeeting.com/cmpo2025.
In connection with the Annual Meeting, you will be asked to consider and vote on certain proposals that are more fully described in the accompanying proxy statement (the “Proxy Statement”). Whether or not you plan to attend the Annual Meeting, we urge you to read the Proxy Statement and consider such information carefully before voting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS
VOTE “FOR” THE PROPOSALS PRESENTED IN THE PROXY STATEMENT.
Your vote is very important. Even if you plan to attend the Annual Meeting, if you are a stockholder of record of Class A Common Stock (“Common Stock”), please submit your proxy by Internet, mail or telephone as soon as possible to make sure that your shares are represented at the Annual Meeting, or you may submit your proxy at the Annual Meeting. If you hold your shares of Common Stock in “street name” through a bank, broker or other nominee, you must vote in accordance with the voting instructions provided to you by such bank, broker or other nominee, which include instructions for voting by Internet or telephone.
On behalf of the Board of Directors, we thank you for your support of CompoSecure, Inc.

Yours sincerely,

David M. Cote Executive Chairman of the Board	Jonathan C. Wilk President, Chief Executive Officer and Director

This Proxy Statement is dated April 18, 2025. Holders of record of the Company’s Common Stock at the close of business on April 3, 2025 are entitled to receive notice of, and to vote at, the Annual Meeting.
Instructions on how to vote your shares are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which is expected to be mailed on or about April 18, 2025.

COMPOSECURE, INC.
309 Pierce Street
Somerset, New Jersey 08873
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2025
To the Stockholders of CompoSecure, Inc. (“we,” “our,” or the “Company”):
NOTICE IS HEREBY GIVEN that the 2025 annual meeting of stockholders of the Company (the “Annual Meeting”) will be held virtually at 10:00 a.m. Eastern Time on May 28, 2025.
Virtual Annual Meeting
In order to facilitate stockholder attendance and participation, after careful consideration, the Company’s Board of Directors (the “Board”) has determined to hold a virtual annual meeting in order to enable stockholders to participate from any location and at no cost to stockholders. We believe this is the right choice for the Company at this time, as it enables engagement with our stockholders, regardless of size, resources, or physical location. We are committed to ensuring that stockholders will be afforded substantially the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting online and vote your shares electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/cmpo2025.
To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your “Important Notice Regarding the Availability of Proxy Materials,” proxy card, or voting instruction form. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time and you should allow ample time for the check-in procedures. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. A phone number where you can obtain technical assistance will be available on the Annual Meeting website on the day of the Annual Meeting.
Items of Business
At the Annual Meeting, you will be asked to consider and vote upon the following proposals:
1.
A proposal to elect three Class I directors to serve on the Company’s Board of Directors for a term expiring at the 2028 annual meeting of stockholders and until their successors are duly elected and qualified, or until such director’s earlier resignation, removal, or death.

2.
A proposal to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to increase the authorized number of shares of the Company’s Common Stock from 250,000,000 shares to 1,000,000,000 shares.

3.	A proposal to approve an amendment to the Company’s current Charter to remove obsolete provisions including those related to the Company’s now-eliminated dual class structure.
4.
A proposal to approve an amendment to the Company’s 2021 Incentive Equity Plan (the “Plan”) to (a) increase the number of shares of the Company’s Common Stock reserved for issuance pursuant to the Plan by an additional four million (4,000,000) shares; (b) increase the annual automatic increase in the number of shares reserved for issuance pursuant to the Plan from 4% to 6% of the outstanding shares of the Company’s Common Stock as of the first day of each calendar year; and (c) extend the term of the Plan, which currently expires in 2031, to 2035.

5.	A proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The foregoing items of business are more fully described in the accompanying Proxy Statement, which you should read in its entirety and carefully consider prior to casting any votes in connection with such proposals. The Board has set the close of business on April 3, 2025, as the record date (the “Record Date”) for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of the stockholders as of the Record Date will be available for inspection by stockholders, for any purpose germane to the Annual Meeting, at the Company’s offices during normal business hours for a period of 10 days prior to the Annual Meeting. The list will also be made available electronically for inspection by stockholders in attendance at the virtual Annual Meeting.
All stockholders are cordially invited to attend the Annual Meeting virtually. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which is expected to be mailed on or about April 18, 2025. Instructions on how to obtain a paper copy of our Proxy Statement and annual report to stockholders for the fiscal year ended December 31, 2024, are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on our proxy card. If you choose to receive a paper copy of our Proxy Statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.
IMPORTANT NOTICE ON THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON MAY 28, 2025.

OUR PROXY STATEMENT AND ANNUAL REPORT FOR THE FISCAL YEAR ENDED
DECEMBER 31, 2024 ARE AVAILABLE AT WWW.PROXYVOTE.COM.

By Order of the Board of Directors

Steven J. Feder Corporate Secretary

April 18, 2025
Somerset, New Jersey

i

PROXY STATEMENT
APRIL 18, 2025

COMPOSECURE, INC.
309 Pierce Street
Somerset, New Jersey 08873
2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2025
This Proxy Statement is being made available via Internet Access, beginning on or about April 18, 2025, to the owners of shares of Class A Common Stock (the “Class A Common Stock”) of CompoSecure, Inc. (the “Company,” “our,” or “we”) as of April 3, 2025 in connection with the solicitation of proxies by our Board of Directors for our 2025 annual meeting of stockholders (the “Annual Meeting”). On or about April 18, 2025, we expect to send an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. You will not automatically be entitled to receive by mail our Proxy Statement and annual report to stockholders for the fiscal year ended December 31, 2024 (the “annual report”). If you would like to receive a printed copy of our Proxy Statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail to you paper copies of such materials free of charge.
QUESTIONS AND ANSWERS
The following section addresses certain questions about this Proxy Statement and the proposals described herein, which are to be presented at the Annual Meeting.
The Annual Meeting will be held virtually at 10:00 a.m. Eastern Time on May 28, 2025. You will be able to attend and vote at the Annual Meeting via live webcast through the link www.virtualshareholdermeeting.com/cmpo2025.
The following questions and answers may not include all of the information that is important to you as a stockholder of the Company. We urge our stockholders to read this entire Proxy Statement and our annual report and to carefully consider all of such information before casting any votes with respect to the proposals presented herein.
Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?
In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.
Why is the Annual Meeting a virtual, online meeting?
We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Detailed instructions on how to participate at the Annual Meeting may be found online at www.virtualshareholdermeeting.com/cmpo2025.

What is the purpose of this document?
We are soliciting stockholder votes with respect to the following proposals:
1.
A proposal to elect three Class I directors to serve on the Company’s Board of Directors (the “Board”) for a term expiring at the 2028 annual meeting of stockholders and until their successors are duly elected and qualified, or until such director’s earlier resignation, removal or death (the “Director Election Proposal”);

2.
A proposal to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to increase the authorized number of shares of the Company’s Common Stock from 250,000,000 shares to 1,000,000,000 shares (the “Authorized Stock Increase Proposal”);

3.
A proposal to approve an amendment to the current Charter to eliminate obsolete provisions including those related to the Company’s now-eliminated dual class structure (the “Obsolete Provisions Removal Proposal”);

4.
A proposal to approve an amendment to the Company’s 2021 Incentive Equity Plan (the “Plan”) to (a) increase the number of shares of the Company’s Common Stock reserved for issuance pursuant to the Plan by an additional four million (4,000,000) shares; (b) to increase the annual automatic increase in the number of shares reserved for issuance pursuant to the Plan from 4% to 6% of the outstanding shares of the Company’s Common Stock as of the first day of each calendar year; and (c) to extend the term of the Plan, which currently expires in 2031, to 2035 (the “Equity Plan Amendment Proposal”); and

5.	A proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (the “Auditor Ratification Proposal”).
For more information about these proposals, please see the sections entitled “The Director Election Proposal,” “The Authorized Stock Increase Proposal,” “The Obsolete Provisions Removal Proposal,” “The Equity Plan Amendment Proposal,” and “The Auditor Ratification Proposal.”
Did the Resolute Transaction have an impact on my voting rights?
In September 2024, Resolute Compo Holdings LLC (“Resolute Compo Holdings”) became the majority owner of the Company, having acquired from existing stockholders approximately 60% of the outstanding shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), upon conversion from shares of Class B Common Stock (the “Resolute Transaction”). Upon completion of the Resolute Transaction, all issued and outstanding shares of Class B Common Stock of the Company were cancelled, and the Company’s dual-class structure was eliminated.
Only stockholders of record and beneficial owners of the Company’s Class A Common Stock at the close of business on April 3, 2025 (the “Record Date”) are entitled to receive notice of, vote at and attend the Annual Meeting. At the close of business on the Record Date, there were 102,317,852 shares of our Class A Common Stock issued and outstanding and entitled to vote at the Annual Meeting, held by 11 holders of record (recognizing that many of the shares are held in street name with brokerage firms). Each outstanding share of the Company’s Class A Common Stock as of the Record Date entitles its holder to cast one vote on each matter to be voted upon.
As of the Record Date, Tungsten 2024 LLC and its affiliates, including Resolute Compo Holdings, owned approximately 50.5% of the voting power of the Company’s Class A Common Stock and therefore is able to control all matters that require approval by the stockholders of the Company at the Annual Meeting, including all of the proposals discussed in this Proxy Statement and any other matters which may come before the Annual Meeting.

What is the difference between holding shares of Common Stock as a stockholder of record and as a beneficial owner?
Certain of our stockholders hold or may in the future hold their shares of Class A Common Stock beneficially through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares owned beneficially and those held of record.
Beneficial Owner: If your shares of Class A Common Stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card by your bank, broker or other nominee, as the case may be. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote. The voting instruction card from your bank, broker or other nominee contains voting instructions for you to use in directing the bank, broker or other nominee how to vote your shares, which include instructions for voting by Internet or telephone. You may also cast your vote by using the 16-digit control number included on your proxy card, voter instruction card or “Important Notice Regarding the Availability of Proxy Materials.”
Stockholder of Record: If your shares of Class A Common Stock are registered directly in your name with us or our stock transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting by following the instructions located at www.virtualshareholdermeeting.com/cmpo2025. You can authorize your proxy or, if you have requested that the proxy materials be sent to you by mail, timely return the proxy card enclosed.
What do I need to do to attend the Annual Meeting?
Stockholders of record as of the Record Date can attend the Annual Meeting online by logging onto our virtual forum at www.virtualshareholdermeeting.com/cmpo2025 and following the instructions provided on your proxy card, vote instruction card or “Important Notice Regarding the Availability of Proxy Materials.” To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card, voter instruction card or “Important Notice Regarding the Availability of Proxy Materials.” If you do not have this control number at the time of the Annual Meeting, you will still be able to attend virtually, but you will not be able to vote.
The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Attendees should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the virtual Annual Meeting. Attendees should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the virtual Annual Meeting.
Where can I obtain technical assistance if I encounter technical difficulties accessing virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. A phone number where you can obtain technical assistance will be made available on the day of the Annual Meeting.
What constitutes a quorum?
The presence of a quorum is required for business to be conducted at the Annual Meeting. In accordance with Delaware General Corporation Law and our Second Amended and Restated Bylaws (“Bylaws”), the presence at the Annual Meeting, through virtual attendance or by proxy, of the holders of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. As of the Record Date, our Class A Common Stock was the only class of our capital stock eligible to vote at the Annual Meeting, and there were 102,317,852 shares of our Class A Common Stock outstanding and entitled to vote. If you submit a properly executed proxy card, regardless of whether you abstain from voting, your shares represented by such proxy card will be considered in determining the presence of a quorum.

How do I vote?
You may vote at the Annual Meeting by following the instructions posted at www.proxyvote.com or by mail, Internet, or telephone. If you hold your shares of Class A Common Stock in “street name” through a bank, broker, or other nominee, you must vote in accordance with the voting instructions provided to you by such bank, broker, or other nominee, which include instructions for voting by Internet or telephone.
Voting by Mail: If you are a holder of record of Class A Common Stock and choose to vote by mail, simply complete, sign and date your proxy card and mail it in the accompanying pre-addressed envelope to Broadridge Financial Solutions, Inc. (“Broadridge”). If you hold Class A Common Stock beneficially in “street name” and choose to vote by mail, you must complete, sign and date the voting instruction card provided by your bank, broker, or other nominee and mail it in the accompanying pre-addressed envelope within the specified time period.
Voting by Internet: If you are a holder of record of Class A Common Stock and choose to vote by Internet, go to www.proxyvote.com and follow the instructions to obtain your records and to create an electronic voting instruction form to transmit your voting instructions. You must have your proxy card in hand when you access the website and you must transmit your voting instructions by 11:59 p.m. Eastern Time on May 27, 2025, the day before the Annual Meeting.
Voting by Telephone: If you are a holder of record of Class A Common Stock and choose to vote by telephone, simply use any touch-tone telephone to transmit your voting instructions by calling the following number: 1-800-690-6903 and following the instructions. You must have your proxy card in hand when you call and you must transmit your voting instructions by 11:59 p.m. Eastern Time on May 27, 2025, the day before the Annual Meeting.
Voting at the Annual Meeting: If you attend the virtual Annual Meeting, you will be able to vote online at www.virtualshareholdermeeting.com/cmpo2025.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance as described above, so that your vote will be counted if you later decide not to attend the Annual Meeting. Any vote properly cast at the Annual Meeting will supersede any previously submitted proxy or voting instructions. For additional information, please see “—Can I change my vote or revoke my proxy after I return my proxy card?” below.
What is the deadline to provide my proxy?
If you give instructions as to your proxy appointment to the Annual Meeting by telephone or through the Internet, such instructions must be received by 11:59 p.m. Eastern Time on May 27, 2025, the day before the Annual Meeting. If you mail your executed proxy card for the Annual Meeting, such proxy card must be received by May 27, 2025, the day before the Annual Meeting.
How does the Board of Directors recommend I vote on the proposals?
The recommendations of the Board are set forth after the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:
•	“FOR” the election of each of the director nominees named in the Director Election Proposal; and
•	“FOR” the Authorized Stock Increase Proposal; and
•	“FOR” the Obsolete Provisions Removal Proposal; and
•	“FOR” the Equity Plan Amendment Proposal; and
•	“FOR” the Auditor Ratification Proposal.
How will my shares of Class A Common Stock be voted if I do not indicate a vote on my proxy card?
Your shares will be voted as you indicate on the proxy card or voting instruction form, as applicable. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your shares will be voted as recommended by the Board on those items. See the question above entitled “—How does the Board of Directors recommend I vote on the proposals?” Your shares will be voted in accordance with the discretion of the proxyholders as to any other matter that is properly presented at the Annual Meeting.

Will my shares be voted if I do not provide my proxy?
For stockholders of record: If you are the stockholder of record and you do not vote by proxy card or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.
For holders in street name: If your shares are held in street name, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Subject to applicable Nasdaq Stock Market LLC (“Nasdaq”), New York Stock Exchange and SEC rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on “routine” proposals (such as the Auditor Ratification Proposal) when they have not received voting instructions.
When a proposal is not a routine matter and you have not provided voting instructions to the brokerage firm with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. The missing votes for these non-routine matters are called “broker non-votes.” For the effect of broker non-votes on each proposal, see “—What vote is required to approve each proposal?” below. The Director Election Proposal, Authorized Stock Increase Proposal, Obsolete Provisions Removal Proposal and Equity Plan Amendment Proposal are non-routine matters, and the Auditor Ratification Proposal is a routine matter. Accordingly, a broker non-vote will not affect the outcome of voting on the Director Election Proposal, Authorized Stock Increase Proposal, Obsolete Provisions Removal Proposal and Equity Plan Amendment Proposal, and broker non-votes are not applicable to the Auditor Ratification Proposal.
Can I change my vote or revoke my proxy after I authorize or return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Annual Meeting. If you are a stockholder of record as of the Record Date, regardless of the way in which you submitted your original proxy, you may change it by:
•	Returning a later-dated signed proxy card or written notice of revocation, as applicable, to Broadridge at c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, Attention: Vote Processing;
•	Submitting written notice of revocation over the Internet at www.proxyvote.com to Broadridge before 11:59 p.m. Eastern Time on May 27, 2025, the day before the Annual Meeting;
•	Calling Broadridge at 1-800-690-6903 before 11:59 p.m. Eastern Time on May 27, 2025, the day before the Annual Meeting; or
•	Attending the Annual Meeting and properly voting using the instructions posted at www.virtualshareholdermeeting.com/cmpo2025.
If your shares of Class A Common Stock are held through a bank, broker, or other nominee, you will need to contact that nominee if you wish to change your voting instructions. You may also vote virtually at the Annual Meeting by using the 16-digit control number included on your proxy card, voter instruction card or “Important Notice Regarding the Availability of Proxy Materials.” Mere attendance at the Annual Meeting will not cause your previously granted proxy to be revoked.

What vote is required to approve each proposal?

Proposal	Vote Required	What Are My Voting Choices?	Effect of Withhold/ Abstentions	Broker Non-Votes
Director Election Proposal	The election of directors shall be determined by a plurality of the votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote thereon.	“FOR” or “WITHHOLD”	No Effect	No Effect

Authorized Stock Increase Proposal	The votes cast for the proposal must exceed the votes cast against the proposal, by holders entitled to vote thereon, voting as a single class.	“FOR”, “AGAINST”, or “ABSTAIN”	No Effect	No Effect

Obsolete Provisions Removal Proposal	The vote of a majority of the outstanding shares entitled to vote thereon.	“FOR”, “AGAINST”, or “ABSTAIN”	Same Effect as a Vote “AGAINST”	Same Effect as a Vote “AGAINST”

Equity Plan Amendment Proposal	The vote of a majority of the votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote thereon.	“FOR”, “AGAINST”, or “ABSTAIN”	No Effect	No Effect

Auditor Ratification Proposal	The vote of a majority of the votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote thereon.	“FOR”, “AGAINST”, or “ABSTAIN”	No Effect	N/A (Broker Non-Votes Not Expected)

The holders of Class A Common Stock are not entitled to preemptive rights or cumulative voting on any of the aforementioned proposals, nor are such holders entitled to dissenters’ or appraisal rights with respect to such proposals.
Notwithstanding the vote standards described herein, please be advised that the Auditor Ratification Proposal is advisory only and will not be binding on the Company or the Board and will not create or imply any change in the fiduciary duties of, nor impose any additional fiduciary duty on, the Company or the Board or its committees. However, the Board or Audit Committee, as the case may be, will take into account the outcome of the votes when considering what action, if any, should be taken in response to the advisory vote by stockholders.
What happens if additional matters are presented at the Annual Meeting?
Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your shares of Class A Common Stock on any additional matters properly presented for a vote at the Annual Meeting or any adjournment, adjournments or postponement of the Annual Meeting.
Who will solicit proxies on behalf of the Board?
Our Board is asking you to give your proxy to Timothy Fitzsimmons, Chief Financial Officer and Steven J. Feder, General Counsel and Corporate Secretary. Giving your proxy to Messrs. Fitzsimmons and Feder means that you authorize Messrs. Fitzsimmons and Feder, either of them or their duly appointed substitutes, to vote your shares at the Annual Meeting in accordance with your instructions. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, then the shares will be voted in accordance with the Board’s recommendations.
Proxies may be solicited on behalf of the Board, without additional compensation, by the Company’s directors and certain executive officers or employees of the Company.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that any brokers, trustees and other nominees who hold shares in their names furnish our proxy materials to the beneficial owners of the shares, and we must reimburse these brokers, trustees and other nominees for the expenses of doing so in accordance with statutory fee schedules.

PROPOSAL 1: THE DIRECTOR ELECTION PROPOSAL
The Company’s current Charter divides the Board into three classes with staggered three-year terms. The size and membership of our Board changed in 2024 and 2025. In connection with the Resolute Transaction, on September 17, 2024, Mitchell Hollin and Michele Logan resigned from the Board, David Cote joined the Board as Executive Chairman, and each of John Cote, Joseph J. DeAngelo, Roger Fradin, Mark James and Thomas R. Knott joined the Board as members. The size of the Board was also increased from seven (7) members to eleven (11) members. Following the completion of the Resolute Transaction, effective October 18, 2024, Niloofar Razi Howe resigned from the Board for personal reasons, and Dr. Krishna Mikkilineni joined the Board to fill Ms. Howe’s seat. Effective February 28, 2025, Roger Fradin resigned from the Board for personal reasons and was engaged as an adviser to the Board. Contemporaneous with Mr. Fradin’s resignation, the size of the Board was decreased from eleven (11) members to ten (10) members.
As of April 3, 2025, ten (10) directors were serving on the Board, as follows:

Class I Director (Nominated for re-election until 2028)	Class II Director (Continuing until 2026)	Class III Director Nominees (Continuing until 2027)
John D. Cote	Brian F. Hughes	David M. Cote
Jane J. Thompson	Thomas R. Knott	Paul S. Galant
Jonathan C. Wilk	Mark R. James	Dr. Krishna Mikkilineni
Joseph J. DeAngelo

At the Annual Meeting, stockholders will be asked to elect the three Class I directors to serve for a three-year term expiring at the annual meeting of stockholders in 2028.
The Board has nominated Mr. John Cote, Ms. Thompson and Mr. Wilk as Class I directors based on the Board’s assessment of their candidacy, including the recommendation of our Nominating and Corporate Governance Committee.
Proxies solicited by or on behalf of the Board will, unless otherwise directed, be voted to elect Mr. John Cote, Ms. Thompson, and Mr. Wilk. Mr. John Cote, Ms. Thompson and Mr. Wilk have each indicated a willingness to continue to serve for the term to which they have been nominated, if elected. In case any nominee is not a candidate at the Annual Meeting, the proxies named in the enclosed form of proxy intend to vote in favor of the remaining nominees and to vote for a substitute nominee in their discretion in such class, as they shall determine.
Set forth on the following pages is information about each of Mr. John Cote, Ms. Thompson, and Mr. Wilk, including their age, principal occupation, and business experience for at least the past five years and the names of other publicly held companies on whose boards they serve or have served during the past five years.
Vote Required
For the vote standard applicable to this proposal, along with the effect of abstentions and broker non-votes, see “Questions and Answers—What vote is required to approve each proposal?” above.
Board Recommendation
After careful consideration, the Board determined that election of each of the nominees for director named above is advisable and in the best interests of the Company and its stockholders.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF
EACH OF THE NOMINEES FOR CLASS I DIRECTOR NAMED ABOVE.

Director Nominee Biographies – Class I Directors

Name	Principal Occupation and Business Experience
John D. Cote Age: 43
Mr. Cote has served as a member of the Board since September 17, 2024 and currently serves as Chairman of the Nominating and Corporate Governance Committee (of which he was a member from September 17, 2024 to February 28, 2025). He has served as a Managing Partner and founder of SRM Equity Partners, LLC, a private equity firm, since October 2013. Among his previous roles, Mr. Cote served as the Chief Executive Officer of Industrial Inspection & Analysis, Inc., an inspection, testing and analytical business, from September 2015 to September 2019, and has served as Chairman since September 2015. Mr. Cote brings a background in investment banking from his years at J.P. Morgan Chase & Co, a global investment bank and financial services firm, from 2005 to 2011, where he worked on equity, debt, and M&A transactions in the Natural Resources Coverage group, and where he was a member of the Corporate Client Banking strategy team. Mr. Cote is the son of Mr. David Cote. Mr. Cote was selected to be appointed to serve on our Board due to his deep leadership and investing experience, including in the industrial sector.

Jane J. Thompson Age: 73
Ms. Thompson has served as a member of the Board since December 27, 2021 and currently serves as a member of the Compensation Committee. She had previously served during 2024 as Chairman of the Compensation Committee until September 17, 2024, and as a member of the Nominating and Corporate Governance Committee from September 17, 2024 to February 28, 2025. Ms. Thompson is the founder and Chief Executive Officer of Jane J. Thompson Financial Services LLC, a management consulting firm she founded in 2011. From May 2002 to June 2011, Ms. Thompson served as President of Walmart Financial Services, a division of Walmart Stores, Inc. that provides money services, products and solutions to Walmart customers. Previously, she led the Sears Credit, Sears Home Services, and Sears Online groups within Sears, Roebuck & Company, a department store chain, and was a partner with McKinsey & Company, Inc. advising consumer companies. Since 2012, Ms. Thompson has served on numerous public and private boards in fintech, financial services and payments. She currently serves as a director for Navient Corporation (Nasdaq: NAVI), an education financing company, and Katapult Holdings, Inc. (Nasdaq: KPLT), a financial technology company. Ms. Thompson received a Master’s in Business Administration from Harvard Business School and a Bachelor’s in Business Administration in Marketing from the University of Cincinnati. Ms. Thompson was chosen to serve on the Board because of her extensive experience in the fields of fintech, financial services and payments, and management consulting, as well as her experience as a member of various boards of directors.

Name	Principal Occupation and Business Experience
Jonathan C. Wilk Age: 56
Mr. Wilk has served as a member of the Board since December 27, 2021. Mr. Wilk has led the Company for over eight years, serving as the Company’s President and Chief Executive Officer since May 2017, having joined in March 2016 as President and Chief Revenue Officer. He brings more than 25 years of banking, consulting, and private equity operating experience. Prior to joining the Company, from January 2014 to October 2015, he served as the President of PayChoice, a leading SaaS-based payroll company. Prior to PayChoice, from 2011 to 2013, Mr. Wilk was with JPMorgan Chase, where he joined as the Head of Product and Chief Marketing Officer for the Consumer Bank. He was responsible for checking, savings, debit, and prepaid products as well as brand and advertising and sponsorships for consumer banking. Prior to that, Mr. Wilk held several senior positions at Bank of America Merrill Lynch between 2003 and 2011, including the Global Head of Product for Treasury Services and the Head of Consumer and Small Business Deposits. Prior to his banking experience, Mr. Wilk was a management consultant with firms including Booz Allen Hamilton and Mercer Management Consulting. Mr. Wilk holds an MBA from the Kellogg Graduate School of Management at Northwestern University with majors in Strategy, Marketing, and Finance and a BS in Business Management from Pennsylvania State University. Mr. Wilk was chosen to serve on the Board because of his 25 years of banking, consulting, and private equity operating experience, and as the Company’s President and Chief Executive Officer, he is able to provide the Board with critical insight into the day-to-day operations of the Company.

Continuing Director Biographies – Class II Directors

Name	Principal Occupation and Business Experience
Joseph J. DeAngelo Age: 63
Mr. DeAngelo has served as a member of the Board since September 17, 2024, and currently serves as the chairperson of the Audit Committee and a member of the Nominating and Corporate Governance Committee. He has served as a director of Vertiv Holdings Co. (NYSE: VRT), a digital infrastructure and continuity provider, since October 2022 and as Chairman of the Board, President and Chief Executive Officer of HD Supply Holdings, Inc. (“HDS”), one of the largest industrial distributors in North America, beginning in March 2015. Mr. DeAngelo previously served as President and Chief Executive Officer of HDS beginning January 2005, and was a member of HDS’s board beginning August 2007, serving in each position until the closing of the acquisition of HDS by The Home Depot, a home improvement retail corporation, during 2020. Mr. DeAngelo also served as Executive Vice President and Chief Operating Officer of The Home Depot during 2007, and from 2005 to 2006, he served as Executive Vice President of HDS. Mr. DeAngelo was chosen to serve on our Board due to his extensive leadership, management experience, and industry knowledge.

Name	Principal Occupation and Business Experience
Brian F. Hughes Age: 66
Mr. Hughes has served as a member of our Board since December 27, 2021 and currently serves as a member of the Audit Committee. Mr. Hughes currently serves as a director and audit committee chair of both Bentley Systems (Nasdaq: BSY), an infrastructure engineering software company, and Innovid Corp. (NYSE: CTV), an advertising and analytics technology company. Mr. Hughes was previously an audit partner, the national private markets group leader, and venture capital co-leader at KPMG LLP, a multinational audit, tax and advisory services firm, where he worked from 2002 to 2019, and an audit partner at Arthur Andersen where he worked from 1981 to 2002. Mr. Hughes received a Master’s in Business Administration and a Bachelor of Science in Economics and Accounting from the Wharton School of the University of Pennsylvania. Mr. Hughes was chosen to serve on the Board because of his financial expertise, extensive accounting, auditing, and venture capital experience as well as his experience as a director and advisor of other companies. Mr. Hughes also has experience in cybersecurity matters, as evidenced by his CERT Certificate in Cybersecurity Oversight from Carnegie Mellon University’s Software Engineering Institute.

Mark R. James Age: 63
Mr. James has served as a member of the Board since September 17, 2024, and currently serves as the chairperson of the Compensation Committee and a member of the Nominating and Corporate Governance Committee. Mr. James had previously served as chairperson of the Nominating and Corporate Governance Committee until February 28, 2025. He is the President of Mark James Enterprises, his own executive consulting business. Previously, Mr. James served in roles of increasing seniority at multinational conglomerate Honeywell for over 20 years before his retirement in July 2020, including nearly 13 years as Chief Human Resources Officer (“CHRO”). Prior to becoming CHRO, Mr. James’ prior roles at Honeywell included serving as Vice President of Human Resources and Communications for Honeywell Aerospace, Vice President of Human Resources and Communications for Honeywell Aerospace Electronic Systems, and HR Director of Federal Manufacturing and Technologies. Mr. James was selected to serve on our Board due to his deep leadership and management experience, including in the industrial sector.

Thomas R. Knott Age: 39
Mr. Knott has served as a member of the Board since September 17, 2024, and currently serves as a member of the Compensation Committee. Mr. Knott was employed as Co-Chief Investment Officer of the Company from September 25, 2024, until the transfer of his employment to Resolute Holdings Management, Inc. (“Resolute Holdings”) in connection with the completion of the Spin-Off on February 28, 2025, following which he serves as Chief Investment Officer of the Company. Mr. Knott previously served as the Head of the Permanent Capital Strategies Group in the Consumer and Investment Management Division of Goldman Sachs, a global investment bank and securities firm, starting in March 2018. He was also the CEO, CFO, Secretary and Director of special purpose acquisition companies GSAH I and GSAH II, respectively. Mr. Knott led all aspects of Goldman Sachs’ co-sponsorship of GSAH II from its initial public offering in June 2020 to its merger with Mirion Technologies, a provider of nuclear measurement and detection systems, in October 2021. He also led GSAH I from its initial public offering in June 2018 to its merger with Vertiv in February 2020. Mr. Knott was chosen to serve on the Board due to his years of finance and investing experience and his extensive knowledge of the public markets.

Continuing Director Biographies – Class III Directors

Name	Principal Occupation and Business Experience
David M. Cote Age: 72
Mr. Cote has served as the Executive Chairman of the Board since September 17, 2024, and as Co-Chief Investment Officer from September 25, 2024 until the transfer of his employment to Resolute Holdings in connection with the completion of the Spin-Off on February 28, 2025, following which he continues to serve as Executive Chairman of the Board. In addition, he has served as the Executive Chairman of the board of directors of Vertiv since February 2020 and as Chief Executive Officer, President and Secretary and Chairman of the board of directors of its predecessor, GSAH I, from April 2018 until February 2020. Mr. Cote previously served as Chairman and Chief Executive Officer of multinational conglomerate Honeywell from July 2002 to March 2017 and subsequently as Executive Chairman of the board of directors of Honeywell until April 2018. He joined Honeywell as President and Chief Executive Officer in February 2002. Prior to joining Honeywell, he served as Chairman, President and Chief Executive Officer of TRW, a provider of products and services for the aerospace, information systems and automotive markets, from August 2001 to February 2002. From February 2001 to July 2001, he served as TRW’s President and Chief Executive Officer and from November 1999 to January 2001 he served as its President and Chief Operating Officer. Mr. Cote was Senior Vice President of multinational conglomerate General Electric Company and President and Chief Executive Officer of GE Appliances from June 1996 to November 1999. Mr. Cote was a director of the Federal Reserve Bank of New York from March 2014 to March 2018, as well as a director of Juniper Industrial Holdings, Inc., a special purpose acquisition company, from March 2020 until its merger with Janus International Group Inc. in June 2021. Mr. Cote is the father of Mr. John Cote. Mr. Cote was chosen to serve on our Board due to his many years of experience leading global organizations, his extensive knowledge of the global business environment, and his unique understanding of the opportunities and challenges facing our business.

Paul S. Galant Age: 57
Mr. Galant has served as a member of the Board since September 21, 2022, and currently serves as a member of the Nominating and Corporate Governance Committee. Mr. Galant previously served as an Operating Partner of Churchill Capital, a real estate investment banking and investment firm, from January 2020 to January 2024, and served on the board of directors of Vivint Smart Home, Inc. (NYSE: VVNT), a smart home and security provider, from October 2015 to March 2023. Prior to that, Mr. Galant served as Chief Executive Officer of Brightstar Corp. (“Brightstar”), a leading mobile services company for managing devices and accessories and subsidiary of SoftBank Group Corp., a multinational investment holding company (“Softbank”), and he has served as an Operating Partner of SoftBank. Prior to joining Brightstar, Mr. Galant was the Chief Executive Officer of VeriFone Systems, Inc., an electronic payment transactions company (“VeriFone”), and was a member of VeriFone’s board of directors, since October 2013. Prior to joining VeriFone, Mr. Galant served as the CEO of the Enterprise Payments business of Citigroup, Inc., a multinational financial services corporation (“Citigroup”) since 2010. In this role, Mr. Galant oversaw the design, marketing and implementation of global B2C and C2B digital payments solutions. From 2009 to 2010, Mr. Galant served as CEO of Citi Cards, heading Citigroup’s North American and International Credit Card and Merchant Acquiring businesses. From 2007 to 2009, Mr. Galant served as CEO of Citi Transaction Services, a division of Citigroup’s Institutional Clients Group. From 2002 to 2007, Mr. Galant was the Global Head of the Cash Management business, one of the largest processors of payments globally. Mr. Galant joined Citigroup in 2000. Prior to joining Citigroup, Mr. Galant held

Name	Principal Occupation and Business Experience

positions at Donaldson, Lufkin & Jenrette, Smith Barney, and Credit Suisse. Mr. Galant holds a B.S. in Economics from Cornell University where he graduated a Phillip Merrill Scholar. Mr. Galant was chosen to serve on the Board because of his valuable experience in the financial services industry and in operations matters.

Dr. Krishna Mikkilineni Age: 65
Dr. Mikkilineni has served as a member of the Board since October 18, 2024, and currently serves as a member of the Compensation Committee and Audit Committee. Dr. Mikkilineni currently serves as General Partner of StartupXseed, a deep-tech venture fund, and as Co-Founder of The GAIN, a startup accelerator, roles he has held since 2019 and in which he has been instrumental in funding and growing 30 technology-driven startup companies. Prior to May 2019, Dr. Mikkilineni served in various roles of increasing seniority at Honeywell International, Inc. for over 33 years, including as global Chief Technology Officer, a role he held for nine years, and as global Chief Information Officer, a role he held for six years. Dr. Mikkilineni has been a member of the board of directors of Kone Corporation, a global elevator and escalator company, since 2022. Dr. Mikkilineni received his Ph.D. in electrical and computer engineering from the University of Florida. Dr. Mikkilineni was chosen to serve on our Board due to his extensive leadership and investing experience, technological expertise, as well as for his experience growing and expanding new businesses.

Stockholder Nominations for Director Candidates
In order for a stockholder to nominate a person for election to the Board or bring other business before the 2026 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our Bylaws, which require that the stockholder deliver written notice to the Corporate Secretary and comply with the other requirements set forth in the Bylaws. See “Stockholder Proposals and Other Information—Deadline for Submission of Stockholder Proposals and Recommendations for Director” for more information.
Nomination Rights
Certain of our directors have been designated by Resolute Compo Holdings pursuant to the terms of the Governance Agreement. See “Certain Relationships and Related Party Transactions” for more information on the Governance Agreement and the Waiver Agreement.

CORPORATE GOVERNANCE
The Board is committed to governance practices that promote long-term stockholder value and strengthen Board and management accountability to our stockholders, clients and other stakeholders. Our key governance practices include:

•	6 of our 10 directors are independent	•	Clawback policy for management incentive compensation
•	Separate CEO and Board Chair positions	•	Independent directors meet regularly without management
•	Mandatory stock ownership for CEO, other executive officers and non-employee directors

Controlled Company Status
As a result of the Resolute Transaction, the Company is a “controlled company” within the meaning of the Nasdaq listing rules. As of the Record Date, Tungsten 2024 LLC and its affiliates owned approximately 50.5% of the voting power of the Company’s Class A Common Stock, and therefore is able to control all matters that require approval by the stockholders of the Company, including the election and removal of directors, changes to the Company’s organizational documents and approval of acquisition offers and other significant corporate transactions.
As a “controlled company” within the meaning of the Nasdaq listing rules, the Company qualifies for and relies on certain exemptions from certain corporate governance requirements.

Nasdaq Exemption		Company Governance
•	No requirement to have a majority of independent directors on Board	•	A majority (six (6) of ten (10) directors) are independent, as required by our Governance Agreement
•	No requirement to have ALL independent directors on Compensation Committee	•	A majority, but not all, of the Compensation Committee members are presently independent directors
•	No requirement that director nominations be made by only independent directors	•	A majority, but not all, of the Nominating and Corporate Governance Committee (which makes director nominations) members are presently independent directors

Board of Directors
The business and affairs of the Company are managed under the direction of our ten-member Board in accordance with our Charter, Bylaws, and our Corporate Governance Guidelines, copies of which can be found on our website at ir.composecure.com/corporate-governance/governance-overview. Our Board is divided into three classes of directors, with the directors serving staggered three-year terms, with only one class of directors elected at each annual meeting of our stockholders. Our Class I directors are John Cote, Jane J. Thompson and Jonathan C. Wilk (with their terms expiring at the Annual Meeting), our Class II directors are Thomas R. Knott, Mark James, Joseph J. DeAngelo and Brian Hughes (with their terms expiring at the 2026 annual meeting) and our Class III directors are Dr. Krishna Mikkilineni, Paul Galant and David Cote (Executive Chairman) (with their terms expiring at the 2027 annual meeting). Each of our Class I directors are director nominees for election at the Annual Meeting.
John Cote is the son of David Cote. There are no other family relationships among our directors and director nominees, or between our directors, director nominees and executive officers. We believe that our Board’s classified structure provides enhanced continuity and stability in business strategies and policies, which is beneficial for long-term strategic planning and oversight of our operations. We believe that maintaining a classified board structure balances the need for stockholders to express their opinion on the Board’s performance with the need for our directors to focus on our long-term success and maximizing value for stockholders.
When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in each of the directors’ individual biographies above. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess, but in identifying and evaluating director nominees, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. The Board evaluates director candidates recommended by stockholders using the same criteria. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
Board Skills Matrix
The table below summarizes certain of the key experiences, qualifications, skills, and attributes that our directors bring to the Board to enable effective oversight. This table is intended to provide a summary of qualifications of our directors, including our director nominees, and is not a complete list of each director or director nominee’s strengths or contributions to the Board. Additional details on each director’s experiences, qualifications, skills, and attributes are set forth in their biographies.

Category	David M. Cote	Jonathan C. Wilk	John D. Cote	Thomas R. Knott	Brian F. Hughes	Jane J. Thompson	Paul S. Galant	Mark R. James	Joseph J. DeAngelo	Dr. Krishna Mikkilineni
Financial Literacy/Finance Expertise	✔	✔	✔	✔	✔	✔	✔		✔	✔
Cybersecurity/Information Technology					✔				✔	✔
Risk Management				✔	✔	✔	✔		✔
Accounting/Audit/Capital Allocation	✔			✔	✔		✔		✔
Banking/Financial Services/FinTech		✔	✔	✔		✔	✔
Corporate Governance	✔	✔		✔	✔	✔	✔	✔	✔	✔
Global Operations		✔			✔		✔	✔	✔	✔
Business Development/Business Scaling/Business Strategy/Strategic Planning	✔	✔	✔		✔	✔	✔		✔	✔
Legal/Regulatory		✔		✔		✔	✔		✔
Public Company Board	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Technology/Innovation/ SaaS	✔	✔			✔		✔		✔	✔
Mergers & Acquisitions	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Executive Leadership Experience “C-Level”	✔	✔	✔	✔		✔	✔	✔	✔	✔
Compensation/Talent	✔	✔		✔		✔	✔	✔	✔	✔
Human Capital Management/HR	✔		✔			✔		✔	✔
Public Company CEO	✔	✔					✔		✔
Leadership/Organization	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Payments Industry	✔	✔				✔	✔
Ecommerce/Mobile/Digital						✔	✔		✔
Government Affairs/Public Policy		✔		✔		✔
Manufacturing/Quality		✔	✔				✔	✔	✔	✔
Retail						✔			✔
Compliance/Ethics	✔	✔		✔			✔	✔	✔	✔
Marketing & Sales/Commercial		✔				✔	✔		✔
Public Company Experience	✔		✔	✔	✔	✔	✔	✔	✔	✔

Size of the Board
The Board is authorized to increase or decrease the total number of directors within the limitations prescribed by the Company’s Bylaws, subject to the Governance Agreement and the Waiver Agreement (see “—Nomination Rights” above).
Director Independence
The Board has affirmatively determined that each of Mr. DeAngelo, Mr. Galant, Mr. Hughes, Mr. James, Ms. Thompson, and Dr. Mikkilineni is independent per applicable Nasdaq standards. We encourage candid discussions on sensitive topics by holding executive sessions of Board and committee meetings throughout the year.
Leadership Structure
Our Board believes that the determination of whether the roles of Chief Executive Officer and Executive Chairman of the Board be either combined or separated should be made based on the best interests of the Company and its stockholders at any point in time based on the circumstances of the Company from time to time. Currently, our leadership structure separates the roles of Chief Executive Officer and Executive Chairman of the Board with Mr. Wilk serving as our Chief Executive Officer and Mr. Cote serving as our Executive Chairman of the Board since the closing of the Resolute Transaction on September 17, 2024. We believe that this structure is appropriate as it provides Mr. Wilk with the ability to focus on our day-to-day operations while allowing Mr. Cote to lead our Board in its fundamental role of providing advice to, and oversight of, management.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to codify internal Board policies and procedures. These Guidelines include:

•	Role and size of the Board	•	Board member qualifications & independence
•	Compensation for non-employee directors	•	Board committee composition & responsibilities
•	Succession planning	•	Stock ownership guidelines
•	Interactions with institutional investors, the press, customers, and suppliers	•	New member orientation and continuing education for all directors
		•	Addressing conflicts of interest

Role of the Board in Risk Oversight
General. One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, review related person transactions and other significant conflicts of interest, investigate alleged breaches or violations of the Code of Conduct, and review the adequacy and effectiveness of our internal controls over financial reporting. Our Nominating and Corporate Governance Committee is responsible for periodically evaluating our Company’s corporate governance policies and systems in light of the governance risks that we face and the adequacy of our Company’s policies and procedures designed to address such risks. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on us.
Cybersecurity. The Board oversees cybersecurity risks directly and through its Audit Committee. Audit Committee meetings include discussions of specific risk areas throughout the year, including, among others, those relating to cybersecurity threats. Our Chief Information Officer provides periodic updates on our cybersecurity risk profile to the Audit Committee and our board of directors. These updates are designed to enable the Audit Committee and the board of directors to assess the effectiveness of our cybersecurity program in the prevention, detection, mitigation, and remediation of cybersecurity incidents.
To maintain the security of payment cards during the manufacturing process, we follow extensive policies and procedures to assure compliance with industry security standards, payment networks and client requirements. Malware, spoofing, and other forms of cyber-attack target people at all levels of an organization, and we communicate this to our workforce through mandatory onboarding of our security policy, annual updates, monthly security awareness training, along with regular anti-phishing campaigns and videos on multiple topics to maintain vigilance.
Throughout 2024, we continued to invest heavily in our information security management system and protocols, which are aligned to CISA and NIS practices and framework in our security management system and certified to SOC 2 Type 2 standards by an independent auditor. In the event of a cyberattack or other security breach, we have multiple protections in place designed to secure the confidentiality and continued availability of information. It includes 24-hour security that flags possible issues and a cyber incident response plan that provides procedures for timely reporting.
Meetings of the Board and its Committees
The Board held a total of eleven (11) meetings during the fiscal year ended December 31, 2024. In the year ended December 31, 2024, no member of our Board of Directors attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she served as a director) and (ii) the number of meetings held by all Committees of the Board of Directors (during the periods that he or she served on such Committees). Members of our Board are invited and encouraged to attend each annual meeting of stockholders. In 2024, a majority of the members of the Board attended the annual meeting.
During the year ended December 31, 2024:
•	The Board of Directors held eleven meetings;
•	The Audit Committee held six meetings;
•	The Compensation Committee held six meetings; and
•	The Nominating and Corporate Governance Committee held two meetings.
Board Committee Membership and Charters
Our Board currently has three (3) standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Copies of committee charters are posted on our website at ir.composecure.com/corporate-governance/governance-overview. Our standing Board committees were composed of the following directors as of December 31, 2024:

	Director Independence	Audit Committee(4)	Compensation Committee(5)	Nominating and Corporate Governance Committee(6)
David M. Cote(1)	—	—	—	—
John D. Cote	—	—	—	Member
Joseph J. DeAngelo	Independent	Chairperson	—	Member
Roger Fradin(2)	Independent	Member	Chairperson	—
Paul S. Galant	Independent	—	—	Member
Brian F. Hughes(3)	Independent	Member	—	—
Mark R. James	Independent	—	Member	Chairperson
Thomas R. Knott	—	—	Member	—
Dr. Krishna Mikkilineni	Independent		Member	—
Jane J. Thompson	Independent	—		Member
Jonathan C. Wilk	—	—	—	—

(1)	Executive Chairman of the Board.
(2)
Mr. Fradin resigned from the Board on February 28, 2025 for personal reasons. In connection with Mr. Fradin’s resignation, the Company entered into the Board Adviser Agreement. See “Certain Relationships and Related Party Transactions.”

(3)	Financial Expert.
(4)
From January 1, 2024, through September 17, 2024, the Audit Committee was comprised of Mr. Galant, Niloofar Razi Howe and Mr. Hughes (Chair). Following the Resolute Transaction, the Audit Committee was comprised of Mr. Deangelo (Chair), Mr. Fradin and Mr. Hughes. Ms. Howe resigned from the Board on October 18, 2024, and was succeeded by Dr. Krishna Mikkilineni.

(5)
From January 1, 2024, through September 17, 2024, the Compensation Committee was comprised of Mitchell Hollin, Brian Hughes, and Ms. Thompson (Chair). As previously disclosed, Mitchell Hollin resigned from the Board on September 17, 2024, in connection with the Resolute Transaction.

(6)	From January 1, 2024, through September 17, 2024, the Nominating and Corporate Governance Committee was comprised of Mitchell Hollin (Chair), Ms. Howe, and Ms. Thompson.

Audit Committee
Our Board has determined that each Audit Committee member meets the definition of an independent director as defined by the applicable Nasdaq listing standards and the additional independence criteria for members of audit committees specified in the Nasdaq listing standards and Rule 10A-3 under the Exchange Act. Our Board has determined that Mr. Hughes qualifies as an “audit committee financial expert,” as such term is defined by SEC rules. The Audit Committee’s responsibilities include:

•	Reviewing and discussing with management and the independent auditors our annual audited and interim financial statements	•	Appointing or replacing the independent auditors and monitoring their independence
•	Discussing with management major risk assessment and risk management policies and any impacts of such risks or exposures on our financial statements	•	Discussing with management and the independent auditors significant financial reporting issues and judgments made in connection with our financial statements
•	Reviewing all related-party transactions	•	Verifying the rotation of audit partners
•	Inquiring and discussing with management compliance with applicable laws and regulations	•	Overseeing and monitoring cybersecurity risks
•	Determining the compensation and oversight of the work of the independent auditors (including disagreements between management and the independent auditors regarding financial reporting)	•	Pre-approving all audit services and permitted non-audit services to be performed by our independent auditors, including the fees and terms of the services
•	Establishing procedures for any complaints about accounting, internal accounting controls or reports	•	Investigating any alleged breach or violation of our Code of Conduct and any matters related to accounting, internal accounting controls, financial fraud and similar matters

Compensation Committee
Our Board has determined that each of Mr. James, Dr. Mikkilineni, and Ms. Thompson is an independent director as defined by the applicable Nasdaq listing standards. Our Board has determined that Mr. Knott is not independent due to his employment by the Company following the completion of the Resolute Transaction. The Compensation Committee charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser and will be directly responsible for the appointment, compensation, and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC. The Compensation Committee’s responsibilities include:

•	Overseeing employee compensation policies and practices	•	Reviewing compensation of non-employee directors
•	Reviewing performance objectives for annual and long-term compensation	•	Reviewing compensation of our Chief Executive Officer and other executive officers, and making a recommendation to the Board for approval of our Chief Executive Officer’s compensation
•	Reviewing and approving employment agreements for executive officers	•	Administering our stock plans and other incentive compensation plans
•	Overseeing stock ownership guidelines and compensation recoupment policy	•	Reviewing all management compensation and benefit plans, including any applicable threshold, target and maximum goals and payment amounts, as well as perquisite arrangements

Nominating and Corporate Governance Committee
Our Board has determined that each of Messrs. DeAngelo, Galant, and James is an independent director as defined by the applicable Nasdaq listing standards. Mr. John Cote is the son of Mr. David Cote, therefore our Board has determined that Mr. John Cote is not independent due to his relationship with Mr. David Cote. Our Nominating and Corporate Governance Committee’s responsibilities include:

•	Identifying individuals qualified to become members of our Board	•	Overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently
•	Identifying best practices for corporate governance principles	•	Developing and recommending to our Board corporate governance guidelines and principles

Stock Ownership Policy
Since 2023, the Company has implemented mandatory stock ownership guidelines for our CEO, other executive officers and non-employee directors receiving compensation for their services as a director (“Guideline Participants”). These guidelines are intended to align the interests of our Guideline Participants with those of our stockholders by requiring them to acquire and maintain a meaningful equity stake in the Company.
These guidelines are based on the individual holding shares of our Class A Common Stock with a value equal to a multiple of his or her annual base salary or annual cash retainer, as follows:

Leadership Position	Market Value of Shares
Non-Employee Directors	5x annual cash retainer
Chief Executive Officer	6x annual base salary
Other Named Executive Officers	3x annual base salary
Other Senior Leadership Team	1x annual base salary

For purposes of this calculation, stock ownership includes shares of Class A Common Stock owned directly or indirectly, as well as vested and unvested time-based restricted stock units (“RSUs”) and vested performance-based restricted stock units (“PSUs”), but excludes unvested PSUs and unexercised stock options (whether or not vested). Each participant is expected to satisfy these stock ownership guidelines within five years of becoming subject to the guidelines.
Code of Conduct
We have adopted a Code of Conduct (the “Code of Conduct”) applicable to our directors, executive officers and employees that complies with the rules and regulations of the Nasdaq. The Code of Conduct codifies the business and ethical principles that govern all aspects of our business.
All of our directors, officers and employees are expected to be familiar with the Code of Conduct and to adhere to those principles and procedures set forth in the Code of Conduct that apply to them. Officers, employees and directors are trained on our Code of Conduct annually and must acknowledge completion, which is tracked by the Company’s human resources staff. Essential training includes anti-corruption, anti-harassment, non-discrimination, complaints process, and conflict of interest modules. The Company has posted the Code of Conduct and will post any amendments to the Code of Conduct, as well as any waivers that are required to be disclosed by the rules of the SEC, on the Company’s website at ir.composecure.com/corporate-governance/governance-overview. In addition, a copy of the Code of Conduct will be provided without charge upon request to us in writing at 309 Pierce Street, Somerset, New Jersey, 08873, Attention: General Counsel or by telephone at (908) 518-0500.
Whistleblower Hotline
We value compliance, fairness, and transparency, and believe that open, honest communication is the expectation, not the exception. To align with that goal, we employ an independent third-party dedicated whistleblower hotline, available 24 hours a day, seven days a week via telephone and internet to our employees, stockholders and others, to encourage the reporting of suspected violations of our Code of Conduct or other Company policies and any illegal or unethical activity, including abuse, misconduct in the workplace, and financial fraud including with respect to accounting, internal controls and auditing, and any retaliation against employees or others who make any good faith allegation of misconduct. Communications that are received through this hotline are reviewed by the Audit Committee.
Policy Against Speculative Trading or Hedging
Our Insider Trading Policy prohibits officers and directors, and any other persons the Company determines should be subject to the policy, as well as their family and/or household members, from directly or indirectly trading in options, warrants, puts and calls or similar instruments of the Company’s securities or selling such securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery). In addition, such persons are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities. We believe our Insider Trading Policy, and the processes we have implemented for the Company, are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. The foregoing summary of our Insider Trading Policy is qualified in its entirety by reference to the full text of the Insider Trading Policy, which was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and is incorporated herein by reference.
Environmental, Social and Governance
Our approach to environmental, social, and governance matters has included identifying programs and activities already in place, as well as initiating new programs and practices, and developing qualitative and quantitative ways to measure the Company’s achievements and impact. In the following sections, the Company has included a summary of its initiatives and activities.
The pillars of our program are (i) Positively Impacting our Environment and Community and (ii) Doing Business in a Responsible Way.
Positively Impacting our Environment and Community
We are committed to minimizing the environmental impact of our business activities across all areas of our operations. This involves an active approach to reducing the use of natural resources, emissions, and waste while carefully managing the handling and disposal of hazardous substances. Some of our highlights in this pillar include the following:
•	Our Environmental Management System (EMS) is certified to ISO 14001 Standards;
•	We launched a card return and recycling program to support close-loop material use and allow customers to return cards through a P.O. Box to a RIOS-certified recycling facility;
•
We were awarded the EcoVadis Silver Medal for the second consecutive year from EcoVadis, an independent provider of business sustainability ratings, which recognizes eligible companies that have completed the EcoVadis assessment process and demonstrated a relatively strong management system that addresses sustainability criteria;

•	We improved our energy efficiency by converting 100% of lighting fixtures in our facilities to LED; and
•	We developed new finished goods packaging made from 100% recycled cardboard.
Doing Business in a Responsible Way
We understand that the strength of an organization lies in its people and we are committed to enhancing the experiences of our employees, our suppliers, and our customers. We are committed to high standards of corporate governance. Our framework of governance and monitoring ensures our business complies with the standards dictated by our values and objectives. Some of our highlights in this pillar include the following:
•
We are committed to upholding and promoting human rights in all aspects of our operations, believe in the inherent dignity and equal rights of every individual, and recognize our responsibility to respect and protect these rights;

•	In 2023, we launched a digitized performance management process to provide a more streamlined and efficient process and enable more fruitful performance conversation; and
•	We are an Equal Opportunity Employer.
Supply Chain Responsibility
Building productive and long-term relationships with suppliers is essential to our business growth and success. We believe that fostering strong supplier relationships reduces risk across our supply chain and also helps to strengthen social and environmental practices globally. We respect the human rights of all people and remain dedicated to following labor and business practices which ensure those involved in the creation of our products are respected. We communicate our social and environmental standards to suppliers through our Supplier Code of Conduct. We have high expectations of our vendors and require that they adhere to appropriate standards for legal compliance, anti-corruption and bribery, anti-discrimination, as well as the prohibition of slavery, child labor or human trafficking in any part of the supply chain.
Stockholder Communications
Any stockholder or other interested party who wishes to communicate directly with the Board as a group or any individual member of the Board, including any of our independent directors, should write to: The Board of Directors, c/o CompoSecure, Inc., 309 Pierce Street, Somerset, New Jersey 08873, Attention: Corporate Secretary.
Relevant communications will be distributed to any or all directors as appropriate depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Corporate Secretary reviews all correspondence, organizes the communications for review by the Board and distributes such communications to the full Board, to the independent directors or to one or more individual members, as appropriate. The Corporate Secretary may also forward certain correspondence elsewhere within our Company for review and possible response. In addition, at the request of the Board, communications that do not directly relate to our Board’s duties and responsibilities as directors will be excluded from distribution. Such excluded items include, among others, service or product complaints, service or product inquiries, new service or product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission. Any excluded communication will be made available to any director upon his or her request.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our Class A Common Stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require us to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on our review of the copies of such forms received by us, we believe that, during the fiscal year ended December 31, 2024, our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements; except that each of Jane J. Thompson and Paul Galant, members of the Board, filed one (1) report on Form 4 five days late, which Form 4s were reporting a single grant by the Company to each such director of an annual equity incentive award under the Company’s Incentive Equity Plan made at the Company’s 2024 Annual Meeting pursuant to the Company’s Non-Employee Director Compensation Policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of Class A Common Stock as of April 3, 2025 by:
•	each of the Company’s current directors and NEOs;
•	all current directors and NEOs of the Company as a group, and
•	each person known by the Company to be the beneficial owner of more than 5% of outstanding Class A Common Stock.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of April 3, 2025.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Class A Common Stock beneficially owned by such person.

Name and Address of Beneficial Owner(1)	Number of Shares of Class A Common Stock	% of Class A Common Stock(2)
Directors and current named executive officers
David M. Cote(3)	22,394	*
John D. Cote(4)	51,670,372	50.5
Joseph J. DeAngelo	45,045	*
Paul S. Galant	92,288	*
Brian F. Hughes	94,229	*
Mark R. James(5)	43,015	*
Thomas R. Knott(4)	49,290,409	48.2
Dr. Krishna Mikkilineni	—	—
Jane J. Thompson	97,480	*
Jonathan C. Wilk(6)	1,600,650	1.6
Dr. Adam Lowe	521,057	*
All directors and named executive officers as a group (11 persons)(7)	53,306,567	52.1
Five Percent Holders
Tungsten 2024 LLC(4)	50,170,372	49.0
Locust Wood Capital Advisors, LLC(8)	7,168,470	7.0
*	Less than 1%.
(1)	The business address of each of our directors and NEOs is c/o CompoSecure, Inc., 309 Pierce Street, Somerset, New Jersey 08873.
(2)	The beneficial ownership of the Company as of April 3, 2025 is based on 102,317,852 shares of Class A Common Stock outstanding as of such date.
(3)	Reflects shares of Class A Common Stock owned by Mr. David Cote’s spouse, of which Mr. David Cote disclaims beneficial ownership.
(4)
Resolute Compo Holdings is the record holder of 49,290,409 shares of Class A Common Stock. Tungsten 2024 LLC (“Tungsten”) is the managing member of Resolute. John D. Cote, an individual, is the manager of Tungsten. C 323 Holdings, LLC (“C 323 Holdings”) is a non-managing member of Resolute Compo Holdings. Thomas R. Knott, an individual, is the sole and managing member of C 323 Holdings. Mr. Cote, C 323 Holdings and Mr. Knott may be deemed to share beneficial ownership of the shares held of record by Resolute Compo Holdings. Tungsten separately owns 879,963 shares of Class A Common Stock. Ridge Valley LLC is the holder of 1,500,000 shares of Class A Common Stock. Mr. Cote is the manager of Ridge Valley LLC. The business address of Resolute Compo Holdings, Tungsten, Ridge Valley LLC, and C 323 Holdings, LLC is 445 Park Avenue, Suite 5B, New York, NY 10022.

(5)
Includes 21,565 shares of Class A Common Stock held by the Mark R. James Revocable Trust and 21,450 shares of Class A Common Stock held by the Tammy James Revocable Trust, Mark R. James and Tammy James, trustees.

(6)
Includes 912,449 shares of Class A Common Stock held directly by Mr. Wilk and 688,201 shares of Class A Common Stock held by CompoSecure Employee LLC. Mr. Wilk may be deemed the beneficial owner of the shares owned by CompoSecure Employee LLC because he is the sole member of CompoSecure Employee LLC. Mr. Wilk disclaims beneficial ownership of the shares held by CompoSecure Employee LLC.

(7)	Includes 100,139 shares of Class A Common Stock that an individual has the right to acquire within 60 days of April 3, 2025 through the exercise of stock options.
(8)
Locust Wood Capital Advisers, LLC may be deemed the beneficial owner of an aggregate of 7,168,470 shares of Class A Common Stock through its role as the investment manager of Locust Wood Capital, LP and Locust Wood Ultra Fund, LP and certain other managed client accounts. LWCA Partners, LP acts as the sole member of Locust Wood Capital Advisers, LLC. LWCA Partners, GP, LLC acts as the general partner of LWCA Partners, LP. Stephen Errico acts as the managing member of LWCA Partners, GP, LLC. The principal business address of each of such persons is 90 Park Avenue, 27th Floor, New York, NY 10016. This information is based solely on a Schedule 13G filed by such persons on March 17, 2025.

EXECUTIVE OFFICERS & KEY EMPLOYEES
Executive Officers
The biographies of Mr. David Cote, our Executive Chairman, and Mr. Jonathan C. Wilk, our President and Chief Executive Officer, appear under the section titled “Proposal 1: The Director Election Proposal” above.
Amanda Gourbault, Chief Revenue Officer, 59
Amanda Gourbault has served as Chief Revenue Officer of the Company since December 7, 2021. Ms. Gourbault has more than 25 years of experience in the payments and security industry, leading global sales, products and services teams for the financial sector. Prior to joining the Company, Ms. Gourbault was Executive Vice President of the Financial Institutions Business Unit at IDEMIA, a global leader in payment cards and identity/security credentials. At IDEMIA, where Ms. Gourbault worked for 13 years, Ms. Gourbault was responsible for a global division with more than 2,600 employees, comprised of sales, marketing and product development teams, as well as for more than 30 card personalization centers worldwide that delivered more than $900 million in revenue per year. Ms. Gourbault is also Chair of the Compass for Life Foundation, helping disadvantaged children achieve their dreams. Ms. Gourbault holds a BA in Modern Languages from Durham University, England.
Adam Lowe, Chief Product & Innovation Officer, 40
Dr. Adam Lowe has served as the Company’s Chief Product & Innovation Officer since April 2022 after serving as Chief Innovation Officer since January 2020, having joined the Company as a Senior Materials Development Engineer in January 2014 and serving in several roles of increasing responsibility on the Company’s research and development team from May 2015 to January 2016, leading to promotion to Vice President, R&D in June 2018, and then Chief Innovation Officer in January 2020. In addition, he served as Adjunct Fellow at Syracuse University’s Forensic and National Security Sciences Institute from 2012 to 2018. Prior to joining the Company, he served as Principal Research Scientist from 2011 to 2013 at SRC, a not-for-profit research and development company. Dr. Lowe earned an MBA from the Cornell Johnson Graduate School of Management, a PhD in microbiology from Cornell University, and a degree in biology from Salisbury University.
Gregoire (Greg) Maes, Chief Operating Officer, 52
Gregoire (Greg) Maes joined the Company as Chief Operating Officer in January 2020, contributing 25 years of experience with several global card manufacturers. Before joining the Company, from 2014 to January 2020, he served as Global Chief Operating Officer for ABCorp, a leading provider of products and services for the commercial, financial, government & not-for-profit and healthcare sectors. Prior to that, he served as Service Center Operations Director Asia Pacific at Oberthur Technologies from 2013 to 2014, and as COO for ABnote Australia Pty Ltd from 2007 to 2013. Mr. Maes has a Chemistry and Physics degree from the Graduate School of Chemistry and Physics of Bordeaux, France.
Timothy Fitzsimmons, Chief Financial Officer, 62
Mr. Timothy Fitzsimmons has served as the Company’s Chief Financial Officer since July 2014, bringing more than 35 years of experience in accounting and finance. Prior to joining the Company, Mr. Fitzsimmons served from 2009 to July 2014 as President and founder of Your CFO & Controller LLC, a consulting firm. Prior to that, he was the Vice President Controller and Strategic Initiatives at Title Resource Group, a national title insurance agency and real estate closing coordination company. Prior to that, he was Chief Financial Officer of Vanguard Modular Building Leasing. Previously, he was Global Controller of GE Capital Modular Space Leasing, and Controller of North American operations for Gemplus Corporation, a plastic transaction card manufacturer. Mr. Fitzsimmons began his career with Coopers & Lybrand in New York City where he earned his CPA certificate in 1985. In 1989, he joined DataCard in Minneapolis, MN as part of the Corporate Finance team before becoming the Controller of Plastic Card Operations for DataCard North America in 1991. Four years later, Mr. Fitzsimmons joined GE Capital as Global Controller of their modular leasing business, earning his Six Sigma Blackbelt Certification and managing a global finance team. Mr. Fitzsimmons holds an MBA with a Finance concentration from Drexel University and a BS in Accounting from St. John’s University in New York.

Key Employees
Steven J. Feder, General Counsel and Corporate Secretary, 61
Mr. Steven J. Feder joined the Company as its full-time General Counsel and Corporate Secretary in April 2022, bringing over 35 years of corporate and commercial legal experience to the Company. Mr. Feder has been serving in that same capacity for the Company on a part-time basis since August 2014 as a member of the alternate legal services firm, GenCounsel, LLC, which Mr. Feder co-founded in 2009 in Philadelphia, Pennsylvania. Prior to founding GenCounsel, Mr. Feder was Senior Vice President, General Counsel and Secretary of Safeguard Scientifics, Inc. in Wayne, Pennsylvania from 2004 to 2007, and was previously a partner with the law firm of Pepper Hamilton LLP (now Troutman Pepper LLP) in Berwyn, Pennsylvania from 2000 to 2004, and had previously been associated with other law firms. From 1990 to 1995, Mr. Feder was corporate counsel for MEDIQ Incorporated, formerly an AMEX-listed diversified healthcare company. Mr. Feder holds a JD degree from the Temple University School of Law and a BS in Education from Temple University’s College of Education, both in Philadelphia, Pennsylvania.
Stacey Gutman, Chief Transformation Officer, 46
Ms. Stacey Gutman joined the Company as Chief Transformation Officer in February 2022, bringing over 21 years of corporate and start-up experience to the Company and a track record of effectively building, launching and managing new products, programs and partnerships. For the year prior to joining the Company full-time, Ms. Gutman served the company as a consultant focused on launching Arculus. In her position as Chief Transformation Officer, Ms. Gutman oversees three functional areas for the Company: Human Resources, Organizational Effectiveness, and Corporate Communications. Prior to the Company, Ms. Gutman led the external partnerships teams at two fast-growing, NY-based start-ups: Intersection, a smart cities technology company (from 2014 to 2018) and Catchafire, a tech-enabled social impact company (2019). Ms. Gutman also spent 13 years in the small business division at American Express working across all facets of the customer lifecycle, building new sales and distribution channels, transforming digital assets into revenue-generating platforms and forging large-scale partnerships. Ms. Gutman holds a BA in Economics from Amherst College in Amherst, MA.
Stephen Luft, Vice President, Global Head of Sales, 72
Mr. Stephen Luft has served as the Company’s Vice President, Global Head of Sales since February 2012. Before joining the Company, from 1997 to 2012 he served in various roles at OpSec Security, Inc., including as Director of Customer Solutions. Mr. Luft holds an MBA in International Business and Finance from Indiana University and a BS in International Economics from Georgetown University.
Lewis Rubovitz, Chief Strategy Officer, 51
Mr. Lewis Rubovitz has served as the Company’s Chief Strategy Officer since March 2022 and previously, the Company’s Vice President, Head of Strategy & Business Development since November 2018, bringing over 16 years of industry experience. Prior to joining the Company, he was VP Finance—Global Commercial Payments, Product Development, Marketing, and International at American Express from 2013 to 2018, prior to which he held several other positions at American Express. Before that, he served as a senior financial analyst at Revlon from 1999 to 2003, and as a senior sales and marketing analyst at CR Bard from 1996 to 1999. Mr. Rubovitz holds an MBA from the Stern School of Business at New York University, majoring in Marketing and Finance along with a BBA in Marketing from Emory University’s Goizueta Business School.

NON-EMPLOYEE DIRECTOR COMPENSATION
Compensation Program for Non-Employee Directors
Pursuant to the Board-approved annual compensation program for non-employee directors (the “Director Compensation Policy”), non-employee directors are paid an annual cash retainer and annual retainers for standing committee chair and members service, in each case, prorated for partial years of service, as reflected in the table below:
Annual Cash Compensation of Non-Employee Directors
The cash compensation program for eligible non-employee directors from January 2024 to September 2024 consisted of:
•	Board Member—$50,000
•	Audit Committee Chair—$20,000
•	Compensation Committee Chair—$15,000
•	Nominating and Corporate Governance Committee Chair—$10,000
•	Audit Committee Member—$10,000
•	Compensation Committee Member—$7,500
•	Nominating and Corporate Governance Committee Member—$5,000
In September 2024, the cash compensation program for eligible non-employee directors was changed to:
•	Board Member—$50,000
•	Audit Committee Chair—$25,000
•	Compensation Committee Chair—$15,000
•	Nominating and Corporate Governance Committee Chair—$10,000
Equity Compensation of Non-Employee Directors
From January 2024 to September 2024, the Company’s Director Compensation Policy provided that upon joining the Board, each eligible non-employee director received an initial equity award of RSUs with a value of $150,000, granted on the date such non-employee director began service on the Board (the “Initial Equity Award”). The Initial Equity Awards vested in full on the first anniversary of the date on which the award was granted. Additionally, the Director Compensation Policy provided that eligible non-employee directors were granted, on an annual basis, RSUs with a value of $150,000 effective on the date of each annual meeting (pro-rated for new directors based on their appointment date) (the “Annual Equity Award”). The Annual Equity Awards vested in full on the earlier of (i) the first anniversary of the date of grant or (b) the next annual meeting.
In addition, until September 2024, the Company provided a program for each eligible non-employee director to elect to convert his or her annual cash retainers into RSUs, or to defer receipt of his or her equity awards, or cash retainers, in accordance with the terms of the Company’s RSU Conversion and Deferral Program for Directors (the “Conversion and Deferral Program”).
Effective October 1, 2024, the Compensation Committee approved amendments to the Director Compensation Policy (the “Amended Director Compensation Policy”). The Amended Director Compensation Policy provides that upon joining the Board, each eligible non-employee director receives an initial equity award in the form of options to purchase shares of Class A Common Stock (“Options”), with a grant date value of $200,000 (the “Initial Option Award”). Additionally, the Amended Director Compensation Policy provides that eligible non-employee directors will be granted, on an annual basis, Options with a grant date value of $200,000 (the “Annual Option Award”). Eligible non-employee directors who join the Board after the annual meeting for the year of their appointment will receive a prorated portion of the Annual Option Award. The Options will vest in four equal annual installments over a four-year period commencing on the grant date and will have an exercise price per share equal to the fair market value of a share of Class A Common Stock at the time of grant. Eligible non-employee directors who were on the board prior to the effective date of the Amended Director Compensation Policy and who had received equity awards under the prior policy received Option grants with a grant date value of $50,000 (the difference between the value of the Annual Option Award and the Annual Equity Award), prorated for the portion of the year from the adoption of the Amended Director Compensation Policy and the Annual Meeting (the “Continuing Director Uplift Grant”). Other than the committee chair retainer for the chairman of the Audit Committee, which was increased from $20,000 to $25,000 and the elimination of annual retainer fees for committee service (other than for the chair of each such committee), the annual cash retainers payable to eligible non-employee directors for board membership remain unchanged under the Amended Director Compensation Policy.
In connection with the adoption of the Amended Director Compensation Policy, the Compensation Committee approved the amendment and restatement of the Conversion and Deferral Program (as amended and restated, the “Option Conversion Program”). Pursuant to the Option Conversion Program, eligible non-employee directors may elect to convert 25, 50, 75, or 100% of their total annual cash compensation (including the annual cash retainer) into an Option with an equivalent grant date value. The deferral component of the prior program was terminated.

Director Compensation
The following table sets forth the compensation earned or paid to eligible non-employee directors for the year ended December 31, 2024.

Current Directors(1)	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(3)(4)(5)	All Other Compensation ($)(6)(7)	Total ($)
John D. Cote	2024	14,286	—	333,333	—	347,619
Joseph J. DeAngelo	2024	21,429	—	333,333	—	354,762
Paul S. Galant	2024	82,500	150,000	33,333	19,721	285,554
Brian F. Hughes	2024	95,625	150,000	33,333	—	278,958
Mark R. James	2024	17,143	—	333,333	—	350,476
Dr. Krishna Mikkilineni	2024	10,054	—	323,200	—	333,254
Jane J. Thompson	2024	90,000	150,000	33,333	21,544	294,877

Former Directors	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(3)(4)	All Other Compensation	Total ($)
Roger Fradin	2024	18,571	—	333,333	—	351,904
Mitchell Hollin	2024	50,625	150,000	—	—	200,625
Michele Logan	2024	37,500	150,000	—	—	187,500
Niloofar Razi Howe	2024	25,000	150,000	—	—	175,000

(1)
Information regarding compensation for Messrs. Wilk and Cote, each a director and also a named executive officer, is set forth in the “Executive Compensation—Summary Compensation Table” section below. Information regarding compensation for Mr. Thomas R. Knott, a director and employee, is set forth in the “Executive Compensation—Compensation Committee Interlocks” section below.

(2)
With respect to Messrs. Galant, Hollin and Hughes and Mses. Logan, Howe and Thompson, represents Annual Equity Awards with a grant date fair value of $150,000 computed in accordance with FASB ASC Topic 718.

(3)
The following table reflects the aggregate number of shares of Class A Common Stock subject to Stock Awards and Option Awards (with respect to Stock Awards, based on the closing market price of $12.73 of the Company’s Class A Common Stock on December 31, 2024; and with respect to the Option Awards, a strike price of $7.17 ($7.78 for Dr. Mikkilineni)) held by our non-employee directors that were outstanding as of December 31, 2024:

	Shares of Class A Common Stock underlying Stock Awards (#)	Shares of Class A Common Stock underlying Option Awards (#)
Current Directors
John D. Cote	—	46,490
Joseph J. DeAngelo	—	46,490
Paul S. Galant	11,783	4,649
Brian F. Hughes	11,783	4,649
Mark R. James	—	46,490
Dr. Krishna Mikkilineni	—	41,551
Jane J. Thompson	11,783	4,649
Former Directors
Roger Fradin	—	46,490
Mitchell Hollin	—	—
Michele Logan	—	—
Niloofar Razi Howe	—	—

(4)
With respect to Messrs. J. Cote, DeAngelo, James, and Fradin and Dr. Mikkilineni, represents (i) the Initial Option Award granted following the adoption of the Amended Director Compensation Policy, with a grant date fair value of $200,000, and (ii) each director’s pro-rated portion of the Annual Option Award, with a grant date fair value of $133,000 with respect to Messrs. J. Cote, DeAngelo, James and Fradin, and a grant date fair value of $123,200 with respect to Dr. Mikkilineni, each as computed in accordance with FASB ASC Topic 718.

(5)	With respect to Messrs. Galant and Hughes and Ms. Thompson, represents the Continuing Director Uplift Grants with a grant date fair value of $33,333 computed in accordance with FASB ASC Topic 718.
(6)
With respect to Mr. Galant, reflects the value of 2,908 shares of Class A Common Stock, based on the trailing volume-weighted average closing price of the Company’s Class A Common Stock on Nasdaq for the ninety (90) days preceding the dividend payment date. This dividend was paid to Mr. Galant in connection with the Company’s cash dividend pursuant to the terms of the Company’s Conversion and Deferral Program, which has been discontinued.

(7)
With respect to Ms. Thompson, reflects the value of 3,177 shares of Class A Common Stock, based on the trailing volume-weighted average closing price of the Company’s Class A Common Stock on Nasdaq for the ninety (90) days preceding the dividend payment date. This dividend was paid to Ms. Thompson in connection with the Company’s cash dividend pursuant to the terms of the Company’s Conversion and Deferral Program, which has been discontinued.

EXECUTIVE COMPENSATION
Compensation Summary
We are an “emerging growth company” (as defined in the Jumpstart Our Business Startups (“JOBS”) Act of 2012) and we have elected to comply with reduced public company reporting requirements relating to our executive compensation program. We may use these reduced reporting rules until December 31, 2026. However, we will cease to be an emerging growth company sooner if our public float exceeds $700 million and we become a “large, accelerated filer,” our annual gross revenues exceed $1.235 billion, or we issue more than $1.0 billion of non-convertible debt in any three-year period. We are also a “smaller reporting company” (as defined in Item 10(f)(1) of Regulation S-K). If we are still a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies.
In addition, the Company is not required to hold an advisory vote on executive compensation, but will do so when required.
In lieu of the full executive compensation information required by larger companies, we have included the following Compensation Summary to assist stockholders in understanding our executive compensation program by providing an overview of our executive compensation-related policies, practices, and decisions for 2024. This Compensation Summary explains how we determined the material elements of compensation for our CEO and other named executive officers, identified pursuant to SEC rules (“NEOs”). Our NEOs for 2024 were:
•	Jonathan C. Wilk, Chief Executive Officer;
•	David M. Cote, Executive Chairman and former Co-Chief Investment Officer; and
•	Dr. Adam Lowe, Chief Product & Innovation Officer.
Our Compensation Philosophy
Attracting and rewarding highly qualified executive talent and fostering a “results-oriented” culture focused on achievement of business and financial performance objectives is important to the Company. Our “pay for performance” philosophy rewards our executive officers for both short-term and long-term performance of the Company. Our competitive total compensation philosophy is reflected in the following key programs:
•	Market-competitive annual base salaries;
•	Annual cash incentives tied to financial performance;
•	Long-term incentives in the form of equity awards, with a significant component tied to financial performance; and
•	Market-competitive retirement and healthcare benefits.
We have designed our executive compensation program to reward our CEO and other NEOs at a level consistent with our overall financial performance and to provide compensation sufficient to attract, retain, and motivate them to exert their best efforts in the highly competitive markets in which we operate. The Compensation Committee reviews our executive compensation program annually.
Compensation Committee Interlocks
Compensation decisions are made by our Compensation Committee. Mr. Knott has served as a member of our Compensation Committee since the completion of the Resolute Transaction on September 17, 2024. Mr. Knott was employed by us as, and currently serves in the role of, our Chief Investment Officer, and received as total compensation for his service in fiscal 2024 salary of $155,770, annual bonus of $163,120 and $6,000,000 in the form of stock options to purchase shares of our Class A Common Stock with an exercise price of $13.82. The stock options were granted pursuant to our 2021 Equity Incentive Plan and vest in equal installments over a four-year period. Additionally, on February 28, 2025, upon the completion of the Spin-Off and the transfer of his employment to Resolute Holdings, we entered into a consulting agreement with Mr. Knott, under which Mr. Knott will be eligible to receive grants of restricted stock units or other equity incentive awards as determined by CompoSecure and will remain eligible to vest in equity incentive awards previously granted by CompoSecure, in exchange for his provision of certain consulting and advisory services with respect to executing strategic corporate transactions and related activities, and such other similar services as reasonably requested by CompoSecure.

Except as described above, none of our current or former executive officers or employees currently serves, or has ever served, as a member of our Compensation Committee and none of our executive officers has ever served as a member of a compensation committee (or committee serving an equivalent function) of any other entity whose executive officers served as a member of our Board.
Executive Compensation Best Practices
Our Compensation Committee strives to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. During 2024, our Compensation Committee used the following executive compensation policies and practices to drive performance and maximize our stockholders’ long-term interests:

WE DO	WE DON’T DO
Pay for Performance Our executive compensation programs use short-term and long-term incentive compensation awards tied to the achievement of strong financial performance.	No Guaranteed Bonuses We do not pay guaranteed minimum bonuses under our annual bonus plan.

Independence and Experience The Compensation Committee is comprised of a majority of independent directors who have extensive experience.	No Excessive Perquisites We do not provide excessive perquisites for our NEOs.

Independent Compensation Advisor The Compensation Committee selects and engages its own independent advisor.	No Defined Benefit Retirement Programs We do not offer defined benefit retirement plans or arrangements or nonqualified deferred compensation plans or arrangements.

Thoughtful Peer Group Analysis The Compensation Committee reviews external market data when making compensation decisions and regularly reviews our peer group with its independent compensation advisor.	No “Single Trigger” Severance Payments We do not have “single trigger” severance payments payable solely on account of the occurrence of a change in control event.

Annual Compensation Review
The Compensation Committee conducts an annual review of our executive compensation philosophy and strategy, including reviewing the peer group used for compensation comparative purposes.
No Excise Tax Gross-Ups We do not provide excise tax gross-ups to our NEOs for change in control and severance payments.

Emphasize Long-Term Equity The Compensation Committee uses equity awards to deliver long-term incentive compensation opportunities to our CEO and other NEOs.	No Hedging We prohibit our employees and our non-employee directors from hedging our equity securities without first obtaining the pre-approval of our General Counsel.

“Clawback” Policy
Our clawback policy requires recovery of incentive compensation in the event of a financial restatement resulting from the fraud or intentional misconduct of an executive officer or any other member of the Company’s senior leadership team.

Emphasis on Variable and Performance-Based Compensation
The annual compensation of our NEOs varies from year to year based on our financial results. Consistent with our overall compensation philosophy, our executive compensation program emphasizes “variable” pay over “fixed” pay and seeks to balance short-term and long-term incentives, as well as performance-based and time-based incentives. In 2024, the majority of the target total direct compensation of our CEO and NEOs consisted of variable pay, including cash incentives awarded under our annual bonus plan and long-term incentives in the form of equity awards. Our equity awards are in the form of restricted stock units and stock options that vest over a specified period of years and performance stock units, that vest upon the achievement of specified financial performance goals over multiple years. The value of our equity awards to our CEO and other NEOs, once vested, is variable based on our stock price. Fixed pay, primarily consisting of base salary, made up only approximately 18% of our CEO’s target total direct compensation in 2024, while variable pay, consisting of both annual and long-term incentives in the form of equity awards, made up approximately 82% of his target total direct compensation. With respect to our other NEOs, fixed pay made up approximately 17% of target total direct compensation in 2024, while variable pay made up approximately 83%. The allocations that applied to our CEO and other NEOs are set forth in the charts below.

Compensation-Setting Process
The Compensation Committee establishes our overall compensation philosophy and oversees our executive compensation program, and the compensation of our non-employee directors. The Compensation Committee has the authority to retain advisors, including compensation consultants, to assist in carrying out its responsibilities to determine the compensation of our CEO and other NEOs. The Compensation Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and updated as warranted, including during 2024. The charter is available on the Company’s corporate governance website at ir.composecure.com/corporate-governance/governance-overview.
While the Compensation Committee determines our overall compensation philosophy and recommends the compensation of our executive officers, it considers input from its compensation consultant, as well as our CEO and, after October 1, 2024, our Executive Chairman, to formulate recommendations and make decisions with respect to specific compensation decisions. The Compensation Committee determines and approves all decisions regarding executive compensation, including base salary levels, target annual cash bonus opportunities, actual cash bonus payments, and long-term incentive compensation in the form of equity awards for the NEOs, other than our CEO. For the CEO’s compensation, our Compensation Committee assesses and evaluates his compensation components and amounts and then makes a recommendation to the Board for approval of his compensation. The Compensation Committee meets on a regularly scheduled basis and at other times, as needed, and regularly reviews compensation matters with the Board.
Our CEO works closely with the Compensation Committee in determining the compensation of our other NEOs. Typically, our CEO reviews publicly available market compensation information prepared by the Compensation Committee’s compensation consultant for each of the other NEOs. The CEO then makes a recommendation to the Compensation Committee regarding compensation for the other NEOs. The Compensation Committee reviews and discusses this information and the recommendation of the CEO with its independent compensation consultant, and then determines whether or not to approve, reject or modify such compensation, as it deems appropriate. The CEO also works with the Compensation Committee to recommend the structure of our annual bonus program, to identify and develop financial performance objectives for the program, and to evaluate actual performance against the selected financial performance measures. Commencing September 17, 2024, our Executive Chairman also provided recommendations and guidance to the CEO and Compensation Committee with respect to the compensation of our NEOs and other executive officers. While the Compensation Committee considers the CEO’s and the Executive Chairman’s recommendations, as well as the competitive market analysis prepared by its compensation consultant, these recommendations and market data serve as only two of several factors in making its decisions with respect to the CEO’s and other NEOs’ compensation. Ultimately, the Compensation Committee applies its own business judgment and experience to determine the individual compensation elements and amount thereof for our CEO and other NEOs. Moreover, no executive officer (including the CEO or the Executive Chairman) participates in the determination of the amounts or elements of his or her own compensation.
Independent Compensation Consultant
Pursuant to its charter, the Compensation Committee has the authority to engage its own advisors, including compensation consultants, as it determines in its sole discretion, to assist in carrying out its responsibilities. The Compensation Committee makes all determinations regarding the engagement, fees, and services of these advisors, and any such advisor reports directly to the Compensation Committee. Until September 2024, pursuant to this authority, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”), a national compensation consulting firm, to provide information, analysis, and other assistance relating to our executive compensation program. The nature and scope of the services provided to the Compensation Committee by FW Cook until September 2024 were as follows:
•	provided recommendations for updating the compensation peer group;
•	provided advice with respect to compensation best practices and market trends, regulatory and legislative developments for executive officers and non-employee directors; and
•	conducted an analysis of the levels of overall compensation and each element of compensation for our executive officers (collectively, the “Consulting Services”).
FW Cook did not have authority to determine the ultimate compensation paid to executive officers or non-employee directors, and the Compensation Committee is under no obligation to utilize the information provided by FW Cook when making compensation decisions.
In September 2024, as part of its ongoing review of executive compensation practices, the Compensation Committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its independent compensation consultant, succeeding FW Cook. Semler Brossy will provide the Consulting Services (and any other relevant services, as needed) on an ongoing basis.
Since September 2024, representatives of Semler Brossy have regularly attended meetings of the Compensation Committee and also communicated with the Chairman of the Compensation Committee outside of meetings. The Compensation Committee considered the advice and recommendations received from Semler Brossy in making executive compensation decisions. Semler Brossy reports to the Compensation Committee rather than to management, although Semler Brossy may meet with members of management, including our CEO, to gather information on proposals that management may make to the Compensation Committee. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Semler Brossy did not provide services to us other than the advice provided to the Compensation Committee. The Compensation Committee has assessed the independence of Semler Brossy by taking into account, among other things, the various factors as set forth in Exchange Act Rule 10C-1 and the enhanced independence standards and factors set forth in the applicable listing standards of Nasdaq, and has concluded that its relationship with Semler Brossy and the work of Semler Brossy on behalf of the Compensation Committee has not raised any conflict of interest.

Compensation Peer Group
Given our unique history and business, the Compensation Committee believes that the competitive market for executive talent includes primarily other companies in related industries. Accordingly, it reviews compensation from a compensation peer group that consists of a carefully selected cross-section of public companies that are in the same or related industries with revenues and market capitalizations similar to ours. This data is supplemented with executive compensation survey data representing both public and private technology companies that are of similar size. The Company’s peer group for 2024, which was approved by our Compensation Committee in September 2023, consisted of:

Peer Group Selected by Compensation Committee for 2024*
Bakkt Holdings, Inc.	Cantaloupe, Inc.
Cass Information Systems, Inc.	CPI Card Group Inc.
Enova International, Inc.	EVERTEC, Inc.
Flywire Corporation	Green Dot Corporation
i3 Verticals, Inc.	International Money Express, Inc.
Katapult Holdings, Inc.	MoneyLion Inc.
NerdWallet, Inc.	Q2 Holdings, Inc.
Payoneer Global Inc.	Repay Holdings Corporation
Remitly Global, Inc.

*
As part of FW Cook’s annual reevaluation of the Company’s peer group, certain companies included in the 2023 peer group were removed for 2024 due to M&A activity and other factors that caused them to no longer meet the inclusion criteria.

This compensation peer group was used by the Compensation Committee in early 2024 in connection with its annual review of our executive compensation program. Specifically, the Compensation Committee reviewed the compensation data drawn from the compensation peer group, in combination with industry-specific compensation survey data, to develop a subjective representation of the “competitive market” with respect to current executive compensation levels and related policies and practices. The Compensation Committee then evaluated how our pay practices and executive officer compensation compared to the competitive market. This information is only one of several factors that the Compensation Committee considers, however, in making its decisions with respect to the compensation of our executive officers.
In September 2024, immediately following the Resolute Transaction, Mr. Wilk’s annual salary was increased, effective October 1, 2024, from $636,540 to $750,000, as a result of the Compensation Committee’s re-evaluation of peer group data and related factors (including the small asset manager peer group described below), including compensation rates set by the Compensation Committee for other employees hired to commence the development of the Company’s M&A capabilities. In September 2024, the Compensation Committee approved an additional small asset manager peer group which included the following companies, in light of the addition to the Company’s strategic priorities for 2025 of utilizing the Company’s core business ability to drive growth through accretive M&A transactions:

Additional Small Asset Manager Peer Group Selected by Compensation Committee
Affiliated Managers Group, Inc.	Artisan Partners Asset Management Inc.
Blue Owl Capital Inc.	Grosvenor Inc.
Hamilton Lane Incorporate	Janus Henderson Group PLC
P10, Inc.	Partners Group
StepStone Group Inc.	Victory Capital Holdings, Inc.
Virtus Investment Partners, Inc.

Compensation Programs
The primary elements of our executive compensation programs are:

Program	Purpose	Key Features
Base salary	Recognizes individual performance, level of experience and expertise, expected future performance and contributions	Competitive fixed compensation with actual base salaries evaluated and determined for each executive officer and individual position
Annual performance-based cash incentives	Rewards annual achievement of pre-established corporate net revenue and Adjusted EBITDA objectives	Motivates our CEO and other NEOs to contribute to the Company’s annual financial performance to drive value for shareholders
Long-term incentives	Rewards achievement of multi-year financial objectives designed to enhance long-term stockholder value and attract, retain, motivate, and reward our CEO and other NEOs over multiple years	RSUs, PSUs and Options

Base Salaries
In 2024, the Compensation Committee reviewed the base salaries of our CEO and Dr. Lowe, taking into consideration a competitive market analysis performed by its compensation consultant and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described above. Following this review, the Compensation Committee determined to adjust the base salaries of our CEO and Dr. Lowe, to levels it believed were appropriate to maintain their competitiveness, with the Board reviewing and approving the increase for our CEO. The base salary for Mr. Cote was set forth in his offer letter. The base salaries of our CEO and other NEOs for 2024 were:

NEO	2023 Base Salary	2024 Base Salary(1)(2)(3)(4)	Percentage Increase
Jonathan C. Wilk	$618,000	$660,100	7%
David M. Cote	—	$750,000	—
Dr. Adam Lowe	$437,750	$450,880	3%

(1)	These base salary increases were effective January 1, 2024, unless otherwise stated.
(2)	Mr. Wilk’s annual salary was increased, effective October 1, 2024, from $636,540 to $750,000.
(3)	Mr. Cote commenced employment with the Company on October 1, 2024.
(4)	The actual salaries paid during 2024 are set forth in the “—Summary Compensation Table” section below.
Annual Cash Bonuses
Our CEO and other NEOs were eligible to receive annual cash incentive bonuses under the 2024 Management Incentive Plan (the “2024 MIP”). We use annual cash incentive bonuses to motivate our CEO and other NEOs to drive continuous improvement year-over-year and enhance shareholder value, focusing on our short-term financial performance objectives. Consistent with our compensation philosophy, these annual incentive bonuses are intended to help us deliver a competitive total direct compensation opportunity. Annual cash bonuses are entirely Company performance-based, are not guaranteed, and may vary materially from year to year. Typically, the Compensation Committee establishes cash incentive bonus opportunities based on the achievement of annual financial performance measures. The cash incentive bonus plan is designed to pay above-target bonuses when we exceed our annual performance objectives and below-target bonuses, including potentially no payouts, when we do not achieve these objectives.
2024 MIP Design
In February 2024, pursuant to the 2024 MIP, the Compensation Committee adopted cash incentive bonus opportunities for our CEO and other NEOs based on 2024 financial performance measures of net revenues and

Adjusted EBITDA. For 2024, the target annual cash bonus opportunities for our CEO and other NEOs under the 2024 MIP, expressed as a percentage of annual base salary, were:

NEO	2024 Base Salary(1)(2)	Target Annual Cash Bonus Opportunity (As a % of Annual Base Salary)	Target Annual Cash Bonus Opportunity
Jonathan C. Wilk	$660,100	100%	$660,100
David M. Cote	$750,000	125%	$937,500
Dr. Adam Lowe	$450,880	60%	$270,530

(1)	Mr. Wilk’s annual salary was increased, effective October 1, 2024, from $636,540 to $750,000.
(2)	Mr. Cote commenced employment with the Company on October 1, 2024.
The performance measures used for determining payouts against target amounts under the 2024 MIP were net revenues weighted at 60% and Adjusted EBITDA weighted 40% (Adjusted EBITDA is a non-GAAP financial measure which is reconciled to GAAP net income in the Annual Report on Form 10-K accompanying this Proxy Statement). The Compensation Committee determined this allocation to be appropriate to focus our CEO and other NEOs on our short-term financial objectives, while at the same time recognizing their contributions to the achievement of these objectives and setting the expectation that they successfully execute their individual roles and responsibilities.
The payout scales for each performance metric were calibrated to pay the target annual cash bonus opportunity for achievement of the target performance level. For performance between threshold and target, payout percentages would be calculated using linear interpolation from the threshold payout percentage (50% of target) to the target payout. For performance above target and below maximum, payout percentages would be calculated using linear interpolation from the target to the maximum payout percentage (200% of target). For results below threshold performance, the payout percentage for that performance metric would be 0%. For results at or above maximum, the payout percentage for that performance metric was capped at 200%.
In February 2025, the Compensation Committee assessed the Company’s actual financial performance for 2024 and determined that the payments under the 2024 MIP would be equal to 97% of the target bonus amounts for each participant. The Compensation Committee had the discretion to increase or decrease each NEO’s actual payment amount by ten percent (10%) to address other business priorities, including an assessment of each individual’s performance and impact to the results of their assigned corporate function. In their effort to recognize the performance and efforts of individuals with respect to their duties, the Compensation Committee determined that certain payments under the 2024 MIP should be adjusted. In addition, the Compensation Committee determined to increase Dr. Lowe’s annual bonus amount by five percent (5%) based on extraordinary performance. Based on these determinations, the Compensation Committee approved bonus payments for 2024 (paid in 2025) for our CEO and the other NEOs as follows (which also reflects rounding):

NEO	Target Annual Cash Bonus Opportunity	Payout Percentage	Actual Annual Cash Bonus Payment
Jonathan C. Wilk	$660,100	87%	$575,000
David M. Cote(1)	$234,375	87%	$203,900
Dr. Adam Lowe	$270,530	111%	$300,000

(1)	For 2024, Mr. Cote’s target annual cash bonus opportunity was prorated for the portion of the year he was employed by the Company.
The Compensation Committee periodically reviews and may adjust the Company’s annual cash bonus programs, including modifying the performance criteria that must be met by the Company and individual executive officers in order for bonuses to be earned. At its February 2025 meeting, the Compensation Committee approved a 2025 management incentive program, which included both quantitative and qualitative factors, all of which are subject to the Compensation Committee’s overall evaluation of the Company’s performance, and the CEO’s and each other NEO’s individual achievements, during 2025.

Long-Term Incentive Compensation
We deliver long-term incentive compensation in the form of equity awards to motivate our CEO and other executive officers, by providing them with the opportunity to build an equity interest in the Company and to align their interests with the long-term interests of our stockholders. In March 2024, pursuant to our 2021 Incentive Equity Plan (the “Equity Plan”), the Compensation Committee granted RSU awards and PSU awards in connection with our 2024 annual long-term incentive compensation program. The Compensation Committee believes that PSU awards which are earned upon achievement of multi-year financial objectives serve as an effective source of motivation to our CEO and Dr. Lowe to drive our financial performance over multiple years. In addition, PSU awards provide a direct link between compensation and stockholder returns. The Compensation Committee also believes that RSU awards provide a reward for growth in the value of our Class A Common Stock. Since their value increases with any increase in the value of the underlying shares, RSU awards provide an incentive to generate sustained lasting increases in the value of our stock over the long term. In addition, because they are subject to a multi-year vesting requirement and our employees (including our CEO and Dr. Lowe) must remain continuously employed by us through the applicable vesting dates to fully earn these awards, RSU awards serve our retention objectives. The Compensation Committee views equity awards, whether the awards are subject to time-based vesting requirements or are to be earned based on the attainment of specific performance objectives, as inherently variable since the grant date fair value of these awards may not necessarily be indicative of their value when, and if, the shares of our Class A Common Stock underlying these awards are delivered. The Compensation Committee also believes these awards enable us to attract and retain key talent and help to align the economic interests of our CEO and Dr. Lowe with the long-term interests of our stockholders.
Generally, in determining the size of the equity awards granted to our executive officers, the Compensation Committee takes into consideration the recommendations of our CEO (except with respect to his own equity award), as well as the factors described above. The Compensation Committee also considers the dilutive effect of our long-term incentive compensation practices and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value.
In March 2024, the Compensation Committee approved equity awards for our CEO and Dr. Lowe and recommended our CEO’s equity awards to the Board for approval, and the Board subsequently approved such equity awards. In determining the amount of each executive officer’s equity award, the Compensation Committee and Board, respectively, considered the peer group data prepared by the Compensation Committee’s compensation consultant concerning long-term and total direct compensation, the recommendations of our CEO (except with respect to his own equity award), as well as the existing equity holdings of each executive officer, including the current economic value of their unvested equity awards and the ability of these unvested holdings to satisfy the Company’s retention objectives and stock ownership guidelines.
The Compensation Committee determined that the annual equity awards granted to the CEO and Dr. Lowe in 2024 should consist of RSU grants and PSU grants. The PSU grants awarded in March 2024 as part of our CEO’s and Dr. Lowe’s annual equity awards represented approximately 33% of the total award value (subject to a maximum earned amount of 200% of the award), and RSU grants represented approximately 67% of the total award value. The Compensation Committee determined that these two types of equity awards provided the appropriate balance of long-term incentives. The Compensation Committee set rigorous financial performance award goals that ultimately serve to align management and our stockholders’ interest. The targets were set at a level the Compensation Committee determined to be competitively challenging, with the maximum payout requiring a higher level of financial performance. Further, the vesting of the PSUs is conditioned upon the CEO and Dr. Lowe remaining employed with the Company through the performance period, plus an additional vesting year. The RSUs granted to our CEO and Dr. Lowe vest over a three-year period in annual installments following the grant date, conditioned upon our CEO and Dr. Lowe remaining employed with the Company through the vesting period.
The March 2024 PSU awards are structured to be based entirely on a two-year financial performance period (2024 and 2025), plus a one-year additional vesting period so that they vest on a cliff basis, if at all, after three years based upon the achievement of a two-year financial performance targets. Depending on the level of achievement, no shares will be issuable if financial performance is below the threshold, and twice the number of target shares will be issuable if the maximum financial performance level is achieved.

In connection with the commencement of his employment, the Board, upon recommendation of the Compensation Committee, approved the grant of a sign-on award of Options to Mr. Cote with an aggregate grant date fair value equal to $6 million. The Options vest over a four-year period in equal annual installments on each anniversary of October 1, 2024.
The equity awards granted to our CEO and other NEOs in 2024 were as follows:

NEO	Restricted Stock Units(1)	Options(2)	Performance Stock Units (at Target, subject to 200% maximum)(1)
Jonathan C. Wilk	707,258	—	353,629
David M. Cote	—	837,037	—
Dr. Adam Lowe	221,773	—	110,886

(1)
For 2024, the number of shares subject to the RSU and PSU awards was calculated based on the volume weighted average closing price of our Class A Common Stock for the forty-five trading days prior to the approval date.

(2)
The number of shares subject to the sign-on Options granted to Mr. Cote was calculated by dividing the grant date fair value of Mr. Cote’s Options by the Black-Scholes value of the closing price of our Class A Common Stock on the date of grant.

The Compensation Committee periodically reviews and may adjust the Company’s long-term incentive compensation strategy, including modifying the financial performance award thresholds that must be met by the Company in order for our CEO and other NEOs to receive equity awards, as well as altering the structure, size, or composition of the awards. At its February 2025 meeting, the Compensation Committee approved the 2025 Long Term Incentive Compensation Plan (the “2025 LTIP”), which provides that RSU awards issued pursuant to the 2025 LTIP will vest in one-third increments on the third, fifth, and seventh anniversaries of the grant date. Additionally, all awards under the 2025 LTIP will consist exclusively of RSUs. The Compensation Committee decided to shift the 2025 LTIP to entirely long service-based vesting, in part, to simplify the structure of the program and to aid in the long-term retention of our executives and employees.
Health and Welfare Benefits
We provide other benefits to our CEO and other NEOs, on the same basis as all of our employees. These benefits include medical, dental, and vision insurance, disability insurance, life insurance, accidental death and dismemberment insurance, health savings accounts and health and dependent care flexible spending accounts. We also provide vacation and other paid holidays to all employees, including our executive officers. We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market, and our employees’ needs.
Perquisites and Other Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our CEO or other NEOs, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

Summary Compensation Table
The following table presents information regarding the compensation of the Company’s NEOs for services rendered during the fiscal years ended December 31, 2024 and 2023:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Jonathan C. Wilk President and Chief Executive Officer	2024	660,100	—	5,283,217	—	575,000	12,829	6,531,146
	2023	618,039	—	5,500,985	—	438,780	12,304	6,570,108
David M. Cote Executive Chairman and former Co-Chief Investment Officer	2024	155,770	—	—	6,000,000	203,900	—	6,359,670
	2023	—	—	—	—	—	—	—
Dr. Adam Lowe Chief Product and Innovation Officer	2024	450,880	12,346	1,656,639	—	287,654	4,179	2,411,698
	2023	437,774	—	1,375,248	—	186,482	9,143	2,008,647

Notes to Summary Compensation Table:
(1)	Reflects actual base salary amounts earned for 2024 and 2023.
(2)	Reflects a discretionary 5% increase in the 2024 MIP payment made by the Compensation Committee.
(3)
The Stock Award amounts reflected in the table represent the aggregate grant date fair value of the RSU awards and PSU awards, at target, computed in accordance with FASB ASC Topic 718. The fair value of RSUs and PSUs has been determined based on the closing price of the Company’s Class A Common Stock on the date of grant. At maximum PSU achievement (200% of target), the values reported above for 2024 for Mr. Wilk and Dr. Lowe would increase to $7,044,290 and $2,208,852, respectively. The below table contains more information regarding the stock awards for Class A Common Stock:

NEO	Date of Grant	Number of RSUs	Number of PSUs (at Target)
Jonathan C. Wilk	March 15, 2024(1)	707,258	353,629
	March 9, 2023(2)	523,903	261,952
David M. Cote	—	—	—
Dr. Adam Lowe	March 15, 2024(1)	221,773	110,886
	March 9, 2023(2)	130,976	65,488

Notes to Stock Awards table:
(1)
For 2024 reflects: (i) RSUs vesting ratably over three years, with one-third of the award vesting on each of January 1, 2025, January 1, 2026 and January 1, 2027 and (ii) PSUs which will vest over the applicable performance period, plus an additional year, based on the achievement of the financial performance targets over multiple years, as set forth in the governing award agreement, presented at target achievement and subject to a 200% maximum.

(2)
For 2023 reflects: (i) RSUs vesting ratably over three years, with one-third of the award vesting on each of January 1, 2024, January 1, 2025 and January 1, 2026 and (ii) PSUs which will vest over the applicable performance period, plus an additional year, based on the achievement of the financial performance targets over multiple years, as set forth in the governing award agreement, presented at target achievement and subject to a 200% maximum.

(4)
Reflects the aggregate grant date fair value of Option Awards in fiscal year 2024 computed in accordance with ASC 718 (see Note 9 of Notes to Consolidated Financial Statements included in Item 8 of Part II of our Annual Report on Form 10-K for fiscal year 2024 for a description of the assumptions used in that computation).

(5)	Reflects actual cash incentives for 2024 and 2023 earned pursuant to the 2024 MIP and 2023 MIP.
(6)	Reflects the Company's matching contributions made pursuant to the Company’s 401(k) plan.

Outstanding Equity Awards at December 31, 2024
The following table sets forth information concerning unexercised options and equity incentive plan awards which have not yet vested for the NEOs as of the end of our fiscal year ended December 31, 2024:

		Options			Stock Awards
NEO	Grant Date	Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(4)
Jonathan C. Wilk	3/15/2024	—	—	—	707,258	9,003,394	353,629	4,501,697
	3/8/2023	—	—	—	531,587	6,767,106	—	—
	3/16/2022	—	—	—	561,726	7,150,766	224,690	2,860,304
David M. Cote	10/1/2024	837,037	13.82	10/1/2034	—	—	—	—
Dr. Adam Lowe	3/15/2024	—	—	—	221,773	2,823,170	110,886	1,411,579
	3/8/2023	—	—	—	132,897	1,691,774	—	—
	3/16/2022	—	—	—	300,000	3,819,000	—	—

(1)
Represents RSUs and earned PSUs, which were granted on the dates shown. With respect to awards granted on March 16, 2022, RSUs vest in 1/4 installments on each anniversary of January 1, 2022. With respect to awards granted on March 8, 2023, the RSU portion vests 1/3 on each anniversary of January 1, 2023, and 69.6% of the target PSU portion was earned on January 1, 2025, and vests on January 1, 2026. With respect to the awards granted on March 15, 2024, the RSU portion vests 1/3 on each anniversary of January 1, 2024.

(2)
For 2023, represents RSUs plus earned PSUs at 69.6% performance achievement. The value reported for RSUs and PSUs was determined by multiplying the number of unvested units by the closing market price of $12.73 of the Company’s Class A Common Stock on December 31, 2024 (the last trading day of 2024).

(3)
For 2022, PSU awards granted on March 16, 2022 will vest over the applicable performance period based on the achievement of the provided performance targets. For 2024, represents PSUs (at target), which were granted on the dates shown, and may be earned based upon achievement of multi-year financial objectives, plus a one-year additional vesting period.

(4)
For Mr. Wilk and Dr. Lowe, the values reported for 2024 also include PSUs which are presented at target, subject to a 200% maximum. At maximum PSU achievement, the values reported above for the 2024 awards would increase for Mr. Wilk and Dr. Lowe to $9,003,394 and $2,823,157, respectively.

Agreements with Named Executive Officers
Employment Agreements with Mr. Wilk and Dr. Lowe
The Company has entered into employment agreements with Mr. Wilk and Dr. Lowe (each, an “Employment Agreement”; collectively, the “Employment Agreements”) through its wholly owned subsidiary CompoSecure, L.L.C., which generally contain the same terms and conditions for each of Mr. Wilk and Dr. Lowe, with exceptions noted below.
Under the terms of their Employment Agreements, each of Mr. Wilk’s and Dr. Lowe’s base salary and annual target bonus opportunity was set at the inception of the Employment Agreements, subject to adjustment, with payouts determined based on individual and/or company performance and determined as discussed above in “Executive Compensation—Compensation Programs—Base Salaries and Annual Cash Bonuses”. As more specifically described and set forth in the respective Employment Agreements, each of Mr. Wilk and Dr. Lowe received an initial restricted stock unit grant under the Equity Incentive Plan (each, a “Staking Grant”). Each of Mr. Wilk and Dr. Lowe is eligible to receive annual long-term incentive equity awards under the Company’s equity incentive plan.

The Employment Agreements contain certain rights of each of Mr. Wilk and Dr. Lowe and the Company to terminate such NEO’s employment, including a termination by the Company for “Cause” and a resignation by such NEO for “Good Reason” (each, as defined in the Employment Agreements), and specifies certain compensation following termination of employment.
Upon a termination of Dr. Lowe’s employment by the Company without Cause or by him with Good Reason, other than within two years of a Change in Control (as defined in the Employment Agreements, and which includes the Resolute Transaction), Dr. Lowe will be eligible to receive an amount equal to one times the sum of (i) his then-current annual base salary, plus (ii) target bonus for the year of termination, payable in installments over the one year period following the date of termination. Further, certain equity grants will vest pro-rata based on the date of termination (performance-vested equity, if any, will vest based on target performance). In addition, the Company will make a lump-sum payment to Dr. Lowe equal to his applicable costs of COBRA coverage for 12 months (“COBRA Payment”).
If Dr. Lowe’s employment is terminated by the Company without Cause or by him with Good Reason within two years of a Change in Control, in addition to the COBRA Payment, the Company will pay Dr. Lowe an amount equal to: (i) one times the sum of (A) his then-current annual base salary, plus (B) his target annual bonus for the year of termination; plus (ii) a pro-rata portion of his annual bonus for the year of termination based on actual performance for the applicable performance period. Further, all time-vested equity will become immediately vested and all performance-vested equity will vest based on actual performance as of the date of the applicable Change in Control.
With respect to Mr. Wilk, if he is terminated without Cause or he resigns with Good Reason, the Company will pay him an amount equal to: (i) two times the sum of (A) his then-current annual base salary, plus (B) his target annual bonus for the year of termination; plus (ii) a pro-rata portion of his annual bonus for the year of termination, based on actual performance for the applicable performance period (collectively, “Severance Payment”). If such termination occurs other than within two years of a Change in Control, the Severance Payment will be paid in installments over the one-year period following the date of termination; if such termination occurs within two years of a Change in Control, the Severance Payment will be paid in lump sum. Whether or not such termination without Cause or resignation with Good Reason occurs in connection with a Change in Control, the Company will make a lump-sum payment to Mr. Wilk equal to the applicable cost of COBRA coverage for 24 months. Additionally, aside from Mr. Wilk’s Staking Grant, which is discussed below, all time-vested equity will vest pro-rata based on the date of termination and all performance-vested equity will vest pro-rata based on target performance, unless the termination occurs within two years of a Change in Control, in which case time-vested equity will vest in full, and performance-vested equity will vest pro-rata based on actual performance as of the date of the Change in Control. Any portion of Mr. Wilk’s Staking Grant that vests based on time will vest in full, and any portion of Mr. Wilk’s Staking Grant that vests based on performance will vest pro-rata based on the timing of his termination during specified performance periods for each performance vesting milestone, and only upon the achievement of one or both such milestones by the end of their relevant performance periods.
With respect to Dr. Lowe, if he terminates due to Disability (as defined in the Employment Agreements), his Staking Grant will vest pro-rata based on the date of termination. If Dr. Lowe dies during his term of employment with the Company, all time-vested equity that was granted more than one year prior to the date of termination will vest pro-rata.
If Mr. Wilk terminates due to Disability, all time-vested equity (including time-vested Staking Grants) will vest pro-rata and performance-vested equity, other than the Staking Grants, will vest pro-rata based on target performance. Any portion of Mr. Wilk’s Staking Grant that vests based on performance will vest pro-rata based on the achievement of certain milestones as set forth in his Employment Agreement. If Mr. Wilk dies during his term of employment, all time-vested equity that was granted more than one year prior to the date of termination will vest pro-rata and performance-vested equity, other than the Staking Grants, that was granted more than one year prior to the date of termination will vest pro-rata based on target performance. Any portion of Mr. Wilk’s Staking Grant that vests based on performance will vest pro-rata based on the achievement of certain milestones as set forth in his Employment Agreement.

Each of Mr. Wilk and Dr. Lowe is subject to covenants not to compete with the Company or solicit its employees or customers during their employment and for a period of 24 months following their termination of employment for any reason.
Offer Letter with Mr. Cote
The Company entered into an offer letter with Mr. Cote in connection with the commencement of his employment on October 1, 2024. Pursuant to his initial offer letter, Mr. Cote was eligible to (i) receive an annual salary of $750,000, (ii) receive an annual cash bonus with a target bonus amount equal to 125% of base salary, (iii) receive a sign-on stock option award to purchase shares of our Class A Common Stock with a grant date fair value of $6 million, vesting 1/4 annually over four years, with full acceleration upon a termination by the Company without Cause (as defined in the offer letter), by Mr. Cote for Good Reason (as defined in the offer letter) or due to death or disability and (iv) eligibility to participate in our employee benefit programs. The offer letter subjects Mr. Cote to a confidentiality covenant and does not provide for any severance in the event of his involuntary termination. In connection with the Spin-Off (as defined in “Certain Relationships and Related Party Transactions—Spin-Off), Mr. Cote’s offer letter was amended and restated, and Resolute Holdings assumed the offer letter from the Company.
Retirement Benefits
The Company does not offer its employees non-qualified deferred compensation plans or defined benefit, pension or other similar plans. The only retirement benefits offered by the Company are through a tax-qualified 401(k) plan available to all full-time employees who have attained the age of 21 and completed 90 days of service, including our NEOs. This plan provides employees the opportunity to contribute a portion of their annual earnings, subject to limits set by the U.S. Internal Revenue Code of 1986, as amended, for retirement savings on a pre-tax basis. The Company matches 100% of the first 3% and then 50% of the next 2% of employee contributions, which are 100% vested upon deposit.
Compensation Recoupment Policy
The Company adopted the Compensation Recoupment Policy, a clawback policy with an effective date of October 2, 2023, in compliance with the final clawback rules adopted by the SEC and Nasdaq listing standards (“Clawback Rules”). This clawback policy generally provides for the mandatory recovery of erroneously awarded “incentive-based compensation” (as defined in the Clawback Rules) from current and former executive officers in the event that the Company is required to prepare an accounting restatement, in accordance with the Clawback Rules. A copy of this clawback policy is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. In connection with the adoption of the Compensation Recoupment Policy, the Board decided to apply such policy to the Company’s entire senior leadership team, representing an expansion beyond the requirements of the SEC and Nasdaq. In addition, the Board may, in appropriate cases, extend the clawback policy to additional officers (beyond our senior leadership team) if the Board learns of any action or omission by such officers that contributed to the Company having to restate all or a portion of its financial statements. In addition, the Board may, in appropriate cases (i) take such other actions as it deems necessary to remedy such action or omission and prevent its recurrence and (ii) dismiss the officer, authorize legal action for breach of fiduciary duty or take such other action to enforce the officer’s obligations to the Company as the Board determines appropriate.

PROPOSAL 2: AUTHORIZED STOCK INCREASE PROPOSAL
Background
Our Charter currently authorizes the Company to issue a total of 335,000,000 shares of capital stock, each with a par value of $0.0001 per share, consisting of (a) 325,000,000 shares of common stock (“Common Stock”), including (i) 250,000,000 shares of Class A Common Stock and (ii) 75,000,000 shares of Class B Common Stock, and (b) 10,000,000 shares of preferred stock (the “Preferred Stock”).
On March 31, 2025, our Board adopted resolutions approving an amendment to our Charter (for purposes of this proposal, the “Authorized Stock Increase Amendment”) to increase the number of authorized shares of Class A Common Stock from 250,000,000 shares to 1,000,000,000 shares, and correspondingly to increase the number of authorized shares of Common Stock from 335,000,000 shares to 1,010,000,000 shares. The Authorized Stock Increase Amendment would not affect the number of authorized shares of Preferred Stock. Currently, there are no shares of Preferred Stock issued and outstanding.
Our Board is recommending the proposed increase in the number of authorized shares of Class A Common Stock to provide adequate shares of Class A Common Stock for general corporate purposes following the completion of the Resolute Transaction, as further described below.
The Board determined that the Authorized Stock Increase Amendment is advisable and in the best interests of the Company and directed that the Authorized Stock Increase Amendment be submitted for adoption and approval by stockholders at the Annual Meeting.
Our Board’s Rationale and Recommendation
The Resolute Transaction was completed on September 17, 2024, and resulted in significant changes to our capital structure. In connection with the Resolute Transaction, the holders of all 51,908,422 then-outstanding shares of Class B Common Stock exchanged their shares of Class B Common Stock (and a corresponding number of Class B units in CompoSecure Holdings L.L.C., a wholly-owned subsidiary of the Company (“CompoSecure Holdings”)) for an equal number of shares of Class A Common Stock. As a result, the number of outstanding shares of Class A Common Stock outstanding increased nearly three-fold from approximately 30 million shares to approximately 82 million shares. Furthermore, following the Resolute Transaction, no shares of Class B Common Stock remained outstanding and our dual-class structure was eliminated.
As of the date of this Proxy Statement, there are 102,317,852 shares of Class A Common Stock issued and outstanding, and an aggregate of 26,076,351 equity awards outstanding and shares reserved for future issuance under our equity incentive plans, representing an aggregate total of approximately 10.4% of our authorized shares of Class A Common Stock. There are no shares of Class B Common Stock and no shares of Preferred Stock outstanding.
The increase in our authorized but unissued shares of Class A Common Stock as a result of the Authorized Stock Increase Amendment would enable the Board to issue additional shares of Class A Common Stock in its discretion from time to time for general corporate purposes, including, but not limited to, stock dividends and/or stock splits, expanding our business through mergers and acquisitions, providing equity incentives to employees, officers or directors, and the raising of additional capital. Such issuances would occur without further action or approval of our stockholders and would be subject to and limited by any rules or listing requirements of Nasdaq or of any other applicable rules or regulations. Without an increase in the number of authorized shares of Class A Common Stock, the Company may be constrained in its ability to raise capital in a timely fashion or at all, and we may lose important business opportunities, each of which could adversely affect our financial performance and growth. Our Board believes it is in the best interests of the Company and its stockholders to have authorized shares of Class A Common Stock available for all or any of these purposes, if needed.
As described elsewhere in this Proxy Statement, we entered into a Letter Agreement with Resolute Holdings, pursuant to which we have agreed to delegate by resolution of the Board authority to Resolute Holdings to approve issuances of our equity for M&A and equity awards, and issue our equity pursuant to those delegations. See “Certain Relationships and Related Party Transactions—Letter Agreement with Resolute.” Except for shares of Class A Common Stock issuable under the Letter Agreement and reserved for grant pursuant to our equity incentive plans, the Company does not currently have any other plans, agreements, commitments or understandings with respect to the issuance of the additional shares (or the currently authorized but unissued shares) of Class A Common Stock, nor do we currently have any plans, arrangements, commitments or understandings with respect to the issuance of any shares of Preferred Stock.
Approving the Authorized Stock Increase Amendment will not result in any dilution to current stockholders unless and until the Company issues additional shares of Class A Common Stock in the future. Our Board selected the size of the proposed increase to provide the Company with sufficient authorized shares for use for any of the purposes described above, as well as to provide the Company the ability to take advantage of other opportunities that may be available to the Company that would require the use of shares of Class A Common Stock without the cost and time that would be needed to seek further amendments to the current Charter. Any additional authorized shares of Class A Common Stock, if and when issued, would be part of our existing class of Class A Common Stock, and would have the same rights and privileges as the currently outstanding shares of Class A Common Stock.
For convenience, set forth in Annex 1 to this Proxy Statement is a form of the full Third Amended and Restated Certificate of Incorporation (the “Amended Charter”) that would be adopted should each of the Authorized Stock Increase Proposal and the Obsolete Provisions Removal Proposal be approved. Neither proposal is conditioned on or otherwise requires the approval of any other.
If the Authorized Stock Increase Amendment is not adopted and approved by our stockholders, it will not be filed with the Secretary of State of the State of Delaware and our authorized number of shares of Class A Common Stock will remain at 250,000,000.
Effective Date of Authorized Stock Increase Amendment
If our stockholders adopt and approve the Authorized Stock Increase Amendment, it will become effective on the date that it is filed with the Secretary of State of the State of Delaware, which we anticipate will be on or around May 28, 2025.
Reservation of Rights
Our Board reserves the right to not proceed with and to abandon the Authorized Stock Increase Amendment without further action by our stockholders at any time before the effectiveness of the filing of the Authorized Stock Increase Amendment with the Secretary of State of the State of Delaware.
Vote Required
For the vote standard applicable to this proposal, along with the effect of abstentions and broker non-votes, see “Questions and Answers—What vote is required to approve each proposal?” above.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF
THE AUTHORIZED STOCK INCREASE AMENDMENT.

PROPOSAL 3: OBSOLETE PROVISIONS REMOVAL PROPOSAL
Background
In connection with the completion of the Resolute Transaction on September 17, 2024, all shares of the Company’s Class B Common Stock were exchanged for shares of Class A Common Stock. Accordingly, as of the date of this Proxy Statement, there are no shares of Class B Common Stock outstanding, and the Company’s dual-class structure has been eliminated.
On March 31, 2025, our Board adopted resolutions approving amendments to the Charter (for purposes of this proposal, the “Obsolete Provisions Removal Amendments”) reflecting the elimination of the Company’s dual-class structure and deleting other obsolete provisions of the Charter. The Obsolete Provisions Removal Amendments, among other things, remove from the Charter all references to the Company’s Class B Common Stock, including references to the holders thereof and to holders of the Class B Units of CompoSecure Holdings, update the name of the Company to reflect its name following the completion of the Initial Business Combination in December 2021 (i.e., CompoSecure, Inc.), and remove obsolete references to the initial classification of the Board.
The Board determined that the Obsolete Provisions Removal Amendments are advisable and in the best interests of the Company and directed that the Obsolete Provisions Removal Amendments be submitted for adoption and approval by stockholders at the Meeting.
Our Board’s Rationale and Recommendation
Our Board believes that eliminating provisions of the Charter that are obsolete reflects proper corporate hygiene and minimizes the potential for future confusion regarding stockholder rights.
For convenience, set forth in Annex 1 to this Proxy Statement is a form of the full Amended Charter that would be adopted should each of the Obsolete Provisions Removal Proposal and the Authorized Stock Increase Proposal be approved. Neither Proposal is conditioned on or otherwise requires the approval of any other.
Effective Date of Obsolete Provisions Removal Amendment
If our stockholders adopt and approve the Obsolete Provisions Removal Amendments, they will become effective on the date that the Amended and Restated Charter reflecting the Obsolete Provisions Removal Amendments is filed with the Secretary of State of the State of Delaware, which we anticipate will be on or around May 28, 2025.
Reservation of Rights
Our Board reserves the right to not proceed with and to abandon the Obsolete Provisions Removal Amendments without further action by our stockholders at any time before the effectiveness of the filing of the Obsolete Provisions Removal Amendments with the Secretary of State of the State of Delaware.
Vote Required
For the vote standard applicable to this proposal, along with the effect of abstentions and broker non-votes, see “Questions and Answers—What vote is required to approve each proposal?” above.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF
THE OBSOLETE PROVISIONS REMOVAL AMENDMENTS.

PROPOSAL 4: EQUITY PLAN AMENDMENT PROPOSAL
We are seeking the approval of our stockholders of an amendment (the “Second Plan Amendment”) to the CompoSecure, Inc. 2021 Incentive Equity Plan (as amended from time to time, the “Incentive Equity Plan”) to (i) increase the number of shares of Class A Common Stock authorized for issuance to 30,754,854 shares (the “Share Reserve”), an increase of 4,678,503 shares, (ii) increase the level of the annual increase in the number of shares of Class A Common Stock added to the Share Reserve to 6% of all shares of Class A Common Stock outstanding as of the last day of the prior calendar year (the “Evergreen”), increased from 4% and (iii) extend the term of the Incentive Equity Plan, which currently expires on December 27, 2031, for a total of 10 years, which is an increase by approximately three and a half years, with a new expiration date of May 27, 2035. The Second Plan Amendment was recommended by the Compensation Committee and approved by the Board of Directors on February 8, 2025, subject to stockholder approval at the Annual Meeting. The Board previously approved the First Amendment to the Incentive Equity Plan (the “First Plan Amendment”), which modified the Incentive Equity Plan’s provisions pertaining to the Committee’s (as defined below) authority to delegate all or a part of its authority to the CEO or other person or body, as it deems appropriate, with respect to making certain equity awards; provided that such delegation is in compliance with applicable law and stock exchange requirements.
As of March 21, 2025, there were 26,076,351 shares of Class A Common Stock reserved for issuance under our Incentive Equity Plan, of which 8,498,789 shares remained available for future awards and 10,602,238 shares were subject to outstanding awards. After giving effect to the Second Plan Amendment, there will be 13,177,292 shares available for future awards under the Incentive Equity Plan, representing approximately 12.9% of our Class A Common Stock (on a fully diluted basis) as of April 3, 2025. The closing price of our Class A Common Stock as of April 3, 2025 was $10.62 per share, as reported by Nasdaq.
Our Board encourages shareholders to approve the Second Plan Amendment because the Board believes that equity compensation plays an important role in our compensation program. As set forth in the “Executive Compensation” section above, the Company has designed its compensation programs to: (i) provide compensation opportunities that will allow the Company to attract and retain talented executive officers who are essential to the Company’s success; (ii) provide compensation that motivates the executive officers to achieve corporate strategic objectives; (iii) reward superior financial and operational performance in a given year, over a sustained period and expectations for the future; (iv) place compensation at risk if performance goals are not achieved; and (v) align the interests of executive officers with the long-term interests of stockholders through stock-based awards.
Our Board believes that the proposed Share Reserve and Evergreen will provide a sufficient number of available shares of Class A Common Stock for future granting needs to help our Company achieve the purposes of the Incentive Equity Plan. Our Board reviewed our historical and prospective usage of equity to determine the number of shares we will most likely require for future compensation purposes. This review took into account shares remaining in the Incentive Equity Plan, potential shares that may become issuable in the future based on performance, including year-to-date accruals under our current programs, and the effect of new hires. Our Board also considered our prospective equity usage relative to our peers. If our stockholders approve the Second Plan Amendment, the increase in share limits and the extension of the term of the Incentive Equity Plan will be effective as of May 28, 2025. If our stockholders do not approve the Second Plan Amendment, the Incentive Equity Plan will remain in effect with the current reserve share limitation and the term of the Incentive Equity Plan will remain unchanged. The Company has not approved any awards that are conditioned upon stockholder approval of the Second Plan Amendment.
If the proposed Second Plan Amendment is approved, we will have the flexibility to continue to provide long-term incentive awards as a key component of our overall compensation program, which will improve our means of attracting and retaining executives and aligning the interests of key personnel with the interests of our stockholders.

Summary of the Incentive Equity Plan
The following is a summary of the material features of the Incentive Equity Plan, as amended by the First Plan Amendment and the Second Plan Amendment. This summary is qualified in its entirety by the full text of the Incentive Equity Plan. The full text of the Incentive Equity Plan is attached to this Proxy Statement as Annex 2, the First Plan Amendment is attached to this Proxy Statement as Annex 3 and the Second Plan Amendment is attached to this Proxy Statement as Annex 4.
Type of Awards. The Incentive Equity Plan provides for incentive compensation in the form of stock options (including non-statutory stock options and incentive stock options), stock appreciation rights (“SARs”), restricted stock awards, and restricted stock units, all of which may be granted to employees, including officers, non-employee directors, consultants and advisors of the Company and its affiliates.
Administration. The Incentive Equity Plan will be administered by the Compensation Committee or another committee appointed by the Board to administer the Incentive Equity Plan (and to the extent the Board does not appoint a committee, the Board can serve as the committee); provided that any grants to members of the Board must be authorized by a majority of the Board (counting all the Board members for purposes of a quorum, but only non-interested Board members for purposes of such majority approval). The Compensation Committee may delegate authority under the Incentive Equity Plan to one or more subcommittees as it deems appropriate. Subject to compliance with applicable law and stock exchange requirements, including Section 157(c) of the Delaware General Corporation Law, the Compensation Committee may delegate all or part of its authority to the Chief Executive Officer or other person or body, as it deems appropriate, with respect to grants to employees or key advisors. To the extent that the Board, a subcommittee, the CEO or other person or body administers the Incentive Equity Plan, references to the “Compensation Committee” herein and in the Incentive Equity Plan will be deemed to refer to the Board, such subcommittee, the CEO or such person or body, as applicable.
The Compensation Committee will have full power and express discretionary authority to administer and interpret the Incentive Equity Plan, to make factual determinations, and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Incentive Equity Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.
Shares Subject to the Plan. Subject to adjustment, the Incentive Equity Plan authorizes the issuance or transfer of up to 30,754,854 shares of the Class A Common Stock, plus the number of shares of Class A Common Stock underlying grants issued under the CompoSecure, L.L.C. Amended and Restated Incentive Equity Plan or under the Incentive Equity Plan that expire, terminate or are otherwise forfeited without being exercised. The Incentive Equity Plan contains an evergreen provision, pursuant to which, commencing with the first business day of each calendar year beginning in 2026, the aggregate number of shares of Class A Common Stock that may be issued or transferred under the Incentive Equity Plan shall be increased by 6% of the number of shares of Class A Common Stock outstanding as of the last day of the immediately preceding calendar year, or such lesser number of shares of Class A Common Stock as to be determined by the Compensation Committee.
If any options or SARs expire or are canceled, forfeited, exchanged, or surrendered without having been exercised, or if any stock awards, stock units, or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares of Class A Common Stock subject to such awards will again be available for purposes of the Incentive Equity Plan. If shares of Class A Common Stock are surrendered in payment of the exercise price of an option, the number of shares of Class A Common Stock available for issuance under the Incentive Equity Plan will be reduced only by the net number of shares actually issued by the Company upon such exercise and not by the gross number of shares as to which such option is exercised. Upon the exercise of any SAR under the Incentive Equity Plan, the number of shares of Class A Common Stock available for issuance will be reduced only by the net number of shares actually issued by the Company upon such exercise.
If shares of Class A Common Stock are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any grant or the issuance of Class A Common Stock under the Incentive Equity Plan, the number of shares of Class A Common Stock available for issuance will be reduced by the net number of shares issued, vested, or exercised under such grant, calculated in each instance after payment of such share withholding. If any awards are paid in cash, and not in shares of Class A

Common Stock, any shares of Class A Common Stock subject to such awards will also be available for future awards. If the Company repurchases shares of Class A Common Stock on the open market with the proceeds from the exercise price the Company receives from options, the repurchased shares will not be available for issuance under the Incentive Equity Plan.
Individual Limits for Non-Employee Directors. The maximum aggregate grant date value of shares of Class A Common Stock granted to any non-employee director in any one calendar year, taken together with any cash fees earned by such non-employee director for services rendered during the calendar year, shall not exceed $350,000 in total value; provided, however, that with respect to the year during which a non-employee director is first appointed or elected to the Board, the maximum aggregate grant date value of shares of Class A Common Stock granted to such non-employee director, taken together with any cash fees earned by such non-employee director for services rendered during such period, shall not exceed $750,000 in total value during the initial annual period.
Adjustments. In connection with stock splits, stock dividends, recapitalizations, and certain other events affecting Class A Common Stock, the Compensation Committee will make adjustments as it deems appropriate in: the maximum number of shares of Class A Common Stock reserved for issuance as grants; the maximum amount of awards that may be granted to any individual non-employee director in any year; the number and kind of shares covered by outstanding grants; the number and kind of shares that may be issued under the Incentive Equity Plan; the price per share or market value of any outstanding grants; the exercise price of options; the base amount of SARs; and the performance goals or other terms and conditions as the Compensation Committee deems appropriate.
Eligibility and Vesting. All employees and non-employee directors of the Company will be eligible to receive grants under the Incentive Equity Plan. In addition, consultants and advisors who perform services for the Company may receive grants under the Incentive Equity Plan. The Compensation Committee will (i) select the employees, non-employee directors, consultants and advisors to receive grants, and (ii) determine the number of shares of Class A Common Stock subject to a particular grant and the vesting and exercisability terms of awards granted under the Incentive Equity Plan. As of March 21, 2025, approximately 1,000 employees, 6 non-employee directors and approximately 7 consultants and advisors were eligible to participate in the Incentive Equity Plan.
Options. Under the Incentive Equity Plan, the Compensation Committee will determine the exercise price of the options granted and may grant options to purchase shares of Class A Common Stock in such amounts, as it determines. The Compensation Committee may grant options that are intended to qualify as incentive stock options under Section 422 of the Code, or non-qualified stock options, which are not intended to so qualify. Incentive stock options may only be granted to employees. Anyone eligible to participate in the Incentive Equity Plan may receive a grant of non-qualified stock options. The exercise price of a stock option granted under the Incentive Equity Plan cannot be less than the fair market value of a share of Class A Common Stock on the date the option is granted. If an incentive stock option is granted to a 10% stockholder of the total combined voting power of all classes of stock, the exercise price cannot be less than 110% of the fair market value of a share of Class A Common Stock on the date the option is granted. The aggregate number of shares of Class A Common Stock that may be issued or transferred under the Incentive Equity Plan pursuant to incentive stock options under Section 422 of the Code may not exceed 26,076,351 shares of Class A Common Stock.
The exercise price for any option is generally payable in cash. In certain circumstances as permitted by the Compensation Committee, the exercise price may be paid: by the surrender of shares of Class A Common Stock with an aggregate fair market value; on the date the option is exercised equal to the exercise price by payment through a broker in accordance with procedures established by the Federal Reserve Board; by withholding shares of Class A Common Stock subject to the exercisable option that have a fair market value on the date of exercise equal to the aggregate exercise price; or by such other method as the Compensation Committee approves.
The term of an option cannot exceed ten years from the date of grant, except that if an incentive stock option is granted to a 10% stockholder of the total combined voting power of all classes of the Company’s stock, the term cannot exceed five years from the date of grant. In the event that on the last day of the term of a non-qualified stock option, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of Class A Common Stock under the applicable insider trading policy, the term of the nonqualified option will be extended for a period of 30 days following the end of the legal prohibition, unless the Compensation Committee determines otherwise.

Except as provided in the grant instrument, an option may only be exercised while a participant is employed by or providing service to us. The Compensation Committee will determine in the grant instrument under what circumstances and during what time periods a participant may exercise an option after termination of employment.
Stock Awards. Under the Incentive Equity Plan, the Compensation Committee may grant stock awards. A stock award is an award of Class A Common Stock that may be subject to restrictions as the Compensation Committee determines. The restrictions, if any, may lapse over a specified period of employment or based on the satisfaction of preestablished criteria, in installments or otherwise, as the Compensation Committee may determine, including, but not limited to, restrictions based on the achievement of performance goals. Except to the extent restricted under the grant instrument relating to the stock award, a participant will have all the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares. Dividends with respect to stock awards that vest based on performance shall vest if and to the extent that the underlying stock award vests, as determined by the Compensation Committee. All unvested stock awards are forfeited if the participant’s employment or service is terminated for any reason, unless the Compensation Committee determines otherwise.
Stock Units. Under the Incentive Equity Plan, the Compensation Committee may grant stock units to anyone eligible to participate in the Incentive Equity Plan. Stock units represent hypothetical shares of Class A Common Stock. Stock units become payable on terms and conditions determined by the Compensation Committee, including specified performance goals, and will be payable in cash, shares of Class A Common Stock, or a combination thereof, as determined by the Compensation Committee. All unvested stock units are forfeited if the participant’s employment or service is terminated for any reason, unless the Compensation Committee determines otherwise.
Stock Appreciation Rights. Under the Incentive Equity Plan, the Compensation Committee may grant SARs, which may be granted separately or in tandem with any option. SARs granted in tandem with a non-qualified stock option may be granted either at the time the non-qualified stock option is granted or any time thereafter while the option remains outstanding. SARs granted in tandem with an incentive stock option may be granted only at the time the grant of the incentive stock option is made. The Compensation Committee will establish the base amount of the SAR at the time the SAR is granted, which will be equal to or greater than the fair market value of a share of Class A Common Stock as of the date of grant.
If an SAR is granted in tandem with an option, the number of SARs that are exercisable during a specified period will not exceed the number of shares of Class A Common Stock that the participant may purchase upon exercising the related option during such period. Upon exercising the related option, the related SARs will terminate, and upon the exercise of an SAR, the related option will terminate to the extent of an equal number of shares of Class A Common Stock. Generally, SARs may only be exercised while the participant is employed by, or providing services to, us. When a participant exercises a SAR, the participant will receive the excess of the fair market value of the underlying Class A Common Stock over the base amount of the SAR. The appreciation of an SAR will be paid in shares of Class A Common Stock, cash, or both.
The term of a SAR cannot exceed ten years from the date of grant. In the event that on the last day of the term of an SAR, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of Class A Common Stock under the applicable insider trading policy, the term of the SAR will be extended for a period of 30 days following the end of the legal prohibition, unless the Compensation Committee determines otherwise.
Other Stock-Based Awards. Under the Incentive Equity Plan, the Compensation Committee may grant other types of awards that are based on, or measured by, Class A Common Stock, and granted to anyone eligible to participate in the Incentive Equity Plan. The Compensation Committee will determine the terms and conditions of such awards. Other stock-based awards may be payable in cash, shares of Class A Common Stock or a combination of the two, as determined by the Compensation Committee.
Dividend Equivalents. Under the Incentive Equity Plan, the Compensation Committee may grant dividend equivalents in connection with grants of stock units or other stock-based awards made under the Incentive Equity Plan. Dividend equivalents entitle the participant to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding. The Compensation Committee will determine whether dividend equivalents will be paid currently or accrued as contingent cash obligations. Dividend equivalents may be paid in cash or shares of Class A Common Stock. The Compensation Committee will determine the terms and conditions of the dividend equivalent grants, including whether the grants are payable upon the achievement of specific performance goals. Dividend equivalents with respect to stock units or other stock-based awards that vest based on performance shall vest and be paid only if and to the extent that the underlying stock units or other stock-based awards vest and are paid as determined by the Compensation Committee.
Change of Control. If certain corporate transactions occur (as more specifically described in the Incentive Equity Plan) that constitute a change-in-control under the Incentive Equity Plan, unless the Compensation Committee determines otherwise, all outstanding grants that are not exercised or paid at the time of the change of control will be assumed by, or replaced with grants (with respect to cash, securities or a combination thereof) that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).
If there is a change of control and all outstanding grants are not assumed by, or replaced with grants that have comparable terms by, the surviving corporation, the Compensation Committee may (but is not obligated to) make adjustments to the terms and conditions of outstanding grants, including, without limitation, taking any of the following actions (or combination thereof) without the consent of any participant:
•
determine that outstanding options and SARs will accelerate and become fully exercisable and the restrictions and conditions on outstanding stock awards, stock units, and dividend equivalents immediately lapse in whole or part;

•	pay participants, in an amount and form determined by the Compensation Committee, in settlement of outstanding stock units or dividend equivalents;
•
require that participants surrender their outstanding stock options and SARs in exchange for a payment by us, in cash or shares of Class A Common Stock, equal to the difference between the exercise price and the fair market value of the underlying shares of Class A Common Stock; provided, however, if the per share fair market value of Class A Common Stock does not exceed the per share stock option exercise price or SARs base amount, as applicable, the participant will not be entitled to any payment upon surrender of the stock option or SAR and the Compensation Committee shall have the right to cancel any such option or SAR for no consideration; or

•
after giving participants an opportunity to exercise all of their outstanding stock options and SARs, terminate any unexercised stock options and SARs on the date determined by the Compensation Committee.

In general terms, a change of control under the Incentive Equity Plan occurs if:
•	a person, entity or affiliated group, with certain exceptions, acquires more than 50% of the then outstanding voting securities;
•
the Company merges into another entity, unless the holders of voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•	the Company merges into another entity and the members of the Board prior to the merger would not constitute a majority of the board of the merged entity or its parent;
•	the Company sells or disposes of all or substantially all of the assets of the Company;
•	the Company consummates a complete liquidation or dissolution; or
•	a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the incumbent directors.
Deferrals. The Compensation Committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of Class A Common Stock that would otherwise be due to the participant in connection with a grant under the Incentive Equity Plan. The Compensation Committee will establish the rules and procedures applicable to any such deferrals, consistent with the requirements of Section 409A of the Code.
Withholding. All grants under the Incentive Equity Plan are subject to applicable U.S. federal (including FICA), state, and local, foreign or other tax withholding requirements. The Compensation Committee may require participants or other persons receiving or exercising grants to pay an amount sufficient to satisfy such tax withholding requirements with respect to such grants, or the Compensation Committee may cause the Company to deduct from other wages and compensation paid to such participants the amount of any withholding taxes due with respect to such grant.
The Compensation Committee may permit or require that tax withholding obligations with respect to grants paid in Class A Common Stock be paid by having shares withheld up to an amount that does not exceed the participant’s applicable withholding tax rate for U.S. federal (including FICA), state, and local tax liabilities, or as otherwise determined by the Compensation Committee. In addition, the Compensation Committee may, in its discretion, and subject to such rules as the Compensation Committee may adopt, allow participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular grant.
Transferability. Except as permitted by the Compensation Committee with respect to non-qualified stock options, only a participant may exercise rights under a grant during the participant’s lifetime. Upon death, the personal representative or other person entitled to succeed to the rights of the participant may exercise such rights. A participant cannot transfer those rights except by will or by the laws of descent and distribution or, with respect to grants other than incentive stock options, pursuant to a domestic relations order. The Compensation Committee may provide in a grant instrument that a participant may transfer non-qualified stock options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws.
Amendment; Termination. The Board may amend or terminate the Incentive Equity Plan at any time, except that stockholders must approve an amendment if such approval is required in order to comply with the Code, other applicable laws or applicable stock exchange requirements. Unless terminated sooner by the Board or extended with stockholder approval, the Incentive Equity Plan will terminate on the day immediately preceding the tenth anniversary of the effective date of the Second Plan Amendment (i.e., May 27, 2035).
Stockholder Approval. Except in connection with certain corporate transactions, including stock dividends, stock splits, a recapitalization, a change of control, a reorganization, a merger, and a spin-off, stockholder approval is required (i) to reduce the exercise price or base price of outstanding stock options or SARs, (ii) to cancel outstanding stock options or SARs in exchange for the same type of grant with a lower exercise price or base price and (iii) to cancel outstanding stock options or SARs that have an exercise price or base price above the current price of a share of Class A Common Stock, in exchange for cash or other securities, each as applicable.
Establishment of Sub-Plans. The Board may, from time to time, establish one or more sub-plans under the Incentive Equity Plan to satisfy applicable blue sky, securities or tax laws of various jurisdictions. The Board may establish such sub-plans by adopting supplements to the Incentive Equity Plan setting forth limitations on the Compensation Committee’s discretion and such additional terms and conditions not otherwise inconsistent with the Incentive Equity Plan as the Board deems necessary or desirable. All such supplements will be deemed part of the Incentive Equity Plan, but each supplement will only apply to participants within the affected jurisdiction, and will not be required to provide copies of any supplement to unaffected participants.
Clawback. Subject to applicable law, the Compensation Committee may provide in any grant instrument that if a participant breaches any restrictive covenant agreement between the participant and us, or otherwise engages in activities that constitute cause (as defined in the Incentive Equity Plan) either while employed by, or providing services to, the Company or within a specified period of time thereafter, all grants held by the participant will terminate, and the Compensation Committee may rescind any exercise of an option or SAR and the vesting of any other grant and delivery of shares upon such exercise or vesting, as applicable on such terms as the Compensation Committee will determine, including the right to require that in the event of any rescission:
•	the participant must return the shares received upon the exercise of any option or SAR or the vesting and payment of any other grants; or
•
if the participant no longer owns the shares, the participant must pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (if the participant transferred the shares by gift or without consideration, then the fair market value of the shares on the date of the breach of the restrictive covenant agreement or activity constituting cause), net of the price originally paid by the participant for the shares.
The Compensation Committee may also provide for clawbacks pursuant to the Company’s Compensation Recoupment Policy. Payment by the participant will be made in such manner and on such terms and conditions as may be required by the Compensation Committee. The Company will be entitled to set off against the amount of any such payment any amounts that the Company otherwise owes to the participant.
Performance Measures
Under the Incentive Equity Plan, the grant, vesting, exercisability or payment of certain awards, or the receipt of shares of Class A Common Stock subject to certain awards, may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Compensation Committee at the time of grant. One or more of the following business criteria for the Company may be used by the Compensation Committee in establishing performance measures under the Incentive Equity Plan: cash flow; free cash flow; earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, adjusted earnings before interest, taxes, depreciation and amortization and net earnings); earnings per share; growth in earnings or earnings per share; book value growth; stock price; return on equity or average stockholder equity; total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; return on capital; return on assets or net assets; revenue, growth in revenue or return on sales; sales; expense reduction or expense control; expense to revenue ratio; income, net income or adjusted net income; operating income, net operating income, adjusted operating income or net operating income after tax; operating profit or net operating profit; operating margin; gross profit margin; return on operating revenue or return on operating profit; regulatory filings; regulatory approvals, litigation and regulatory resolution goals; other operational, regulatory or departmental objectives; budget comparisons; growth in stockholder value relative to established indexes, or another peer group or peer group index; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; improvement in workforce diversity; compliance requirements and compliance relief; safety goals; productivity goals; workforce management and succession planning goals; economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; merger and acquisitions; and other similar criteria as determined by the Compensation Committee. Performance goals may be established on an absolute or relative basis and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments. Relative performance may be measured against a group of peer companies, a financial market index or other objective and quantifiable indices.
Form S-8
Following the approval of the Second Plan Amendment, we intend to file with the SEC a registration statement on Form S-8 covering the additional shares of Class A Common Stock issuable under the Incentive Equity Plan.
U.S. Federal Income Tax Consequences
The following is a summary of certain U.S. federal income tax consequences of awards under the Incentive Equity Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.
Options. An optionee generally will not recognize taxable income upon the grant of a non-statutory option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares purchased over the exercise price. The Company generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any shares received upon exercise of an option will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.
Incentive stock options are eligible for favorable U.S. federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted, and it must be exercisable within ten years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized on the sale over the option price. Any additional amount realized will be taxed as long-term or short-term capital gain (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.
Stock Awards. A participant generally will not be taxed upon the grant of stock awards subject to restrictions, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the shares of stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares of stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Stock Units. In general, the grant of stock units will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Stock Appreciation Rights. A participant who is granted an SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. The Company generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares received upon exercise of an SAR will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Other Awards. With respect to other stock-based awards granted under the Incentive Equity Plan, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares or other property received will be ordinary income to the participant, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change of control may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be nondeductible by the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to certain covered employees designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, and the next three highly compensated executives of such corporation whose compensation is required to be disclosed in its proxy statement. Beginning in 2027, the number of individuals subject to the limitations imposed by Section 162(m) based on their annual compensation will expand to include an additional five most highly compensated employees, who may not be executive officers.
New Plan Benefits
The types and amounts of benefits that will be awarded under the Incentive Equity Plan, as amended by the Second Plan Amendment are not currently determinable. Awards granted under the Incentive Equity Plan, as amended by the Second Plan Amendment, are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. For information regarding our recent practices with respect to equity-based compensation under the Incentive Equity Plan, please see the “Executive Compensation—Summary Compensation Table” section, which includes certain information regarding awards granted to our named executive officers during fiscal year 2024, as well as the equity grants to our non-employee directors described under the “Non-Employee Director Compensation—Equity Compensation of Non-Employee Directors” section.
Plan Benefits
The following table sets forth the number of shares of our Class A Common Stock subject to stock options or other rights granted under the Incentive Equity Plan that have been received by or allocated as of March 21, 2025, to the following persons or groups (as adjusted for the February 28, 2025 spin-off):
(i)	our Chief Executive Officer;
(ii)	each of our other NEOs;
(iii)	our current executive officers as a group;
(iv)	all employees, other than current executive officers, as a group;
(v)	all non-employee directors as a group;
(vi)	each nominee for election as a director;
(vii)	each associate of any such director, executive officer or nominee; and
(viii)	each other person who received or is to receive 5% of the awards.

	Options Granted (#)	Restricted Stock Units Granted (#)	Performance Restricted Stock Units Granted (#)(1)
Jonathan C. Wilk (CEO and nominee)	—	1,409,756	1,702,800
David M. Cote	979,020	—	—
Dr. Adam Lowe	—	547,392	412,583
All current executive officers as a group	1,096,145	2,915,967	3,047,782
All employees (other than executive officers) as a group	1,396,141	2,580,060	796,025
All non-employee directors as a group	228,034	—	—
Each nominee for election as a director(2)	51,926	—	—
Each associate of any such director, executive officer or nominee	—	—	—
Each other person who received or is to receive 5% of the awards(3)	—	1,957,148	2,115,383

(1)	Reflects the number of shares of Class A Common Stock issuable assuming achievement of the maximum level of performance in respect of PSUs.
(2)	Reflects awards granted to Jane J. Thompson and John D. Cote.
(3)	Reflects awards granted to Mr. Wilk and Dr. Lowe.
Equity Compensation Plan Information
The following table summarizes the securities authorized for issuance pursuant to our equity compensation plans as of December 31, 2024.

Plan Category(1)	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(4)
Equity compensation plans approved by security holders	10,274,863	12.39	7,266,246
Equity compensation plans not approved by security holders	—	—	—
Total	10,274,863		7,266,246

(1)
Equity compensation plans approved by security holders consist of the Incentive Equity Plan and the CompoSecure, L.L.C. Amended and Restated Incentive Equity Plan. The Incentive Equity Plan is currently our only compensation plan pursuant to which equity awards are granted.

(2)
Includes (i) 6,216,661 shares of Class A Common Stock underlying outstanding RSUs, (ii) 1,755,531 shares of Class A Common Stock underlying outstanding PSUs, and (iii) 2,275,671 shares of Class A Common Stock issuable upon exercise of outstanding stock options. Amount assumes maximum level of performance in respect of outstanding PSUs.

(3)	Because there is no exercise price associated with RSUs, DSUs or PSUs, such equity awards were not included in the weighted-average exercise price calculation.
(4)	A total of 26,076,351 shares of Class A Common Stock were authorized for issuance pursuant to the terms of the Incentive Equity Plan.
Vote Required
For the vote standard applicable to this proposal, along with the effect of abstentions and broker non-votes, see “Questions and Answers—What vote is required to approve each proposal?” above.
Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE
APPROVAL OF THE SECOND AMENDMENT TO THE COMPOSECURE, INC. 2021 INCENTIVE
EQUITY PLAN PROPOSAL.

PROPOSAL 5: AUDITOR RATIFICATION PROPOSAL
Our Audit Committee has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, the Board has put this proposal before the stockholders because it believes that seeking stockholder ratification of the Audit Committee’s appointment of our independent registered public accounting firm is good corporate practice. This vote is only advisory, however, because the Audit Committee has the sole authority to retain and dismiss our independent registered public accounting firm. If the appointment of Grant Thornton LLP is not ratified, the Audit Committee will evaluate the basis for the stockholder vote when determining whether to continue the firm’s engagement. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions from stockholders. They also will have the opportunity to make a statement if they desire to do so.
Vote Required
For the vote standard applicable to this proposal, along with the effect of abstentions and broker non-votes, see “Questions and Answers—What vote is required to approve each proposal?” above.
Board Recommendation
After careful consideration, the Board determined that ratification of the Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for 2025 is advisable and in the best interests of the Company and its stockholders.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF
THE AUDIT COMMITTEE’S APPOINTMENT OF GRANT THORNTON LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025.
Principal Accounting Fees and Services
The following table summarizes the aggregate fees billed for professional services rendered to us by Grant Thornton LLP, our independent registered public accounting firm, during the fiscal years ended December 31, 2024 and 2023. All fees listed below were approved by our Audit Committee. A description of these fees and services follows the table.

	2024	2023
Audit Fees(1)	$660,000	872,500
Audit-Related Fees(2)	$172,000	199,000
Tax Fees(3)	$―	―
All Other Fees(4)	$254,429	85,215
TOTAL	$1,086,429	$1,156,715

(1)
Fees for audit services in 2024 and 2023 consisted of fees paid to Grant Thornton for professional services rendered for the audit and reviews of the Company’s consolidated annual and interim financial statements.

(2)
Audit-related fees consist of fees billed by Grant Thornton for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	There were no Tax fees billed by Grant Thornton for the fiscal year ended December 31, 2024.
(4)	Reflects audit fees billed by Grant Thornton relating to a 401(k) retirement plan sponsored by the Company and the Company’s previously-disclosed Spin-Off of Resolute Holdings.

Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee is exclusively authorized and directed to consider and, in its discretion, approve in advance all auditing services (including the fees and material terms thereof) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the PCAOB) proposed to be carried out for the Company by the independent auditors or by any other firm proposed to be engaged by the Company as its independent auditors. The Audit Committee delegates pre-approval authority to the Chair of the Audit Committee. In addition, the Chair may delegate pre-approval authority to one or more of the other members of the Audit Committee. Any pre-approval decisions by the Chair or member(s) to whom such authority is delegated shall be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditors to management.
Report of the Audit Committee
The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate it by reference therein.
The Audit Committee reviews our financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining our system of internal control over financial reporting. Our independent registered public accounting firm was engaged to audit and express opinions on the conformity of our financial statements to accounting principles generally accepted in the United States of America and on the effectiveness of our internal control over financial reporting.
The Audit Committee of the Board has:
•	Established a charter outlining the practices it follows, a copy of which can be found on our website at https://ir.composecure.com/corporate-governance/governance-overview.
•	Reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2024 with management;
•
Discussed with the Company’s independent registered public accounting firm the overall scope of, and plans for, its audit. The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•
Received written disclosures and a letter from Grant Thornton LLP regarding its independence as required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee, and the Audit Committee further discussed with Grant Thornton LLP their independence. The Audit Committee also considered the status of any pending litigation, taxation matters and other areas of oversight related to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Submitted by the members of the Audit Committee:
Joseph J. DeAngelo (Chair)
Brian Hughes
Dr. Krishna Mikkilineni

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
The Company has adopted a written related person transaction policy which provides that the Audit Committee shall review any transaction that the Company determines would be required to be publicly disclosed as a related party transaction by the rules of the SEC applicable to the Company. The policy provides that any transaction which would be required to be publicly disclosed as a related party transaction by the rules of the SEC will be evaluated by the Audit Committee, and whether the related person’s interest in a transaction is material for purposes of the SEC’s rules will be considered in light of all relevant facts and circumstances available and deemed relevant to the Audit Committee (or the Audit Committee Chair/chairman of the Board, as appropriate).
Indemnification Agreements
The Company’s Charter contains provisions limiting the liability of directors and provides that the Company will indemnify its directors and executive officers to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the Bylaws also require us to advance expenses incurred by our directors and officers. In addition, the Company has entered into indemnification agreements with its directors and officers. Each indemnification agreement provides for indemnification and advancement of expenses by the Company, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, officer, employee, or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, to the fullest extent permitted by the laws of the state of Delaware.
Resolute Transaction
On August 7, 2024, each of the Class B stockholders of the Company (including entities affiliated with each of LLR Capital Partners and Ms. Michele Logan) entered into a Stock Purchase Agreement (collectively, the “Purchase Agreements”), by and among Tungsten and the Class B stockholders party thereto (the “Selling Shareholders”). Pursuant to the terms of the Purchase Agreements, on September 17, 2024, the Selling Shareholders (i) exchanged all of their Class B Units of CompoSecure Holdings for shares of Class A Common Stock, and (ii) immediately thereafter sold to Resolute Compo Holdings, as Tungsten’s assignee, an aggregate of 49,290,409 shares of Class A Common Stock for a purchase price, paid with cash on hand, of $7.55 per share of Class A Common Stock (net of each Selling Shareholder’s pro rata portion of certain transaction expenses incurred by the Selling Shareholders). Accordingly, on September 17, 2024, Resolute Compo Holdings became the majority owner of the Company, having acquired approximately 60% of the shares of outstanding Class A Common Stock. Upon completion of the Resolute Transaction, all issued and outstanding shares of Class B Common Stock of the Company were cancelled. In connection with the completion of the Resolute Transaction, the Company entered into the Governance Agreement described below. Additionally, pursuant to their respective Purchase Agreements, Ms. Logan and CompoSecure Employee, L.L.C. agreed to vote their respective shares of Class A Common Stock received in connection with the Resolute Transaction in favor of the nominees of Resolute Compo Holdings for the Company’s Board.
Employment of Thomas Knott
The information appearing under “Executive Compensation―Compensation Committee Interlocks” with respect to Mr. Knott is incorporated by reference herein.
Letter Agreement with Resolute Compo Holdings
In connection with the Resolute Transaction, the Company entered into a Letter Agreement, dated August 7, 2024, with Tungsten (the “Letter Agreement”). Pursuant to the Letter Agreement, (i) the Board, acting upon the recommendation of a special committee of independent and disinterested directors (the “Special Committee”), adopted resolutions increasing the size of the Board to eleven (11) directors effective immediately prior to the closing of the Resolute Transaction, (ii) Mitchell Hollin and Michele Logan resigned as members of the Board, and David Cote, Thomas R. Knott, John Cote, Joseph J. DeAngelo and Mark James were appointed to the Board (at least two of whom had to qualify as an “independent director” pursuant to the Exchange Act and Nasdaq listing standards, such qualification subject to the confirmation thereof of the Special Committee), with Mr. David Cote to fill the vacancy created by Mr. Hollin and to hold office as a Class III director and Executive

Chairman of the Board for the remainder of Mr. Hollin’s term expiring at the Company’s annual meeting of stockholders to be held in 2027, and with Mr. Knott to fill the vacancy created by Ms. Logan and to hold office as a Class II director for the reminder of Ms. Logan’s term expiring at the Company’s annual meeting of stockholders to be held in 2026, (iii) subject to the terms of the Letter Agreement, the Company and the stockholders party thereto, effective September 17, 2024, terminated the existing Stockholders Agreement (as defined below), and (iv) subject to the terms of the Letter Agreement, each of the Company, Tungsten and Resolute Compo Holdings (on behalf of itself and its affiliates) entered into the Governance Agreement.
Governance Agreement
In connection with the Resolute Transaction, the Company, Tungsten and Resolute Compo Holdings entered into the Governance Agreement (the “Governance Agreement”), pursuant to which the Company, on the one hand, and Tungsten, together with Resolute and certain of its affiliates (collectively, “Investor”), on the other hand, shall take all reasonable actions within their respective control to (i) fix and maintain the number of directors that will constitute the whole Board at eleven (11) directors (amended on February 28, 2025 to ten (10) directors), (ii) maintain on the Board at all times no less than six (6) directors who each qualify as an “independent director” under the Exchange Act and the Nasdaq listing rules (collectively, the “Independent Directors”), as such individuals may be designated by the Nominating and Corporate Governance Committee, (iii) maintain on the Board at all times the then serving Chief Executive Officer of the Company (the “Executive Director”), (iv) maintain at all times a Nominating and Corporate Governance Committee that is comprised of a majority of Independent Directors, (v) maintain on the Board, for so long as Investor owns or holds (whether beneficially, of record or otherwise) at least 35% of the outstanding shares of Class A Common Stock, no less than six (6) designees of Investor (collectively, the “Stockholder Directors”), of whom two (2) shall qualify as Independent Directors and be subject to approval of the Nominating and Corporate Governance Committee, which approval shall not be unreasonably withheld (collectively, the “Stockholder-Designated Independent Directors”), and (vi) cause to be elected or appointed to the Board each such designated Independent Director (including the Stockholder-Designated Independent Directors, as applicable), each other Stockholder Director (as applicable) and the Executive Director.
In addition, the Governance Agreement provides for a twelve (12) month lock-up period, during which time Investor and its affiliates may not, subject to the terms of the Governance Agreement, sell, dispose of or otherwise Transfer (as defined in the Governance Agreement) any Voting Shares (as defined in the Governance Agreement), except for certain Permitted Transfers (as defined in the Governance Agreement). Additionally, the Governance Agreement provides for a twelve (12) month standstill period, during which time Investor and its affiliates, subsidiaries, or associates may not, amongst other matters and subject to the terms of the Governance Agreement, acquire, offer or propose to acquire, or participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) to acquire additional securities of the Company if such acquisition or participation in a group would result in Investor and its controlled affiliates owning securities of the Company representing more than that percentage of the total issued and outstanding shares of Class A Common Stock owned by Investor as of the effective date of the Governance Agreement. The Governance Agreement further prohibits, for a period of twenty-four (24) months following the effective date of the Governance Agreement and subject to the terms contained therein, (i) the Company and Investor from entering into any Rule 13e-3 Transaction (as defined in the Governance Agreement), and (ii) Investor or its affiliates from effecting any short-form merger with the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware. The Governance Agreement also provides that, unless and until the Governance Agreement is terminated, none of the Company, the Board or Investor will authorize, approve or ratify a voluntary delisting of the shares of Class A Common Stock from the Nasdaq stock exchange or voluntary deregistration of shares of Class A Common Stock under the Exchange Act, in either case, without the prior approval of a majority of the Independent Directors.
Contemporaneously with Mr. Fradin’s resignation as described below under “—Board Adviser Agreement,” in accordance with the Governance Agreement, we entered into a Waiver Agreement (the “Waiver Agreement”) with Investor, pursuant to which, subject to the terms and conditions contained therein, (i) each party waived the requirement under the Governance Agreement to maintain a board size of eleven directors and (ii) Investor waived its right under the Governance Agreement to designate a sixth director to the Board. Following the execution of the Waiver Agreement, the size of the Board was reduced from eleven to ten directors.
Agreements Related to the Spin-Off
On February 28, 2025, the Company completed the spin-off of Resolute Holdings, formerly an indirect, wholly owned subsidiary of the Company (the “Spin-Off”). The distribution of all shares of common stock, par value $0.0001 per share, of Resolute Holdings (the “Resolute Holdings Common Stock”) to holders of the Company’s Class A

Common Stock as a pro rata dividend occurred on February 28, 2025 (the “Distribution Date”), and Resolute Holdings began trading on Nasdaq on February 28, 2025 under the ticker symbol “RHLD.” Holders of the Company’s Class A Common Stock received one (1) share of Resolute Holdings Common Stock for every twelve (12) shares of Class A Common Stock held on February 20, 2025, the record date for the distribution.
In connection with the completion of the Spin-Off, we and/or CompoSecure Holdings entered into a Separation and Distribution Agreement, a Management Agreement and a U.S. State and Local Tax Sharing Agreement with Resolute Holdings. The following summaries of these agreements are qualified in their entirety by reference to the full agreements, each of which is filed with the SEC as an exhibit to the annual report.
Separation and Distribution Agreement
In connection with the completion of the Spin-Off, we entered into a Separation and Distribution Agreement with Resolute Holdings, pursuant to which we delivered 100% of the issued and outstanding shares of Resolute Holdings’ Common Stock to the distribution agent for the Spin-Off to effectuate the delivery of the shares of Resolute Holdings’ Common Stock to our stockholders by means of a pro rata dividend. The Separation and Distribution Agreement also set out the principal actions to be taken in connection with the Spin-Off, including the transfer of assets and assumption of liabilities and certain adjustments of existing CompoSecure equity awards, and establishes certain rights and obligations between us and Resolute Holdings following the Spin-Off, including procedures with respect to claims subject to indemnification, the exchange of information between us and Resolute Holdings, and tax and other matters. Additionally, pursuant to the Separation and Distribution Agreement, since the inception of Resolute Holdings on September 27, 2024, CompoSecure Holdings paid approximately $1.4 million in expenses on Resolute Holdings’ behalf, including approximately $0.5 million in 2024, and made cash contributions to Resolute Holdings in 2025 totaling approximately $11.1 million.
Management Agreement
In connection with the completion of the Spin-Off, CompoSecure Holdings entered into a Management Agreement with Resolute Holdings (the “Management Agreement”), pursuant to which Resolute Holdings is responsible for managing the day-to-day business and operations, and overseeing the strategy, of CompoSecure Holdings and its controlled affiliates. Pursuant to the Management Agreement, CompoSecure Holdings will pay to Resolute Holdings a quarterly management fee (the “Management Fee”), payable in arrears, in a cash amount equal to 2.5% of CompoSecure Holdings’ last 12 months’ Adjusted EBITDA, measured for the period ending on the fiscal quarter then ended, as defined in the Management Agreement. CompoSecure Holdings is also required to reimburse Resolute Holdings and its affiliates for their documented costs and expenses incurred on behalf of CompoSecure Holdings other than those expenses related to Resolute Holdings’ or their affiliates’ personnel who provide services to CompoSecure Holdings under the Management Agreement. Resolute Holdings will determine, in its sole and absolute discretion, whether a cost or expense will be borne by it or by CompoSecure Holdings. The Management Agreement has an initial term of 10 years and shall automatically renew for successive ten-year terms unless terminated in accordance with its terms. Each of CompoSecure Holdings and Resolute Holdings may terminate the Management Agreement upon the occurrence of certain other limited events, and in connection with certain of these limited events, Resolute Holdings has the right to require us to pay a termination fee, which may be paid in cash, shares of common stock or a combination of cash and stock. The Management Agreement also provides for certain indemnification rights in favor of Resolute Holdings, as well as certain additional covenants, representations and warranties. We have not paid any Management Fees to date, and expect that we will commence paying Management Fees in the second quarter of the fiscal year ending December 31, 2025, pro rata for the first quarter of the 2025 fiscal year.
U.S. State and Local Tax Sharing Agreement
In connection with the completion of the Spin-Off, we entered into the U.S. State and Local Tax Sharing Agreement with Resolute Holdings that governs the respective rights, responsibilities, and obligations of Resolute Holdings and us after the Spin-Off with respect to certain state and local tax matters in jurisdictions and for taxable periods in which Resolute Holdings is required to file tax returns on a consolidated, combined, unitary or other group basis with us (“Combined Returns”). Among other things, the U.S. State and Local Tax Sharing Agreement (i) allocates responsibility for the preparation and filing of Combined Returns and the payment of taxes due in connection therewith, (ii) determines the appropriate allocation of any such tax liability between us and Resolute Holdings, (iii) requires compensation to be paid by Resolute Holdings to us to the extent Resolute Holdings uses any tax attributes properly allocable to us to offset taxes otherwise allocable to Resolute Holdings, and vice versa, (iv) allocates responsibility for the conduct of tax contests arising with respect to Combined Returns and (v) ensures that the parties are aligned on cooperating and coordinating with respect to Combined Returns.
Letter Agreement with Resolute Holdings
In connection with the Spin-Off, we entered into a Letter Agreement with Resolute Holdings, pursuant to which we will (i) delegate by resolution of our Board the authority to Resolute Holdings to approve issuances of our equity for M&A and equity awards, (ii) issue our equity pursuant to those delegations, (iii) make customary representations, warranties and covenants in connection with any acquisition, business combination transaction or other transaction that is intended to qualify in whole or in part as a tax-free for U.S. federal income tax purposes, and is entered into, in each case, in accordance with the Management Agreement and (iv) make filings and deliver notices in connection with the performance of Resolute Holdings’ duties and obligations under the Management Agreement. The Letter Agreement is coterminous with the Management Agreement.
Consulting Agreements
On February 28, 2025, upon the completion of the Spin-Off and the transfer of his employment to Resolute Holdings, we entered into a consulting agreement with David M. Cote, under which Mr. Cote will be eligible to receive grants of restricted stock units or other equity incentive awards as determined by CompoSecure and will remain eligible to vest in equity incentive awards previously granted by CompoSecure, in exchange for his provision of certain consulting and advisory services with respect to executing strategic corporate transactions and related activities, and such other similar services as reasonably requested by CompoSecure. As described above under “Executive Compensation—Compensation Committee Interlocks,” we also entered into a similar agreement with Mr. Knott.
Board Adviser Agreement
On February 28, 2025, upon the completion of the Spin-Off, Roger Fradin resigned from the Board for personal reasons and not as a result of any disagreement with management or any matter relating to the Company’s operations, policies or practices. In connection with Mr. Fradin’s resignation, we entered into a Board Adviser Agreement with Fradin Consulting LLC (“Fradin Consulting”) and Resolute Holdings (the “Board Adviser Agreement”), effective as of the date of Mr. Fradin’s resignation, for a period of 12 months subject to automatic renewal for 12-month periods unless earlier terminated in accordance therewith. Pursuant to the Board Adviser Agreement, Mr. Fradin, as the representative of Fradin Consulting, will provide advisory services to our Board in exchange for which Fradin Consulting will receive an annual cash retainer fee of $50,000, payable quarterly in arrears, and Mr. Fradin, on behalf of Fradin Consulting, will be granted an annual award of options to purchase shares of CompoSecure common stock with a fair market value, as defined in the Third Amended and Restated CompoSecure, Inc. Non-Employee Director Compensation Policy, of $150,000.
Agreements Related to the Business Combination
Amended and Restated Registration Rights Agreement
Pursuant to the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) entered into by the Company and certain of the Company’s equityholders upon completion of the merger with Roman DBDR Tech Acquisition Corp. in December 2021 (the “Business Combination”), such equityholders hold registration rights with respect to the securities held by them. Roman Sponsor no longer owns any equity interests in the Company and, therefore, has no further registration rights under the Registration Rights Agreement. Stockholders holding registrable securities will be entitled to make a written demand for registration under the Securities Act of all or part of their registrable securities. Subject to certain exceptions, such stockholders will also have certain “piggy-back” registration rights with respect to registration statements filed by the Company, as well as additional rights to provide for registration of registrable securities on Form S-3 and any similar short-form registration statement that may be available at such time.
Stockholders Agreement
In connection with the Business Combination, the Company and certain holders of our Class A Common Stock entered into the Stockholders Agreement, dated December 27, 2021 (the “Stockholders Agreement”),

which provided for certain voting agreements, and, among other things, sets forth certain requirements regarding the composition of our Board. In connection with the Resolute Transaction, the Stockholders Agreement was terminated on September 17, 2024.
Tax Receivable Agreement
The Company is a party to a Tax Receivable Agreement (the “Tax Receivable Agreement”). The Tax Receivable Agreement provides for the payment by the Company to certain former holders of units of limited liability company membership interests (“CompoSecure Units”) in CompoSecure Holdings (the “TRA Parties”) of 90% of the benefits, if any, that the Company is deemed to realize (calculated using certain assumptions) as a result of (i) the Company’s allocable share of existing tax basis in the assets of CompoSecure, L.L.C. and its subsidiaries acquired (A) in the Business Combination and (B) upon sales or exchanges of CompoSecure Units after the Business Combination, (ii) certain increases in tax basis that occur as a result of (A) the Business Combination and (B) sales or exchanges of CompoSecure Units after the Business Combination, and (iii) certain other tax benefits, including tax benefits attributable to payments under the Tax Receivable Agreement. These tax attributes may increase (for tax purposes) the Company’s depreciation and amortization deductions and, therefore, may reduce the amount of tax that the Company would otherwise be required to pay in the future, although the IRS may challenge all or part of the validity of such tax attributes, and a court could sustain such a challenge. Such tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. Actual tax benefits realized by the Company may differ from tax benefits calculated under the Tax Receivable Agreement as a result of the use of certain assumptions in the Tax Receivable Agreement, including the use of an assumed weighted-average state and local income tax rate to calculate tax benefits. The payment obligations under the Tax Receivable Agreement are an obligation of the Company, but not of CompoSecure, L.L.C. The Company expects to benefit from the remaining 10% of realized cash tax benefits. For purposes of the Tax Receivable Agreement, the realized cash tax benefits will be computed by comparing the actual income tax liability of the Company to the amount of such taxes that the Company would have been required to pay had there been no existing tax basis and no tax basis adjustments, and had the Company not entered into the Tax Receivable Agreement. The actual and hypothetical tax liabilities determined in the Tax Receivable Agreement will be calculated using the actual U.S. federal income tax rate in effect for the applicable period and an assumed, weighted- average state and local income tax rate based on apportionment factors for the applicable period (along with the use of certain other assumptions). The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired, unless (i) the Company exercises its right to terminate the Tax Receivable Agreement for an amount based on the agreed payments remaining to be made under the agreement (as described in more detail below), (ii) the Company breaches any of its material obligations under the Tax Receivable Agreement in which case all obligations (including any additional interest due relating to any deferred payments) generally will be accelerated and due as if the Company had exercised its right to terminate the Tax Receivable Agreement, or (iii) there is a change of control of the Company, in which case the TRA Parties may elect to receive an amount based on the agreed payments remaining to be made under the Tax Receivable Agreement determined as described above in clause (i). Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The increase in the Company’s allocable share of existing tax basis and the tax basis adjustments, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the amount and timing of our income the Company is obligated to pay 90% of the cash tax benefits under the Tax Receivable Agreement as and when realized. If the Company does not have hypothetical taxable income, the Company is not required (absent a change of control or circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for a taxable year in which it does not have hypothetical taxable income because no cash tax benefits will have been realized. However, any tax attributes that do not result in realized benefits in a given tax year may be utilized to generate benefits in other tax years. The utilization of such tax attributes will result in cash tax benefits that will result in payments under the Tax Receivable Agreement.
There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual cash tax benefits that the Company realizes in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to the Company by CompoSecure, L.L.C. are not sufficient to permit the Company to make payments under the Tax Receivable Agreement after it has paid taxes. Certain late payments under the Tax Receivable Agreement generally will accrue interest at an uncapped rate equal to one year LIBOR (or its successor rate) plus 500 basis points. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of CompoSecure Units by the TRA Parties.

In addition, the Tax Receivable Agreement provides that upon certain changes of control, the Company’s (or its successor’s) obligations with respect to exchanged or acquired CompoSecure Units (whether exchanged or acquired before or after such transaction or all relevant tax attributes allocable to the Company at the time of a change of control), would be accelerated and the amounts payable would be based on certain assumptions, including whether the Company would have sufficient taxable income to fully utilize the deductions arising from the tax attributes that are subject to Tax Receivable Agreement. With respect to previously exchanged or acquired CompoSecure Units or all relevant tax attributes allocable to the Company at the time of a change of control, we would be required to make a payment equal to the present value (at a discount rate equal to the lesser of (i) 6.5% per annum and (ii) one year LIBOR, or its successor rate, plus 100 basis points) of the anticipated future tax benefits determined using assumptions (ii) through (v) of the following paragraph. See below for a description of the amendment to the Tax Receivable Agreement.
Furthermore, the Company may elect to terminate the Tax Receivable Agreement early by making an immediate payment equal to the present value of the anticipated future cash tax benefits with respect to all CompoSecure Units. In determining such anticipated future cash tax benefits, the Tax Receivable Agreement includes several assumptions, including that (i) any CompoSecure Units that have not been exchanged are deemed exchanged for the market value of the shares of Class A Common Stock at the time of termination, (ii) the Company will have sufficient taxable income in each future taxable year to fully realize all potential tax benefits, (iii) the Company will have sufficient taxable income to fully utilize any remaining net operating losses subject to the Tax Receivable Agreement on a straight line basis over the shorter of the statutory expiration period for such net operating losses or the five-year period after the early termination or change in control, (iv) the tax rates for future years will be those specified in the law as in effect at the time of termination, and (v) certain non-amortizable assets are deemed disposed of within specified time periods. In addition, the present value of such anticipated future cash tax benefits is discounted at a rate equal to the lesser of (i) 6.5% per annum and (ii) one year LIBOR, or its successor rate, plus 100 basis points. See below for a description of the amendment to the Tax Receivable Agreement.
As a result of the change of control provisions and the early termination right, the Company could be required to make payments under the Tax Receivable Agreement that are greater than or less than the specified percentage of the actual cash tax benefits that the Company realizes in respect of the tax attributes subject to the Tax Receivable Agreement (although any such overpayment would be taken into account in calculating future payments, if any, under the Tax Receivable Agreement) or that are prior to the actual realization, if any, of such future tax benefits. Also, the obligations of the Company would be automatically accelerated and be immediately due and payable in the event that the Company breaches any of its material obligations under the agreement and in certain events of bankruptcy or liquidation. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity.
Decisions made by the Company in the course of running our business may influence the timing and amount of payments that are received by an existing holder under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction generally will accelerate payments under the Tax Receivable Agreement and increase the present value of such payments. Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we will determine. The Company will not be reimbursed for any payments previously made under the Tax Receivable Agreement if the tax attributes subject to the Tax Receivable Agreement are successfully challenged by the IRS, although such amounts may reduce our future obligations, if any, under the Tax Receivable Agreement. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement in excess of the Company’s cash tax benefits.
On August 7, 2024, the Company and CompoSecure Holdings entered into the TRA Amendment with certain of the TRA Parties, pursuant to which the TRA Parties agreed to certain amendments for the benefit of the Company. In particular, the TRA Amendment amended the definition of “Change of Control” (as defined in the Tax Receivable Agreement) to forego the acceleration of certain payments that may have otherwise been payable to the TRA Parties by us as a result of the Resolute Transaction, provided that such TRA Parties shall retain their right to acceleration of payments upon any future change of control. The TRA Amendment also amended the “Early Termination Rate” (as defined in the Tax Receivable Agreement) by providing for an increase in the discount rate applicable to any future early termination payments pursuant to the Tax Receivable Agreement, resulting in a decrease in the amount of any such potential payments that the TRA Parties would otherwise be entitled to receive. The TRA Amendment became effective on September 17, 2024.

STOCKHOLDER PROPOSALS AND OTHER INFORMATION
Deadline for Submission of Stockholder Proposals and Recommendations for Director
Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for our 2026 annual meeting must be received by us no later than the close of business on December 19, 2025.
In order for a stockholder to nominate a person for election to the Board or bring other business before the 2026 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our Bylaws, which require that the stockholder deliver written notice to the Corporate Secretary and comply with the other requirements set forth in the Bylaws. Specifically, we must receive this notice not less than 90 days (February 27, 2026) and not greater than 120 days (January 28, 2026) prior to the first anniversary of the Annual Meeting. In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. Stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees under SEC Rule 14a-19 must comply with the applicable provisions of our Bylaws, as well as complying with the additional requirements of SEC Rule 14a-19, including the delivery of the notice required by SEC Rule 14a-19(b) by March 29, 2026. Any stockholder nomination or recommendation for director nominee must be submitted at c/o CompoSecure, Inc., 309 Pierce Street Somerset, New Jersey 08873, Attention: Corporate Secretary.
Annual Report
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is included with these proxy materials. A copy of our Annual Report on Form 10-K, including the financial statements included therein, is also available without charge on our website at www.composecure.com or upon written request to us at c/o CompoSecure, Inc., 309 Pierce Street Somerset, New Jersey 08873, Attention: Corporate Secretary.
Householding of Meeting Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. Under this process, stockholders of record who have the same address and last name will receive a single envelope containing the proxy materials for all stockholders having that address. The proxy materials for each stockholder will include that stockholder’s unique control number needed to vote his or her shares.
Upon written or oral request, the Company will deliver a separate copy of proxy materials to any stockholder at a shared address to which a single set of proxy materials was delivered and who wishes to receive separate sets in the future. Stockholders receiving multiple sets of proxy materials may likewise request that the Company deliver a single set of proxy materials in the future. Stockholders may notify the Company of their requests by calling the Company at its principal executive offices at (908) 518-0500 or writing to 309 Pierce Street Somerset, New Jersey 08873, Attention: Corporate Secretary.
If you are a beneficial owner, you can request information about householding from your broker, bank or nominee.
Expenses and Solicitation
All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. The Company may elect to engage outside professionals to assist it in the distribution and solicitation of proxies at a fee to be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

Other Matters
The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.
To the extent that information contained in this Proxy Statement is within the knowledge of persons other than our management, we have relied on such persons for the accuracy and completeness thereof.
This Proxy Statement and our Annual Report on Form 10-K is available in the “Investor Relations” section of our website at www.composecure.com. Alternatively, upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, we will mail, at no charge to the stockholder, a copy of our Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for the Company’s most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good faith representation that, as of the Record Date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to: CompoSecure, Inc., 309 Pierce Street, Somerset, New Jersey, 08873, Attention: Corporate Secretary.
If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.
Where you can find Additional Information
We are subject to the informational requirements of the Exchange Act, and are required to file reports, any proxy statements and other information with the SEC. Any reports, statements or other information that we file with the SEC, including this Proxy Statement, may be accessed from the SEC’s website on the Internet at www.sec.gov, free of charge. You may also obtain any reports, statements or other information that we file with the SEC by accessing our website at www.composecure.com or you may request such reports, statements or other information in writing or by telephone as follows:
COMPOSECURE, INC.
309 Pierce Street
Somerset, New Jersey 08873
Attention: Corporate Secretary
Telephone: (908) 518-0500
The information contained on our website or in any of our reports filed with the SEC shall not be deemed to be incorporated by reference into this Proxy Statement, except to the extent we specifically incorporate it by reference.
We have not authorized anyone to provide you with information that differs from that contained in this Proxy Statement. You should not assume that the information contained in this Proxy Statement is accurate as on any date other than the date of the Proxy Statement, and the mailing of this Proxy Statement to our stockholders shall not create any implication to the contrary.
Attendance at Annual Meeting
For instructions on how to attend the virtual Annual Meeting, please refer to www.virtualshareholdermeeting.com/cmpo2025. You are urged to authorize your proxy via the Internet, or, if you have requested paper copies of our proxy materials, complete, sign, date and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting.

By Order of the Board of Directors,

Steven J. Feder Corporate Secretary

Dated: April 18, 2025

Annex 1
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
COMPOSECURE, INC.

[•], 2025
CompoSecure, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
1. The name of the Corporation is “CompoSecure, Inc.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on August 21, 2020, and the Corporation’s original name at the time of the filing of its original certificate of incorporation was “Roman DBDR Tech Acquisition Corp.” The Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on November 5, 2020 and a Second Amended and Restated Certificate of Incorporation with the Secretary of the State of Delaware on December 27, 2021 (the “Second Amended and Restated Certificate”).
2. This Third Amended and Restated Certificate of Incorporation (this “Third Amended and Restated Certificate”) was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.
3. This Third Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of the State of Delaware.
4. This Third Amended and Restated Certificate restates, integrates and amends the provisions of the Second Amended and Restated Certificate. Certain capitalized terms used in this Third Amended and Restated Certificate are defined where appropriate herein.
5. The text of the Second Amended and Restated Certificate is hereby amended and restated in its entirety to read as follows:
ARTICLE I
NAME
The name of the corporation is CompoSecure, Inc. (the “Corporation”).
ARTICLE II
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.
ARTICLE III
REGISTERED AGENT
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.
ARTICLE IV
CAPITALIZATION
Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 1,010,000,000 shares, consisting of (a) 1,000,000,000 shares of Class A Common Stock (the “Common Stock”) and (b) 10,000,000 shares of preferred stock (the “Preferred Stock”).
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Section 4.2 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.
Section 4.3 Common Stock.
(a) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of Common Stock shall possess all voting power with respect to the Corporation. The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. The holders of shares of Common Stock shall at all times vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.
(b) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated Certificate (including any Preferred Stock Designation).
(c) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.
(d) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.
Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.
ARTICLE V
BOARD OF DIRECTORS
Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Third Amended and Restated Certificate or the Second Amended and Restated Bylaws of the Corporation (as amended from time to time, the “Bylaws”), the Board is hereby empowered to exercise all such powers and do
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all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Third Amended and Restated Certificate.
Section 5.2 Number, Election and Term.
(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.
(b) Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible, and designated Class I, Class II and Class III. At each annual meeting of the stockholders of the Corporation, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Directors shall be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of the Common Stock.
(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.
Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
Section 5.5 Preferred Stock Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Third Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.
ARTICLE VI
BYLAWS
In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law, by this Third Amended and Restated Certificate (including any Preferred Stock Designation), or by the Bylaws, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.
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ARTICLE VII
MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT
Section 7.1 Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or Executive Chairman of the Board, as applicable, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.
Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
Section 7.3 Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.
ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION
Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
Section 8.2 Indemnification and Advancement of Expenses.
(a) To the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (each, a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, ERISA excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Third Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
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(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Third Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.
ARTICLE IX
CORPORATE OPPORTUNITY
Section 9.1 Corporate Opportunity Waiver.
(a) The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Third Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.
(b) Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Third Amended and Restated Certificate (including any Preferred Stock Designation) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Third Amended and Restated Certificate, the Bylaws or applicable law.
ARTICLE X
BUSINESS COMBINATIONS
Section 10.1 Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL.
Section 10.2 Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination, at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any interested stockholder for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:
(a) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or
(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
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(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.
Section 10.3 Definitions. For purposes of this Article X, the term:
(a) “Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person.
(b) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
(c) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:
(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (A) with the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 10.2 is not applicable to the surviving entity;
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C) – (E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or
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(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
(d) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
(e) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, or (iii) an Affiliate or associate of any such person described in clauses (i) and (ii); provided, however, that the term “interested stockholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(f) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:
(i) beneficially owns such stock, directly or indirectly; or
(ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or
(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.
(g) “person” means any individual, corporation, partnership, unincorporated association or other entity.
(h) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.
(i) “voting stock” means stock of any class or series entitled to vote generally in the election of directors.
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ARTICLE XI
AMENDMENT OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Third Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Third Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. Notwithstanding anything to the contrary contained in this Third Amended and Restated Certificate, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Article V, Section 7.1, Section 7.3, Article VIII, Article IX, Article X and this Article XI may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this Third Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
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IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

COMPOSECURE, INC.

By:
Name:
Title:

[Signature Page to Third Amended and Restated Certificate of CompoSecure, Inc.]
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Annex 2
COMPOSECURE, INC.
2021 INCENTIVE EQUITY PLAN
Effective as of the Effective Date (as defined below), the CompoSecure, Inc. 2021 Incentive Equity Plan (as in effect from time to time, the “Plan”) is hereby established.
The purpose of the Plan is to provide employees of CompoSecure, Inc., a Delaware corporation formerly known as Roman DBDR Tech Acquisition Corp. (together with its successors, the “Company”), and its subsidiaries, certain consultants and advisors who perform services for the Company or its subsidiaries, and non-employee members of the Board of Directors of the Company, with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units, and other stock-based awards.
The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.
Section 1. Definitions
The following terms has the meanings set forth below for purposes of the Plan:
(a) “409A” means Section 409A of the Code.
(b) “Board” means the Board of Directors of the Company.
(c) “Cause” has the meaning given to that term in any written employment agreement, offer letter or severance agreement between the Employer and the Participant, or if no such agreement exists or if such term is not defined therein, and unless otherwise defined in the Grant Instrument, Cause means a finding by the Committee that the Participant (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to Persons not entitled to receive such information, (iv) has breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.
(d) “CEO” means the Chief Executive Officer of the Company.
(e) “Change of Control”, unless otherwise set forth in a Grant Instrument, shall be deemed to have occurred if:
(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a direct or indirect subsidiary of another Person and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares of such other Person representing more than 50% of the voting power of the then outstanding securities of such other Person;
(ii) The consummation of (A) a merger or consolidation of the Company with another Person where, immediately after the merger or consolidation, the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, in substantially the same proportion as ownership immediately prior to the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving Person would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, will not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving Person or (B) a sale or other disposition of all or substantially all of the assets of the Company;
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(iii) A change in the composition of the Board over a period of 12 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections, or threatened election contests, for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination; or
(iv) The consummation of a complete dissolution or liquidation of the Company.
The Committee may modify the definition of Change of Control for a particular Grant as the Committee deems appropriate to comply with 409A or otherwise. Notwithstanding the foregoing, if a Grant constitutes deferred compensation subject to 409A and the Grant provides for payment upon a Change of Control, then, for purposes of such payment provisions, no Change of Control shall be deemed to have occurred upon an event described in items (i) – (iv) above unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under 409A.
(f) “Class A Stock” means the Class A common stock, par value $0.0001 per share, of the Company.
(g) “Class B Stock” means the Class B common stock, par value $0.0001 per share, of the Company.
(h) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(i) “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan and to the extent the Board does not appoint a committee, the Board can serve as the Committee. The Committee shall consist of directors who are “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act and “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Class A Stock is at the time primarily traded.
(j) “Disability” or “Disabled” means, unless otherwise set forth in the Grant Instrument, a Participant’s becoming disabled within the meaning of the Employer’s long-term disability plan applicable to the Participant.
(k) “Dividend Equivalent” means an amount determined by multiplying the number of shares of Class A Stock subject to a Stock Unit or Other Stock-Based Award by the per-share cash dividend paid by the Company on its outstanding Class A Stock, or the per-share Fair Market Value of any dividend paid on its outstanding Class A Stock in consideration other than cash. If interest is credited on accumulated divided equivalents, the term “Dividend Equivalent” shall include the accrued interest.
(l) “Effective Date” means the effective date of the consummation of the merger contemplated by the Merger Agreement, subject to approval of the Plan by the stockholders of the Company.
(m) “Employed by, or providing service to, the Employer” or “Employed by, or provide service to, the Employer” means employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards, Stock Units, and Other Stock-Based Awards, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise. If a Participant’s relationship is with a subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant will be deemed to cease employment or service when the entity ceases to be a subsidiary of the Company, unless the Participant transfers employment or service to an Employer.
(n) “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.
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(o) “Employer” means the Company and its subsidiaries.
(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q) “Exercise Price” means the per share price at which shares of Class A Stock may be purchased under an Option, as designated by the Committee.
(r) “Fair Market Value” means:
(i) For so long as the Class A Stock is publicly traded, the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Class A Stock is a national securities exchange, the closing sales price during regular trading hours on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (B) if the Class A Stock is not principally traded on any such exchange, the last reported sale price of a share of Class A Stock during regular trading hours on the relevant date, as reported by the OTC Bulletin Board.
(ii) If the Class A Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be determined by the Committee through any reasonable valuation method authorized under the Code.
(s) “GAAP” means United States generally accepted accounting principles.
(t) “Grant” means an Option, SAR, Stock Award, Stock Unit or Other Stock-Based Award granted under the Plan.
(u) “Grant Instrument” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.
(v) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under Section 422 of the Code.
(w) “Key Advisor” means a consultant or advisor of the Employer who provides bona fide services to the Employer as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act of 1933, as amended.
(x) “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of April 19, 2021, by and among the Company, Roman Parent Merger Sub, LLC, a Delaware limited liability company, CompoSecure Holdings, L.L.C., a Delaware limited liability company, and certain other persons named therein and party thereto.
(y) “Non-Employee Director” means a member of the Board who is not an Employee.
(z) “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under Section 422 of the Code.
(aa) “Option” means an option to purchase shares of Class A Stock, as described in Section 6.
(bb) “Other Stock-Based Award” means any Grant based on, measured by or payable in Class A Stock (other than an Option, Stock Unit, Stock Award, or SAR), as described in Section 10.
(cc) “Participant” means an Employee, Key Advisor or Non-Employee Director designated by the Committee to participate in the Plan.
(dd) “Performance Goals” means performance goals that may include, but are not limited to, one or more of the following criteria: cash flow; free cash flow; earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, adjusted earnings before interest, taxes, depreciation and amortization and net earnings); earnings per share; growth in earnings or earnings per share; book value growth; stock price; return on equity or average stockholder equity; total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; return on capital; return on assets or net assets; revenue, growth in revenue or return on sales; sales; expense reduction or expense control; expense to revenue ratio; income, net income or adjusted net income; operating income, net operating income, adjusted operating income or net operating income after tax; operating profit or net operating profit; operating margin; gross profit margin; return on
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operating revenue or return on operating profit; regulatory filings; regulatory approvals, litigation and regulatory resolution goals; other operational, regulatory or departmental objectives; budget comparisons; growth in stockholder value relative to established indexes, or another peer group or peer group index; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; improvement in workforce diversity; compliance requirements and compliance relief; safety goals; productivity goals; workforce management and succession planning goals; economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; merger and acquisitions; and other similar criteria as determined by the Committee. Performance Goals applicable to a Grant shall be determined by the Committee, and may be established on an absolute or relative basis and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments. Relative performance may be measured against a group of peer companies, a financial market index or other objective and quantifiable indices.
(ee) “Person” means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.
(ff) “Restriction Period” has the meaning given that term in Section 7(a).
(gg) “SAR” means a stock appreciation right, as described in Section 9.
(hh) “Stock Award” means an award of Class A Stock, as described in Section 7.
(ii) “Stock Unit” means an award of a phantom unit representing a share of Class A Stock, as described in Section 8.
(jj) “Substitute Awards” has the meaning given that term in Section 4(c).
Section 2. Administration
(a) Committee. The Plan shall be administered and interpreted by the Committee; provided, however, that any Grants to members of the Board must be authorized by a majority of the Board (counting all Board members for purposes of a quorum, but only non-interested Board members for purposes of such majority approval). The Committee may delegate authority to one or more subcommittees, as it deems appropriate. Subject to compliance with applicable law and the applicable stock exchange rules, the Board, in its discretion, may perform any action of the Committee hereunder in any individual instance (without any need for any formal assumption of authority from the Committee). To the extent that the Board, a subcommittee or the CEO, as described below administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board or such subcommittee or the CEO.
(b) Delegation to CEO. Subject to compliance with applicable law and applicable stock exchange requirements, including Section 157(c) of the Delaware General Corporation Law, the Committee may delegate all or part of its authority and power to the CEO, as it deems appropriate, with respect to Grants to Employees or Key Advisors who are not executive officers under Section 16 of the Exchange Act.
(c) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom Grants shall be made under the Plan, (ii) determine the type, size, terms and conditions of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made and the duration of any applicable exercise period or Restriction Period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 17 below, (v) determine and adopt terms, guidelines, and provisions, not inconsistent with the Plan and applicable law, that apply to individuals residing outside of the United States who receive Grants under the Plan, and (vi) deal with any other matters arising under the Plan.
(d) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business
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as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all Persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
(e) Indemnification. No member of the Committee or the Board, and no employee of the Company shall be liable for any act or failure to act with respect to the Plan, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and the Board and any agent of the Committee or the Board who is an employee of the Company or a subsidiary against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such Person’s bad faith or willful misconduct.
Section 3. Grants
Grants under the Plan may consist of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9, and Other Stock-Based Awards as described in Section 10. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.
Section 4. Shares Subject to the Plan
(a) Shares Authorized. Subject to adjustment as described below in Sections 4(b) and 4(e) below, the aggregate number of shares of Class A Stock that may be issued or transferred under the Plan shall be 8,987,609 shares of Class A Stock plus the number of shares of Class A Stock underlying grants issued under the Company’s existing Amended and Restated Equity Compensation Plan that expire, terminate or are otherwise forfeited without being exercised. The aggregate number of shares of Class A Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options shall not exceed 8,987,609 shares of Class A Stock. Commencing with the first business day of each calendar year beginning in 2022, the aggregate number of shares of Class A Stock that may be issued or transferred under the Plan shall be increased by, (x) an amount of shares of Class A Stock equal to 4% of the aggregate number of shares of Class A Stock and Class B Stock outstanding as of the last day of the immediately preceding calendar year, or (y) such lesser number of shares of Class A Stock as may be determined by the Committee.
(b) Source of Shares; Share Counting. Shares issued or transferred under the Plan may be authorized but unissued shares of Class A Stock or reacquired shares of Class A Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited, terminated or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan. If shares of Class A Stock otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of shares of Class A Stock available for issuance under the Plan shall be reduced only by the net number of shares actually issued by the Company upon such exercise and not by the gross number of shares as to which such Option is exercised. Upon the exercise of any SAR under the Plan, the number of shares of Class A Stock available for issuance under the Plan shall be reduced by only by the net number of shares actually issued by the Company upon such exercise. If shares of Class A Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Grant or the issuance of Class A Stock thereunder, then the number of shares of Class A Stock available for issuance under the Plan shall be reduced by the net
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number of shares issued, vested or exercised under such Grant, calculated in each instance after payment of such share withholding. To the extent any Grants are paid in cash, and not in shares of Class A Stock, any shares previously subject to such Grants shall again be available for issuance or transfer under the Plan. For the avoidance of doubt, if shares are repurchased by the Company on the open market with the proceeds of the Exercise Price of Options, such shares may not again be made available for issuance under the Plan.
(c) Substitute Awards. Shares issued or transferred under Grants made pursuant to an assumption, substitution or exchange for previously granted awards of a company acquired by the Company in a transaction (“Substitute Awards”) shall not reduce the number of shares of Class A Stock available under the Plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Grants under the Plan and shall not reduce the Plan’s share reserve (subject to applicable stock exchange listing and Code requirements).
(d) Individual Limits for Non-Employee Directors. Subject to adjustment as described below in Section 4(e), the maximum aggregate grant date value of shares of Class A Stock subject to Grants granted to any Non-Employee Director during any calendar year, taken together with any cash fees earned by such Non-Employee Director for services rendered during the calendar year, shall not exceed $350,000 in total value; provided, however, that with respect to the year during which the Non-Employee Director is first appointed or elected to the Board, the maximum aggregate grant date value of shares of Class A Stock granted to such Non-Employee Director during the initial annual period, taken together with any cash fees earned by such Non-Employee Director for services rendered during such period, shall not exceed $750,000 in total value during the initial annual period. For purposes of this limit, the value of such Grants shall be calculated based on the grant date fair value of such Grants for financial reporting purposes.
(e) Adjustments. If there is any change in the number or kind of shares of Class A Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Class A Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Class A Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number and kind of shares of Class A Stock available for issuance under the Plan, the maximum amount of Grants which a Non-Employee Director may receive in any year, the number and kind of shares covered by outstanding Grants, the number and kind of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Class A Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control, the provisions of Section 12 shall apply. Any adjustments to outstanding Grants shall be consistent with Section 409A or Section 424 of the Code, to the extent applicable. The adjustments of Grants under this Section 4(e) shall include adjustment of shares, Exercise Price of Stock Options, base amount of SARs, Performance Goals or other terms and conditions, as the Committee deems appropriate. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.
Section 5. Eligibility for Participation
(a) Eligible Persons. All Employees and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.
(b) Selection of Participants. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Class A Stock subject to a particular Grant in such manner as the Committee determines.
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Section 6. Options
The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:
(a) Number of Shares. The Committee shall determine the number of shares of Class A Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.
(b) Type of Option and Exercise Price.
(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in Section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.
(ii) The Exercise Price of Class A Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Class A Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in Section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Class A Stock on the date of grant.
(c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in Section 424 of the Code, may not have a term that exceeds five years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option), the exercise of the Option is prohibited by applicable law, including a prohibition on purchases or sales of Class A Stock under the Company’s insider trading policy, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.
(d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
(e) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
(f) Termination of Employment or Service. Except as provided in the Grant Instrument, an Option may only be exercised while the Participant is Employed by, or providing services to, the Employer. The Committee shall determine in the Grant Instrument under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.
(g) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Class A Stock owned by the Participant and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Class A Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Committee and solely with respect to Nonqualified Stock Options, by withholding shares of Class A Stock subject to the exercisable Option, which have a Fair
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Market Value on the date of exercise equal to the Exercise Price, or (v) by such other method as the Committee may approve. Shares of Class A Stock used to exercise an Option shall have been held by the Participant for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.
(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Class A Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.
Section 7. Stock Awards
The Committee may issue or transfer shares of Class A Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:
(a) General Requirements. Shares of Class A Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based on the achievement of specific Performance Goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”
(b) Number of Shares. The Committee shall determine the number of shares of Class A Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.
(c) Requirement of Employment or Service. If the Participant ceases to be Employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Class A Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 15. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.
(e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific Performance Goals. Dividends with respect to Stock Awards that vest based on performance shall vest if and to the extent that the underlying Stock Award vests, as determined by the Committee. Dividends with respect to stock awards that are time-vested shall vest as determined by the Committee.
(f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.
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Section 8. Stock Units
The Committee may grant Stock Units, each of which shall represent one hypothetical share of Class A Stock, to an Employee, Non-Employee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:
(a) Crediting of Units. Each Stock Unit shall represent the right of the Participant to receive a share of Class A Stock or an amount of cash based on the value of a share of Class A Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.
(b) Terms of Stock Units. The Committee may grant Stock Units that vest and are payable if specified Performance Goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee may accelerate vesting or payment, as to any or all Stock Units at any time for any reason, provided such acceleration complies with 409A. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
(c) Requirement of Employment or Service. If the Participant ceases to be Employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Participant’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
(d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Class A Stock or any combination of the foregoing, as the Committee shall determine.
Section 9. Stock Appreciation Rights
The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option. The following provisions are applicable to SARs:
(a) General Requirements. The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to or greater than the Fair Market Value of a share of Class A Stock as of the date of grant of the SAR. The term of any SAR shall not exceed ten years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR, the exercise of the SAR is prohibited by applicable law, including a prohibition on purchases or sales of Class A Stock under the Company’s insider trading policy, the term shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.
(b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Class A Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Class A Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Class A Stock.
(c) Exercisability. A SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as specified by the Committee. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
(d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable
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for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
(e) Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Class A Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).
(f) Form of Payment. The appreciation in a SAR shall be paid in shares of Class A Stock, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Class A Stock to be received, shares of Class A Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.
Section 10. Other Stock-Based Awards
The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6 through 9) that are based on or measured by Class A Stock, to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of Performance Goals or other criteria or other conditions and may be payable in cash, Class A Stock or any combination of the foregoing, as the Committee shall determine.
Section 11. Dividend Equivalents
The Committee may grant Dividend Equivalents in connection with Stock Units or Other Stock-Based Awards. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Class A Stock, and upon such terms and conditions as the Committee shall determine. Dividend Equivalents with respect to Stock Units or Other Stock-Based Awards that vest based on performance shall vest and be paid only if and to the extent the underlying Stock Units or Other Stock-Based Awards vest and are paid, as determined by the Committee.
Section 12. Consequences of a Change of Control
(a) Assumption of Outstanding Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Grants that are not exercised or paid at the time of the Change of Control shall be assumed by, or replaced with grants (with respect to cash, securities, or a combination thereof) that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). An assumption or substitution of any Grants shall be done in a manner consistent with the provisions of Sections 409A and, if applicable, 424 of the Code. After a Change of Control, references to the “Company” or “Employer” as they relate to employment matters shall include the successor employer in the transaction, subject to applicable law.
(b) Other Alternatives. In the event of a Change of Control, if any outstanding Grants are not assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may (but is not obligated to) make adjustments to the terms and conditions of outstanding Grants, including, without limitation, taking any of the following actions (or combination thereof) with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Stock Options and SARs shall automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding Stock Awards, Stock Units and Dividend Equivalents shall immediately lapse; (ii) the Committee may determine that Participants shall receive a payment in settlement of outstanding Stock Units or Dividend Equivalents, in such amount and form as may be determined by the Committee; (iii) the Committee may require that Participants surrender their outstanding Stock Options and SARs in exchange for a payment by the Company, in cash or Class A Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Class A Stock subject to the Participant’s unexercised Stock Options and SARs exceeds the Stock Option Exercise Price or SAR base amount, and (iv) after giving Participants an opportunity to exercise all of their outstanding Stock Options and SARs, the Committee may terminate any or all unexercised Stock Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change of
Annex-2-10

Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Class A Stock does not exceed the per share Stock Option Exercise Price or SAR base amount, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Stock Option or SAR and shall have the right to cancel any such Stock Option or SAR for no consideration.
Section 13. Deferrals
The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with any Grant. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of 409A.
Section 14. Withholding of Taxes
(a) Required Withholding. All Grants under the Plan shall be subject to applicable United States federal (including taxes under the Federal Insurance Contributions Act (“FICA”)), state and local, foreign country or other tax withholding requirements. The Employer may require that the Participant or other person receiving Grants or exercising Grants pay to the Employer an amount sufficient to satisfy such tax withholding requirements with respect to such Grants, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Grants.
(b) Share Withholding. The Committee may permit or require the Employer’s tax withholding obligation with respect to Grants paid in Class A Stock to be satisfied by having shares withheld up to an amount that does not exceed the Participant’s applicable withholding tax rate for United States federal (including FICA), state and local, foreign country or other tax liabilities. The Committee may, in its discretion, and subject to such rules as the Committee may adopt, allow Participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular Grant. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount. Notwithstanding the foregoing, in no event will shares withheld to pay applicable taxes be withheld in excess of the amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid adverse financial accounting treatment).
Section 15. Transferability of Grants
(a) Nontransferability of Grants. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.
(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
Section 16. Requirements for Issuance or Transfer of Shares
No Class A Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Class A Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Class A Stock as the Committee shall deem necessary or advisable, and certificates representing such shares (or
Annex-2-11

book entries evidencing such shares) may be legended (or notated) to reflect any such restrictions. Certificates or book entries representing shares of Class A Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend or notation be placed thereon.
Section 17. Amendment and Termination of the Plan
(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.
(b) No Repricing of Options or SARs. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Class A Stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Class A Stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Stock Options or SARs to reduce the Exercise Price of such outstanding Stock Options or base price of such SARs, (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an Exercise Price or base price, as applicable, that is less than the Exercise Price or base price of the original Stock Options or SARs, or (iii) cancel outstanding Stock Options or SARs with an Exercise Price or base price, as applicable, above the current stock price in exchange for cash or other securities.
(c) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.
(d) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Participant with respect to such Grant unless the Participant consents or unless the Committee acts under Section 18(f). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 18(f) or may be amended by agreement of the Company and the Participant consistent with the Plan.
Section 18. Miscellaneous
(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Participant the same economic value as the prior options or rights.
(b) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
(c) Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.
(d) Rights of Participants. Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive a Grant under the Plan. Any Grant under the
Annex-2-12

Plan shall be a one-time award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future Grants under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.
(e) No Fractional Shares. No fractional shares of Class A Stock shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(f) Compliance with Law.
(i) The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Class A Stock under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that, to the extent applicable, Grants comply with the requirements of 409A. To the extent that any legal requirement of Section 16 of the Exchange Act, 409A or Section 422 of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act, 409A or Section 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.
(ii) The Plan is intended to comply with the requirements of 409A, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of 409A or (B) satisfies the requirements of 409A. If a Grant is subject to 409A, (I) distributions shall only be made in a manner and upon an event permitted under 409A, (II) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under 409A, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of 409A, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with 409A.
(iii) Any Grant that is subject to 409A and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Participant’s separation from service, if required by 409A. If a distribution is delayed pursuant to 409A, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of 409A.
(iv) Notwithstanding anything in the Plan or any Grant agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company or any subsidiary or affiliate of the Company have any responsibility or liability if a Grant does not meet any applicable requirements of 409A. Although the Company intends to administer the Plan to prevent taxation under 409A, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.
(g) Establishment of Subplans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem
Annex-2-13

necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Employer shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.
(h) Clawback Rights. Subject to the requirements of applicable law, the Committee may provide in any Grant Instrument that, if a Participant breaches any restrictive covenant agreement between the Participant and the Employer (which may be set forth in any Grant Instrument) or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within a specified period of time thereafter, all Grants held by the Participant shall terminate, and the Company may rescind any exercise of an Option or SAR and the vesting of any other Grant and delivery of shares upon such exercise or vesting (including pursuant to dividends and Dividend Equivalents), as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission, (i) the Participant shall return to the Company the shares received upon the exercise of any Option or SAR and/or the vesting and payment of any other Grant (including pursuant to dividends and Dividend Equivalents) or, (ii) if the Participant no longer owns the shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (or, in the event the Participant transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach of the restrictive covenant agreement (including a Participant’s Grant Instrument containing restrictive covenants) or activity constituting Cause), net of the price originally paid by the Participant for the shares. Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee. The Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer. In addition, all Grants under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.
(i) Governing Law; Jurisdiction. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of the Plan and Grants made hereunder shall be brought only in the United States District Court for the District of Delaware, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Delaware, and the jurisdiction of such court in any such proceeding shall be exclusive.
Annex-2-14

Annex 3
FIRST AMENDMENT TO THE
COMPOSECURE, INC. 2021 INCENTIVE EQUITY PLAN
COMPOSECURE, INC., a Delaware corporation (the “Company”), hereby adopts this first amendment (the “Amendment”) to the COMPOSECURE, INC. 2021 INCENTIVE EQUITY PLAN (the “Plan”), effective as of February 28, 2025.
WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has determined that it is advisable and in the best interests of the Company for the Company to amend the Plan on the terms set forth in this Amendment.
NOW THEREFORE, BE IT RESOLVED, that:
1.	The last sentence of Section 2(a) of the Plan is hereby deleted in its entirety and is replaced with the following:
“To the extent that the Board, a subcommittee, the CEO or other person or body, as described below, administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board, such subcommittee, the CEO or such person or body, as applicable.”
2.	Section 2(b) of the Plan is hereby deleted in its entirety and is replaced with the following:
“Delegation. Subject to compliance with applicable law and applicable stock exchange requirements, including Section 157(c) of the Delaware General Corporation Law, the Committee may delegate all or part of its authority and power to the CEO or other person or body, as it deems appropriate, with respect to Grants to Employees or Key Advisors.”
3.	This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.
4.	Except as expressly modified herein, all terms, provisions and conditions of the Plan shall remain in full force and effect.
Annex-3-1

Annex 4
SECOND AMENDMENT TO THE
COMPOSECURE, INC. 2021 INCENTIVE EQUITY PLAN
COMPOSECURE, INC., a Delaware corporation (the “Company”), hereby adopts this second amendment (the “Amendment”) to the COMPOSECURE, INC. 2021 INCENTIVE EQUITY PLAN (the “Plan”), effective as of [•], 2025.
WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has determined that it is advisable and in the best interests of the Company for the Company to amend the Plan on the terms set forth in this Amendment.
NOW THEREFORE, BE IT RESOLVED, that:
1.	Section 1 of the Plan is hereby amended to include the following definition:
“ ‘Second Amendment Effective Date’ means the date the Second Amendment to the Plan is approved by the stockholders of the Company.”
2.	Section 4(a) of the Plan is hereby deleted in its entirety and is replaced with the following:
“Shares Authorized. Subject to adjustment as described below in Sections 4(b) and 4(e) below, the aggregate number of shares of Class A Stock that may be issued or transferred under the Plan shall be 26,294,608 shares of Class A Stock plus the number of shares of Class A Stock underlying grants issued under the Company’s existing Amended and Restated Equity Compensation Plan that expire, terminate or are otherwise forfeited without being exercised. The aggregate number of shares of Class A Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options shall not exceed 26,294,608 shares of Class A Stock. Commencing with the first business day of each calendar year beginning in 2026, the aggregate number of shares of Class A Stock that may be issued or transferred under the Plan shall be increased by, (x) an amount of shares of Class A Stock equal to 6% of the aggregate number of shares of Class A Stock outstanding as of the last day of the immediately preceding calendar year, or (y) such lesser number of shares of Class A Stock as may be determined by the Committee.”
3.	Section 17(c) of the Plan is hereby deleted in its entirety and is replaced with the following:
“Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of the Second Amendment Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.”
4.	This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.
5.	Except as expressly modified herein, all terms, provisions and conditions of the Plan shall remain in full force and effect.
Annex-4-1

COMPOSECURE, INC.
309 PIERCE STREET
SOMERSET, NJ 08873

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 27, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V69779-P26344 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMPOSECURE, INC.

The Board of Directors recommends you vote FOR all of the nominees listed below:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Jane J. Thompson	☐	☐
1b. Jonathan C. Wilk	☐	☐
1c. John D. Cote	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V69780-P26344

COMPOSECURE, INC.
Annual Meeting of Stockholders
May 28, 2025 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned, revoking any prior proxies, hereby appoints Timothy Fitzsimmons and Steven J. Feder, and each of them, with full power of substitution, proxies to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/CMPO2025, on Wednesday, May 28, 2025 at 10:00 a.m., Eastern Time, and at any adjournments thereof, subject to any directions indicated on the reverse side of this card, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 18, 2025, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

If this Proxy is properly executed and returned, and not revoked, the shares it represents will be voted at the meeting in accordance with the choices specified on this proxy card. If no choice is specified, the shares will be voted by the proxies FOR the election of the nominees listed in Proposal 1 to serve as directors on the Board of Directors and FOR Proposal 2 to approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation and FOR Proposal 3 to approve an amendment to the Company's current Charter to remove obsolete provisions and FOR Proposal 4 to approve an amendment to the Company's 2021 Incentive Equity Plan and FOR Proposal 5 to ratify the appointment of Grant Thornton LLP as CompoSecure, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2025, and at their discretion on any other matter that may properly come before the meeting or any adjournments thereof.

Continued and to be signed on reverse side